Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292464

PROSPECTUS SUPPLEMENT NO. 2

(to prospectus dated January 7, 2026)

VSEE INC.

3,000,000 Shares of Common Stock

Up to 1,300,000 Shares of Common Stock Issuable Upon Exercise of the Series B Convertible Preferred Stock

Up to 19,672,130 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 9,836,065 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated January 7, 2026 (the “Prospectus”), with the information contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2026. Accordingly, we have attached such report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale by the selling stockholders named in this Prospectus (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) from time to time of up to an aggregate of 33,808,195 shares of our common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (i) 3,000,000 shares of Common Stock (the “Manatt Shares”) held by Manatt, Phelps & Phillips, LLP, (ii) up to 1,300,000 shares of Common Stock (the “Series B Shares”) issuable upon conversion of 2,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share and a stated value equal to $1,000 per share (subject to increase pursuant to the terms thereof) (the “Series B Preferred Stock”), held by Manatt, (iii) 9,836,065 shares of Common Stock (the “Armistice Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants held by Armistice, exercisable for $0.0001 per share (the “Armistice Pre-Funded Warrants”) and (iv) 19,672,130 shares of Common Stock (the “Armistice Warrant Shares” and together with the Series B Preferred Stock, the Manatt Shares, the Series B Shares and the Armistice Pre-Funded Warrant Shares, the “Securities”) issuable upon exercise of common warrants (the “Armistice Warrants”) held by Armistice. All of the shares of Common Stock registered hereunder, when sold, will be sold by the Selling Stockholders. The Armistice Warrants and Armistice Pre-Funded Warrants were issued in connection with a private placement transaction that closed on December 1, 2025 (the “Armistice Private Placement”). The Manatt Shares and the Series B Preferred Stock were issued in connection with a private placement transaction that closed on December 9, 2025 (the “Manatt Private Placement” and together with the Armistice Private Placement, the “Private Placements”)). For additional information regarding the issuances of the Armistice Pre-Funded Warrants, Armistice Warrants, the Series B Preferred Stock, the Manatt Shares and the Private Placements, see the section titled “Issuance of Securities to the Selling Stockholders” in the Prospectus.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock and public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “VSEE” and “VSEEW,” respectively. The last reported sale price of our Common Stock on Nasdaq on March 31, 2026 was $0.25 per share and the last reported sale price of our public warrant on Nasdaq was $0.0584 per public warrant.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 10 of the Prospectus. Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 31, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2025

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number: 001-41015

VSee Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2970927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

980 N Federal Hwy

Suite 304

Boca Raton, FL 33432

(Address of Principal Executive Offices)

(516) 672-7068

(Registrant’s telephone number)

Indicate by check mark if the registrant is a well known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐     No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☐    No ☒

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☒

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol	Name of Exchange on which registered
Common Stock, par value $0.0001 per share	VSEE	The Nasdaq Stock Market LLC

Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

The aggregate market value of the common shares of VSee Health, Inc., held by non affiliates was $18.17 million as of June 30, 2025, the last business day of the registrant’s most recently completed second fiscal quarter. Directors and executive officers of the registrant are considered affiliates for purposes of this calculation but should not necessarily be deemed affiliates for any other purpose.

As of March 30, 2026, there were 47,299,421 of the registrant’s common stock outstanding.

As used in this Annual Report on Form 10-K, unless otherwise indicated, VSee Health, Inc., together with its consolidated subsidiaries, is hereinafter referred to as “VSee,” the “Registrant,” “us,” “we,” “our” or the “Company.” Unless specifically noted otherwise, this Annual Report generally speaks as of December 31, 2025.

i

Cautionary Note on Forward-Looking Statements

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. The statements contained in this report that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section herein entitled “Risk Factors.”

These and other factors could cause actual results to differ from those implied by the forward-looking statements. Forward-looking statements are not guarantees of performance and speak only as of the date hereof. The forward-looking statements are based on the current and reasonable expectations of our management but are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated or that we will achieve or realize these plans, intentions or expectations.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this filing, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Summary of Principal Risk Factors

This summary briefly lists the principal risks and uncertainties facing our business, which are only a select portion of those risks. A more complete discussion of those risks and uncertainties is set forth in Part I, Item 1A of this Annual Report, entitled “Risk Factors.” Additional risks not presently known to us or that we currently deem immaterial may also affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. Our business is subject to the following principal risks and uncertainties:

●	There is uncertainty regarding our ability to continue as a going concern.

●	We operate in a competitive industry, and if we are not able to compete effectively, its business, financial condition, and results of operations will be harmed.

●	The level of demand for and market utilization of our software and solutions are subject to a high degree of uncertainty.

●	We may incur losses in the future, and thereafter may never achieve or sustain profitability again.

●	The developing and rapidly evolving nature of our business and the markets in which we operate may make it difficult to evaluate our business.

●	Our business, results of operations, and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

●	Our sales cycles can be long and unpredictable and requires considerable time and expense. As a result, our sales, revenues, and cash flows are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

●	Developments affecting spending by the healthcare industry could adversely affect our revenues.

●	Our practices rely on physician and physician extender’s abilities and therefore there are potential medical malpractice risks that may adversely affect our business.

●	Economic uncertainties or prolonged downturns in the general economy, or political changes, could disproportionately affect the demand for our solutions and harm our business.

●	If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional services from them, our business may be harmed.

●	Our telemedicine business and growth strategy depends on our ability to maintain and expand our network of established hospital system and telemedicine user bases, board-certified physicians and other provider specialists. If we are unable to maintain and expand our network, our future growth would be limited and our business would be harmed.

●	Our telemedicine business is dependent on our relationships with affiliated professional entities, which we do not own, to provide medical services, and our business would be harmed if those relationships were disrupted.

●	If we are not able to develop and release new solutions, or successful enhancements, new features and modifications to our existing solutions, our business could be harmed.

●	Any failure to offer high-quality technical support services may harm our relationships with our clients and our financial results.

●	Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to support our continued growth.

●	We depend on our senior management team, and the loss of one or more of these employees or an inability to attract and retain qualified key personnel could harm our business.

●	Our management team has broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that management’s decisions will result in successful achievement of our business objectives or will not have unintended consequences that negatively impact our growth prospects.

●	We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could harm our business.

●	If we are unable to grow, or if we fail to manage future growth effectively, our revenues may not increase and we may be unable to implement our business strategy.

●	If the estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and our business would be harmed.

●	We may not grow at the rates we historically have achieved or at all, even if our key metrics may indicate growth, which may adversely affect the market price of our common stock.

●	We may in the future become subject to litigation, which could be costly and time-consuming to defend.

●	We may become subject to medical liability claims, which could cause us to incur significant expenses, may require us to pay significant damages if not covered by insurance, and could harm our business.

●	Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, value-added, or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our results of operations.

●	We will likely require additional capital from equity or debt financings to support business growth, and this capital might not be available on acceptable terms, if at all.

●	The price of our Common Stock and Public Warrants may be volatile, which could result in substantial losses for investors.

●	Our stock price may continue to fluctuate.

●	If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

PART I

Item 1. Business

Overview

Through our wholly-owned subsidiary VSee Lab, we offer a comprehensive telehealth platform for U.S. hospitals and enterprises. Through VSee Lab, we offer a set of telehealth software building blocks, data connectors, and workflow templates that can be rapidly configured into the client’s workflows. Our offerings allow clinicians without programming experience to configure our building blocks into their existing workflow without requiring programmers — i.e. — no code. In addition, our building blocks allow programmers to increase their productivity with simple coding to piece together our building blocks — i.e. — low code.

At the core of our platform is a comprehensive set of software building blocks for telehealth that include on-demand visits, scheduling appointments, in-take forms, signature for consent and compliance, team coordination, unified communication, remote exam and remote patient monitoring, payments including insurance processing, clinical notes, and administrative control panels and analytics. These set of building blocks can connect to electronic medical record systems such as EPIC and Cerner via HL7, FHIR, and sFTP. Lastly, we provide a set of templates to make creating telehealth workflow fast and easy. The entire telehealth platform sits on a scalable server architecture and is HIPAA compliant and SOC2 externally audited. VSee Lab is also GDPR compliant and supports single-sign-on (SSO) and multi-factor-authentication (MFA).

We put telehealth software tools in the hands of clinicians to enable them to make changes without programming so that they can achieve the best patient outcomes. We provide our clients with capabilities specifically built to enable them to collaborate with their clinical and non-clinical colleagues, securely coordinate patient care, conduct virtual patient visits including remote physical exam and remote patient monitoring, and an analytical dashboard to manage their entire telehealth operations from patient satisfaction score to patient wait time to staffing allocations. We empower clinicians to create the workflow they want without waiting for IT; where today, most clinicians feel helpless given that IT departments often cannot give clinicians what they want.

To complement our offerings through VSee Lab, we also provide high acuity patient care solutions through our wholly-owned subsidiary — iDoc. Through iDoc, we offer. specialty intensive care unit services by providing physician services in the neurology intensive care unit (neurointensivists), cardiac intensive care unit (surgical and anesthesia intensivists), and medical intensive care units (pulmonary and critical care intensivists).

We strive to be the solutions provider of access to the shortage of intensivists across the care continuum utilizing sophisticated telehealth solutions to bridge the care gap. In a post-Covid health care system, we aim to provide a solution to physician burnout and to a lack of patient access to quality intensive care. By using the sophisticated leading telehealth software and hardware devices, we provide access to highly skilled physicians in the highest acuity in patient setting, the ICU. We provide elite physician services in the Intensive care units of major hospital systems and other customers. Our core service delivers general critical care, neurology, EEG reading, and neuro critical care through a custom internal virtual health care technology platform. We also serves a diverse range of customers from large hospital systems to small/micro hospitals, to long-term acute care (LTAC) facilities to the federal prison system and others. We connect critically ill patients to high quality Neurointensivists, general and cardiac intensivists and specialty specific e-consultations and helps to improve outcomes for patients as well as improved productivity and physician burnout while reduced costs for health systems. We have developed a unique quality control program in collaboration with each hospital by development of a hospital specific reporting dashboard to monitor and achieve high quality critical care quality. In addition, current workflows and protocols are evaluated to adjust to incorporate critical care. Continuous process improvement and readjustment of target metrics with the ICU team to maximize patient safety and improve outcomes.

VSee Lab Product Offerings

The telehealth platform we have created provides a set of building blocks to solve clients’ urgent and growing needs.

Our “Patient Engagement Solutions” enable our health system customers to create a modern, warm, and productive experience, from scheduling an in-person appointment to conducting a virtual visit to reviewing the instructions from the physicians. Patients often need to use a legacy telephone system to engage their healthcare team or use the patient portal from the electronic medical record (EMR) companies where the user experience is often poor. Our patient engagement solutions deliver high engagement and high value and help our customers embrace the shift to digital patient experience.

Our “Clinician Staffing Solutions” enable our health system customers to create a shared coverage model of staffing. Due to a shortage of clinicians, often times coverage is required to shift to external medical teams where the medical records and notes are passed back to the hospital clinicians. To address this, we offer a solution where an on-demand, i.e., walk-in, patient can be matched to a small set of physicians. If one of these physicians takes this patient, the other physicians are notified and they can accept the next patient in the waiting queue. If all these physicians are busy, our solution will use a hunt group protocol to notify another set of physicians, until this patient is seen by a physician. This routing system allows a patient to be efficiently routed among the clinicians directly employed by the hospital as well as routing to external medical groups for additional coverage. Without innovative digital solutions, hospitals would pay often pay locum tenens nurses and physicians at two times or more the rate of an employed clinician.

Our “Remote Physical Exam and Remote Patient Monitoring Solutions” allow the streaming of medical devices such as otoscope and stethoscope to conduct a remote physical exam live. This contrasts with video-only telehealth that does not allow remote exams. In addition, our solution allows remote patient monitoring where our customers can pull data from blood pressure cuffs, digital scales, etc., to allow clinicians to monitor a patient remotely. Many existing telehealth tools are limited to only seeing someone via video while our solution augments the video experience with medical devices. Such capability allows our clients to seamlessly go from text only, audio only, video only, to full medical device streaming and monitoring.

Our “AI for telesitter and telenursing Solutions” enable healthcare systems to use AI and remote nurses to augment the staffing of bedside nurses, thereby minimizing the impact of nursing shortages. Our offering includes remote admission and discharge, asynchronous and on-demand nursing mentoring, and AI that monitors events in the patient’s room - such as creating virtual fencing for fall prevention, detecting if a patient is under stress, etc. VSee Lab’s AI is able to convert events in the patient’s room into events in VSee Lab’s task queues, where VSee Lab can route the events to first line telenurses. If the first line nurses do not respond the events within a threshold, the events are routed to nurses in a command center - where this 2 layer nursing coverage minimizes the chance that an adverse event is not processed.

Our solutions and technologies have the following features and advantages:

Our Simple Patient Experience. Before the virtual visit, our telehealth platform allows healthcare providers to:

●	Invite patients to your branded waiting room by email, SMS or website embedded button;

●	Allow on-demand walk-ins and/or scheduled visits;

●	Customize intake forms with logic such as calculating GAD7, etc.;

●	Automate compliance with consent and provider state-matching, i.e., patient will only see providers with medical license in the patient’s state;

●	Verify insurance eligibility;

●	Collect online credit card payments;

●	Lower wait times with wait queue tagging of specific clinician and hold my spot;

●	Show educational videos or articles as patients wait; and

●	Live chat with the front desk.

During the virtual visit, we allow healthcare providers to:

●	See patients text only, audio only, or 1-on-1 video or group video;

●	Add in remote family members, interpreters, and other care team members scheduled or on-demand;

●	Share and annotate images, documents and websites as though you were face-to-face;

●	Send files;

●	Push additional forms for patients to fill out or sign;

●	Live stream digital peripherals such as otoscopes and stethoscopes for remote physical examination; and

●	Far end pan, tilt, zoom camera control.

After the virtual visit, we allow healthcare providers to:

●	Pass patients back to front desk staff or scheduler to schedule the next appointment;

●	Have patients self-schedule follow-up visits via VSee patient portal;

●	Send auto-confirmations and reminders via email & SMS;

●	Let patients immediately review their visit notes & attachments via VSee patient portal;

●	Get instant feedback with a post-visit survey;

●	Have patients pick up ePrescribe medication (including EPCS) from self-selected pharmacy; and

●	Receive SuperBill for billing insurance.

In addition to virtual visits, we also allow patients to engage their everyday wellness by:

●	Setting personal health and wellness goals with their care team;

●	Tracking their own progress with wellness device data from Fitbit, wireless scales, blood pressure cuffs, etc.;

●	Sharing their food diary, mood chart, or other wellness charts; and

●	Securely messaging questions to their provider or just share vacation photos.

Our Productive Clinician Experience. Setting up telehealth is often a complex experience, but our system allows fast setup and go live by which healthcare providers can:

●	Set up a tailored online practice in as a fast as a few hours;

●	Add logo, room description, provider profiles, legal documents;

●	Create or remove new providers, patients, and waiting rooms;

●	Turn on/off options for 250+ points of configuration without doing programming (no code);

●	Access asynchronous (eConsult) workflow;

●	Manage walk-ins, appointments, group appointments;

●	Process online payments, eligibility, claims submissions;

●	Utilize flexible intake forms with logic and attachments;

●	Connect with scheduled appointment interpreter service dispatch; and

●	Integrate with electronic medical records (EMRs) such as EPIC, Cerner, etc.

VSee supports efficient team coordination by allowing healthcare providers to:

●	Set sound alerts and mobile notifications for when a patient is ready to be seen;

●	Manage all patients from different waiting rooms in a single dashboard;

●	Track patients throughout their visit — know exactly where they are at any point In the patient journey; and

●	Coordinate among the Medical Administrative Specialists, nurses, physicians, schedulers with internal chats and customizable visit tags.

Our Administrative Features. In addition to providing a simple patient and productive clinician user experience, VSee also provides administrative features to enable enterprise control of their telehealth operations by allowing healthcare providers to:

●	Enforce HIPAA with user access roles and intrusion logging;

●	Manage clinician staffing and patient scheduling with rich master calendar;

●	Set visit payment amounts, generate invoices and superbills, and setup insurance claims engines;

●	Build an actionable data dashboard with drag-and-drop widgets to monitor patient satisfaction, wait time, etc.;

●	Create admin dashboard reports and export to third party visualization engines; and

●	Manage call recordings policies and archives.

In addition to the features above, our platform supports numerous enterprise scaling features, such as ensuring compliance with state medical license rules across thousands of providers, using routing to balance patient load across all the clinicians in a healthcare system, and using patient tagging to efficiently move a patient within a department. VSee also supports security models such as strong encryption, single-sign-on (SSO), multi-factor-authentication (MFA), and VSee has passed the SOC2 audit.

iDoc’s Offering of Services and Technologies

As a solutions company focused on inpatient specific disease areas with intentional purpose driven growth, and areas to provide access to general and specialty care to vulnerable patient populations, iDoc has a patient e-consultation service that is currently tailored to provide outpatient care to correctional facilities predominantly at the Federal level. The unique security challenges for digital healthcare as well as in person care positions iDoc’s platform to meet the rigorous requirements of the Federal Bureau of Prisons (FBOP). Through our own network of physicians, we provide e-consults in over 14 specialties to the FBOP including areas such as mental health, cardiology, oncology, rheumatology, neurology, nephrology, and more. We connect the patient to the specialty physicians to minimize care delays and transport safety concerns.

We are focused on providing the highest level of clinical and operational quality. We have developed a comprehensive quality management program that supports evidence-based practices, tracks customer satisfaction levels and encourages continuous improvement of telemedicine services. Our clinical leaders regularly review industry accepted standards and, when appropriate, make changes to our protocols. As new practice standards are introduced, our network of board-certified physicians and other provider specialists review these standards and adapt them for national telemedicine practice. Our network physicians and other specialists are continuously trained and evaluated to appropriately integrate and utilize these updated practice standards.

We have developed a care delivery model that intentionally collaborates with hospital systems, healthcare providers, and health care administrators to deliver a customizable solution and experience for the patient. iDoc uses its internally developed telehealth software to deliver the right care at the right time bridging specialty critical care physicians with critically ill patients.

The iDoc technology platform consists of video conferencing, electronic health records, and billing technology working seamlessly to provide telemedicine consults for clinical practice. The virtual healthcare platform can be used individually or in conjunction with native applications/resources or as a whole package. All conference connections are HIPAA compliant and secured through HTTPS/ TLS 1.2+ level encryption. Recorded video EEG data (no other video or audio recordings are made/stored) is transmitted using industry standard HTTPS/TLS 1.2+ and stored in the iDoc AWS cloud. The data stays encrypted at rest No ePHI is stored by this module.

The iDoc clinical dashboard gives providers an intuitive and multi-level view of patients in both aggregate and individual modes. This system interfaces with the client’s vital signs monitors (and other data when available) to facilitate the patient monitoring process. Support for handoffs includes sticky notes and messaging. Customizable alert levels ensure alarms are valid and help prevent “alert fatigue”. This system interfaces with the client’s vital signs monitors (and other data when available) to facilitate the patient monitoring process.

To ensure quality, iDoc has developed a comprehensive quality management program that supports evidence-based practices, tracks customer satisfaction levels and encourages continuous improvement of telemedicine services. We regularly review industry accepted standards and, when appropriate, make changes to our protocols. As new practice standards are introduced, our network of board-certified physicians and other provider specialists review these standards and adapt them for national telemedicine practice. Our network physicians and other specialists are continuously trained and evaluated to appropriately integrate and utilize these updated practice standards.

Market Opportunity

We believe there are two significant trends and challenges facing healthcare in the United States: first, we believe that hospitals need a better method to engage with their patients, to make the patient’s experience dealing with healthcare easier; second, we believe that hospitals need better clinician staffing options since there is an ever growing shortage of nurses and physicians across America.

In addition, intensive care units have become increasingly complex environments, the dramatic increase in surgical therapeutic options for stroke, and the proliferation of the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) and Det Norske Veritas (DNV) stroke centers with the advent of multi-modal monitoring in the neurointensive care unit, the need and use of electroencephalogram (EEG), the demand for intensivists with the knowledge to care for these patients has led to the growth of neurointensivists (critical care physicians with specialty training in neurosciences). The increasing utilization of extracorporeal membrane oxygenators (ECMO) and left ventricular assist devices (LVAD) has led to increase demand for cardiac intensivists (critical care physicians with specialty training in cardiac disorders). The growth and evolution of cloud services and technology focused on delivering health care has led to the ability and need to provide greater and more specialty tele-intensive care and telemedicine solutions to be developed and adopted.

Our business model is designed to both empower the clinicians while satisfying the IT security requirements, where we become the digital transformation tool that allows healthcare enterprises to tackle the twin mega trends and challenges of patient engagement the clinician shortage. Our revenue-generating customers, primarily healthcare enterprises, have access to a suite of telehealth building blocks to support their use cases. Our focus on clinician-centric product design and productivity is what led us to create the no code approach to telehealth configuration, where instead of having clinicians at the mercy of the IT, the clinicians can configure their own telehealth software using a graphical user interface and simple setup instructions.

We believe that the health system is not generally capable of training the necessary critical care physicians to meet the increasing demand from densely populated to rural hospitals or from large academic medical centers to micro hospitals (hospitals with typically less than 25 beds). For hospitals which are lacking physician staffing, iDoc physicians develop and staff ICU facilities through telemedicine. We collaborate in tracking the signs of early disease recognition and recovery in a patient’s condition. We specialize in providing state of the art equipment for audiovisual monitoring of the patient in a real time synchronous interface with hospital EHR systems.

Sales and Marketing

We employ a direct sales organization composed of highly trained team members. The sales organization is segmented primarily by customer type. For example, there is one enterprise-focused team concentrating on mental health and another concentrated on health systems. Our direct sales organization also reaches customers through indirect channels, such as third-party resellers and premier affiliated hospitals. We also have a team of experienced sales executives who are primarily responsible for selling our solutions and services directly to hospitals and health systems. In addition, we have developed channel customers who incorporate our platform as part of a model that combines on-site staffing solutions with telemedicine

The direct sales organization is supported by marketing and customer success specialists. Our marketing program supports our growth and lead generation though content development, brand awareness, search engine optimization, field marketing events, integrated campaigns, industry relations and public media. We generate customer leads, accelerate sales opportunities, and build brand awareness through our marketing programs, both digitally and via strong word of mouth and client references. These programs target decision makers to provide information about our company and solutions through digital channels such as LinkedIn, our annual conference, online webinars, and tradeshows. Our customer success team supports customer retention by working directly with customers to produce higher engagement with our solutions, which in turn expands their use of the platform in the future.

Competition

We view as competitors those companies that currently or in the future will develop and market virtual care technology (devices, software, and systems) or provide virtual care services, such as the delivery of on-demand access to healthcare and specialty disease state and care management and services. Competition focuses on, among other factors, software as a service (SAAS), experience in operations, customer service, quality of technology and know-how, and reputation. Competitors in the telehealth and specialty medical services market include MDLive, Inc. (now owned by Cigna), American Well Corporation, Included Health, and Accolade, Inc., among other smaller industry participants. Neuro and/or ICU specialty competitors include NeuroCall, Ceribell, and Specialist on Call. Technology solution competitors include American Well Corporation, MDLive, Teladoc, as well as smaller technology providers. Each of VSee and iDoc also faces competition from large, well-financed health plans that in some cases have developed their own virtual care, expert medical service or in-house software platforms, as well as large technology and retail companies, such as Google, Microsoft, Amazon and Walmart, which have or may in the future develop or acquire their own virtual care solutions.

Many of our competitors are well financed, have been in business for substantially longer, have substantial financial resources and long standing contracts and relationships with major customers. Many of our competitors have public financial structures which enable them access to significant amounts of capital at a relatively low cost of capital. We have experienced, and expect to continue to experience, intense competition from a number of companies, and we expect such competition to increase as our industry evolves.

Our competitors may announce new products, services, or enhancements that better address changing industry standards or the needs of customers. Any such increased competition could cause pricing pressure, loss of market share or decreased client engagement, any of which could adversely affect our business and operating results. Internet search engines could also change their methodologies in ways that adversely affect our ability to optimize our page rankings within their search results. If this occurs, our ability to successfully market our services to customers may be harmed and our business results may suffer.

Particularly, VSee Lab faces competition across three categories: 1) EMR’s built in telehealth tool, 2) TelaDoc, AmWell, Zoom, Microsoft Teams, and 3) home-grown custom-built solutions.

●	Competing with EMR’s build in telehealth: Almost all electronic medical record (EMR) systems now have built in telehealth tools. These tools are mainly video conference; such as adding a button to make a Zoom or Microsoft Teams or Twilio video call. VSee is designed to integrate with the EMR, thus while we compete with the EMR’s built-in telehealth tool, we also add value to the EMRs. While the software offered by such competitors are more rigid and more time consuming with respect to requested changes to the workflow, VSee allows changing workflow in minutes via our no code option and in days and weeks via our low code option.

●	Competing with Telehealth and Video Conference Software: In many healthcare enterprises, Zoom and Microsoft Teams have approached telehealth with video conferencing. In contrast, VSee provides productivity and patient engagement features that go beyond video only. We also face competition from TelaDoc, specifically their InTouch offering, and AmWell, both of which are mature and established companies.

●	Competing with home grown or custom-built software: Given that some existing telehealth vendors such do not satisfy many client requirements, many clients decide to build their telehealth from scratch. Such projects require dozens of engineers and often take many months or even years.

iDoc’s primary competitors include Hicuity Health, INTELEICU, and enVision teleICU (segment of INOVA), among others. While there are several competitors in this industry, many began from a hardware-centric focus, aiming to extend and integrate their devices into hospitals. We approached the development of our services and software platform differently by focusing on optimizing an extensive network of board-certified physicians and other provider specialists across numerous complex workflows. As a result, configurability, modularity, and optimization became imperative, and we subsequently made these capabilities available on a low-code development platform to address the configurability needs of our customers. We believe we compete favorably based on the following key competitive factors for our industry:

●	access to a broad network of established, board-certified physicians and other provider specialists;

●	purpose-built acute care platform with highly configurable workflows and easy integration;

●	demonstrated scalability;

●	clinical and service quality;

●	customer satisfaction;

●	value;

●	reporting, analytics and benchmarking;

●	experience; and

●	flexibility.

Research and Development

The Telemedicine and Tele-intensive care market is a rapidly evolving industry. Our ability to continue differentiating and enhancing our platform and services depends on our capacity to introduce new services, technologies, and functionality. Due to capital constraints, we currently do not have active research and development spending. Strategically, to maintain and grow our market viability and strength, we plan to focus our future research and development on delivering new products and further enhancing our solutions’ functionality, performance, and flexibility.

U.S. Law and Regulations

Our operations are subject to comprehensive United States federal, state and local regulation in the jurisdictions in which we do business. The laws and rules governing our business and interpretations of those laws and rules continue to expand and become more restrictive each year and are subject to frequent change, especially health regulatory requirements. Our ability to operate profitably will depend in part upon our ability, and that of our affiliated provider network, to operate in compliance with applicable laws and rules. Those laws and rules continue to evolve, and we therefore devote significant resources to monitoring developments in healthcare regulation. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time. No assurance can be made that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

Data Protection, Security, and Regulatory Compliance

The data we collect and process is an integral part of our tools and solutions. In addition, our business is subject to extensive, complex, and rapidly changing federal and state laws and regulations governing data collection, healthcare regulation, financial services laws, regulations and rules, such as the Payment Card Industry Data Security Standards, and related matters. Our respect for laws and regulations regarding the collection and processing of personal data underlies our strategy to improve our security model and implementation. While we believe we comply in all material respects with applicable laws and regulations, these regulations can vary significantly from jurisdiction to jurisdiction, and interpretation and enforcement of existing laws and regulations may change periodically. Federal and state legislatures also may enact various legislative proposals that could materially impact certain aspects of our business. For additional information, see “Risk Factors - Risks Related to Our Business - We are subject to stringent and changing laws, regulations, self-regulatory schemes, contractual obligations, and standards related to privacy, data protection, and information security. The actual or perceived failure by us, our customers, partners, or vendors to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business.”

Data Collection and Protection

We collect and use personal information for the purpose of clinical care on the behalf of our healthcare clients. In some instances, we may use third-party service providers to assist us in the collection efforts.

All data is encrypted in transit and at rest using TLS 1.2, and personal health information is encrypted at rest using AES-256 encryption. Along with a dedicated in-house security team and contracted security researchers, we are SOC2 (Service Organization Control Type 2) audited by an external team.

U.S. State and Federal Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information, including health information. In particular, HIPAA (Health Insurance Portability and Accountability Act) established privacy and security standards that limit the use and disclosure of protected health information, referred to as PHI, and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity, and availability of individually identifiable health information in electronic form. Our members as well as certain of our enterprise customers are regulated as covered entities under HIPAA. As a service provider who creates, receives, maintains, or transmits PHI on behalf of these covered entities for certain of our services, we are a “business associate” as defined under HIPAA.

Violations of HIPAA may result in civil and criminal penalties and a single breach incident can result in violations of multiple standards. In the event of a breach, we must also comply with HIPAA’s breach notification rule and our covered entity enterprise customers may require we provide assistance in the breach notification process and may seek indemnification and other contractual remedies. State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states, and individuals have used HIPAA standards as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance.

Further, many states in which we operate and in which our members and customers as well as their patients reside also have laws that protect the privacy and security of sensitive and personal information, including health information, information regarding mental health and substance use treatment, and other information related to the provision of healthcare services. Some of these laws also prohibit unfair privacy and security practices and deceptive statements about privacy and security place specific requirements on certain types of activities, such as data security and texting. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, in which we operate, are more restrictive than HIPAA, including the provisions of the California Consumer Privacy Act, or CCPA, which went into effect January 1, 2020. While any information we maintain in our role as a business associate may be exempt from the CCPA, other records and information we maintain on our members may be subject to the CCPA. Where state laws are more protective than HIPAA or require us to take action such as breach notification, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which we may be subject. For additional information, see “Risk Factors - Risks Related to the Healthcare Industry.”

In addition to HIPAA, state health information privacy and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and pursuant to the related contracts that we enter into with our business associates, we must report breaches of unsecured PHI to our contractual partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

Federal and State Telecommunications Laws

There are a number of federal and state laws and regulations potentially applicable to communications by phone, text message, or facsimile, including the TCPA, and those laws and regulations are continuously evolving. Our services that allow members and other platform users to leverage such telephonic communications may be subject to these laws and regulations.

Other Healthcare Laws and Regulations and Health Reform

There are many laws that govern the activities of healthcare professionals, some of which may be applied to us because of our relationships with them. Some of these requirements may apply to us even if we do not have a physical presence in the state, based solely on our agreements with providers licensed in the state. Many states limit the scope of business relationships between business entities and medical professionals. For example, while many states’ fee-splitting laws only prohibit a physician from sharing medical fees with a referral source, some states have interpreted certain management agreements between business entities and physicians as unlawful fee-splitting. These laws generally prohibit us from exercising control over the medical judgments or decisions of physicians and non-physician healthcare providers and from engaging in certain financial arrangements, such as splitting professional fees with healthcare providers. In addition, certain federal and state anti-kickback and false claims laws may apply to us indirectly through our arrangements with healthcare professionals and entities. Statutes and regulations relating to the practice of medicine, anti-kickback, fraud, fee-splitting, and similar issues vary widely from state to state. Because these laws are often vague, their application is frequently dependent on court rulings and attorney general opinions.

In addition, there have been several legislative and regulatory changes and proposed reforms of the healthcare system to contain costs, improve quality, and expand access to care. Failure to comply with any of these laws or regulations could lead to adverse judicial or administrative action against us and/or our provider customers, civil or criminal penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement of our provider customers that interfere with our business, and other materially adverse consequences.

U.S. Federal and State Fraud and Abuse Laws

Successfully commercializing a telehealth technology will depend on broad health insurance or third party payor coverage. Government and private payors institute coverage criteria to ensure the appropriate utilization of products and services and to control costs. Limited third party payor coverage for a technology or procedure may limit adoption and commercial viability, while broader coverage supports optimal market uptake. Favorable coverage decisions by government payors like Medicare or Medicaid is critical because private payors typically follow the government’s lead regarding reimbursement. However, manufacturers whose technology is reimbursed by the government payors are subject to various U.S. federal and state laws pertaining to healthcare fraud and abuse. These laws can be implicated by inappropriate sales and marketing arrangements with healthcare providers. Many commonly accepted commercial practices are illegal in the healthcare industry and violations of these laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in U.S. federal and state healthcare programs, including Medicare and Medicaid.

Federal Stark Law. Our affiliated provider network may be subject to the federal self-referral prohibitions, commonly known as the Stark Law. Where applicable, this law prohibits a physician from referring beneficiaries of certain government programs to an entity providing “designated health services” if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity, unless an exception applies. The penalties for violating the Stark Law include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, civil penalties for each violation, and possible exclusion from future participation in the federally funded healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined for each applicable arrangement or scheme. The Stark Law is a strict liability statute, which means proof of specific intent to violate the law is not required. In addition, the government and some courts have taken the position that claims presented in violation of the various statutes, including the Stark Law can be considered a violation of the federal False Claims Act (described below) based on the contention that a provider impliedly certifies compliance with all applicable laws, regulations and other rules when submitting claims for reimbursement. A determination of liability under the Stark Law could harm our business.

Federal Anti-Kickback Statute. We are also subject to the federal Anti-Kickback Statute. The Anti-Kickback Statute is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation, making it easier for the government to prove that a defendant had the requisite state of mind or “scienter” required for a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, as discussed below. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, including fines per violation and damages of up to three times the amount of the unlawful remuneration, and imprisonment of up to ten years. Imposition of any of these remedies could harm our business. In addition to a few statutory exceptions, the U.S. Department of Health and Human Services Office of Inspector General, or OIG, has published safe harbor regulations that outline categories of activities deemed protected from prosecution under the Anti-Kickback Statute provided all applicable criteria are met. The failure of a financial relationship to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

False Claims Act. Both federal and state government agencies have continued civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These “qui tam” whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or has made a false statement or used a false record to get a claim approved. In addition, the improper retention of an overpayment for 60 days or more is also a basis for a False Claim Act action. Penalties for False Claims Act violations include fines for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally funded healthcare programs. In addition, some states have adopted similar fraud, whistleblower and false claims provisions.

Federal Physician Self-Referral Law. The Federal Physician Self-Referral Law, also referred to as the Stark Law, prohibits a physician (or an immediate family member of a physician) who has a financial relationship with an entity from referring patients to that entity for certain designated health services, including durable medical equipment and supplies, payable by Medicare, unless an exception applies. The Stark Law also prohibits such an entity from presenting or causing to be presented a claim to the Medicare program for such designated health services provided pursuant to a prohibited referral, and provides that certain collections related to any such claims must be refunded in a timely manner. Exceptions to the Stark Law include, among other things, exceptions for certain financial relationships, including both ownership and compensation arrangements. The Stark Law is a strict liability statute: to the extent that the statute is implicated and an exception does not apply, the statute is violated. In addition to the Stark Law, many states have implemented similar physician self-referral prohibitions that may extend to Medicaid, third party payors, and self-pay patients. Violations of the Stark Law must be reported and unauthorized claims must be refunded to Medicare in order to avoid potential liability under the federal False Claims Act for avoiding a known obligation to return identified overpayments. Violations of the Stark Law, the Anti-Kickback Statute, the Civil Monetary Penalties Law and/or the federal False Claims Act can also form the basis for exclusion from participation in federal and state healthcare programs.

Civil Monetary Penalties Law. The Civil Monetary Penalties Law (“CMPL”) authorizes the imposition of substantial civil money penalties against an entity that engages in certain prohibited activities including but not limited to violations of the Stark Law or Anti-Kickback Statute, knowing submission of a false or fraudulent claim, employment of an excluded individual, and the provision or offer of anything of value to a Medicare or Medicaid beneficiary that the transferring party knows or should know is likely to influence beneficiary selection of a particular provider for which payment may be made in whole or part by a federal healthcare program, commonly known as the Beneficiary Inducement CMP. Remuneration is defined under the CMPL as any transfer of items or services for free or for less than fair market value. There are certain exceptions to the definition of remuneration for offerings that meet the Financial Need, Preventative Care, or Promoting Access to Care exceptions (as defined in the CMPL). Sanctions for violations of the CMPL include civil monetary penalties and administrative penalties up to and including exclusion from participation in federal healthcare programs.

FCPA and Other Anti-Bribery and Anti-Corruption Laws. The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. The scope of the FCPA would include interactions with certain healthcare professionals or organizations in many countries. Our present and future businesses have been and will continue to be subject to various other U.S. and foreign laws, rules and/or regulations.

State Fraud and Abuse Laws. Most states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Reimbursement Related Regulation

Medicare. The Medicare program offers beneficiaries different ways to obtain medical benefits: (i) Medicare Part A, which covers, among other things, in-patient hospital, SNFs, home healthcare, and certain other types of healthcare services; (ii) Medicare Part B, which covers physicians’ services, outpatient services, durable medical equipment, and certain other types of items and healthcare services; (iii) Medicare Part C, also known as Medicare Advantage, which is a managed care option for beneficiaries who are entitled to Medicare Part A and enrolled in Medicare Part B; and (iv) Medicare Part D, which provides coverage for prescription drugs that are not otherwise covered under Medicare Part A or Part B for those beneficiaries that enroll.

Our affiliated provider network is reimbursed by the Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid. Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. Our affiliated provider network is reimbursed by certain state Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Participation in Medicare/Medicaid Programs. Participation in the Medicare, including Medicare Advantage, and Medicaid programs is heavily regulated by federal and state (in the case of Medicaid) statute, regulation, policy, and guidance protocols. If a provider fails to comply substantially with the requirements for participating in the programs, the provider’s participation may be terminated and/or civil or criminal penalties may be imposed. Our affiliated network providers are enrolled with Medicare and certain Medicaid programs, and they also participate in arrangements administered by commercial payers under the Medicare Advantage program. In the ordinary course of business, we may from time to time be subject to inquiries, investigations and audits by federal and state agencies that oversee applicable government program participation. In addition to auditing compliance with program requirements, these audits can trigger, particularly when issues are identified, investigations, repayments, and requirements under certain of the U.S. Federal and State Fraud and Abuse Laws described above.

Commercial Insurance Providers. iDoc participates with commercial and/or private insurance carriers for its patient reimbursement fees. The fee schedule basis for payment by the commercial insurance providers is determined with Medicare reimbursement fee structure guidelines and whether the Company is in network or out of network with the insurance carriers which varies based on state and insurer requirements.

COVID-19 Waivers and Limited Statutory Changes. As a result of the COVID-19 pandemic, federal and state governments have enacted legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers seeking to utilize telemedicine methods in providing care to patients during the public health emergency. These measures include temporary relief from certain Medicare conditions of participation requirements for healthcare providers, temporary relaxation of licensure requirements for healthcare professionals by some states, temporary relaxation of privacy restrictions for telemedicine remote communications, and temporarily expanding the scope of services for which Medicare and Medicaid reimbursement is available during the emergency period. These changes have temporarily increased reimbursement available to our affiliated provider network for telemedicine services provided. We acknowledge the Public Health Emergency (PHE) expired on May 11, 2023. We also acknowledge that a significant number of limited statutory changes related to telehealth have been extended through December 2024 and in some states made permanent. As a result of the PHE expiration date of May 11, 2023, we have seen differing impacts to telehealth at the federal and state level but overall leaning towards increased adoption of telehealth services compared to pre-COVID-19 era.

FDA Regulation of Medical Devices

Certain software products often used in telemedicine platforms and offerings could fall under the broad category of digital health products that may, in certain circumstances, require the U.S. Food and Drug Administration (the “FDA”) regulatory review prior to marketing. The FDA generally maintains regulatory oversight over products that meet the Agency’s statutory definition of a “medical device.” In certain circumstances, software applications and their corresponding platforms are considered medical devices when they are intended to be used for one or more medical purposes and are consequently regulated by the FDA. Determining whether a product meets the definition of a medical device requires assessment of both design and intended use. Intended use of a product is determined by the intent of the manufacturer as evidenced by the design of the product and the product labeling. Labeling is a broad term that includes marketing and advertising claims. The FDA’s regulatory approach toward digital health technologies is set forth in both regulations and guidance documents. This requires analyzing (1) whether a product meets the FDA’s definition of a medical device and, if it does, (2) whether it is carved out from active regulation by one of the FDA’s digital health “enforcement discretion” policies. In general, the FDA’s overarching approach is to apply its regulatory oversight in a risk-based manner to only software functions deemed to meet the definition of medical devices (i.e., those intended for the diagnosis of disease or other conditions, or the cure, mitigation, treatment, or prevention of disease) and whose functionality could create patient safety risks in the event of a malfunction.

In the United States, medical devices are subject to extensive regulation at the federal level by the FDA under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. The laws and regulations govern, among other things, medical device design and development, pre-clinical and clinical testing, pre-market clearance, authorization or approval, establishment registration and product listing, product manufacturing, product packaging and labeling, product storage, advertising and promotion, product distribution, recalls and field actions, servicing and post-market clinical surveillance. A number of U.S. states also impose licensing and compliance regimes on companies that manufacture or distribute prescription devices into or within the state.

If our products are marketed for clinical monitoring or therapeutic uses, they could be regulated by the FDA as medical devices. It is presently unclear what level of risk the agency would assign to such products, what special controls may be imposed on such products (if any), and what regulatory requirements would be applicable to such products.

Regulation Under the FTC

The Federal Trade Commission (“FTC”) also oversees the advertising and promotion of our products pursuant to broad authority to police deceptive advertising for goods or services within the United States. Under the Federal Trade Commission Act, the FTC is empowered, among other things, to

(a)	prevent unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce;

(b)	seek monetary redress and other relief for conduct injurious to consumers; and (c) gather and compile information and conduct investigations relating to the organization, business, practices, and management of entities engaged in commerce. In the context of performance claims for products such as VSee Lab and iDoc’s goods and services, compliance with the FTC Act includes ensuring that there is scientific data to substantiate the claims being made, that the advertising is neither false nor misleading, and that any user testimonials or endorsements of the Company or its agents disseminate related to the goods or services comply with disclosure and other regulatory requirements. In addition, with respect to the Company’s commercial products and any future products that are marketed as clinical products, the FDA’s regulations applicable to medical device products prohibit them from being promoted for uses not within the scope of a given product’s intended use(s), among other promotional and labeling rules applicable to products subject to the FDCA.

Further, medical device systems that include wireless radio frequency transmitters and/or receivers are subject to equipment authorization requirements in the United States. The Federal Communications Commission (“FCC”) requires advance clearance of all radio frequency devices before they can be sold or marketed in the United States. These clearances ensure that the proposed products comply with FCC radio frequency emission and power level standards and will not cause interference.

Legal Proceedings

We may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to settlement awards, monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect each of their respective business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters.

As of the filing of this Annual Report on Form 10-K, we were not a party to any material legal proceedings.

Properties

Our principal executive offices are located at 980 N Federal Hwy #304, Boca Raton, FL 33432, and our telephone number is (561) 672-7068. Our website can be found at https://vseehealth.com/.

Furthermore, iDoc has physical operations in Houston, Texas. Such office locations for personnel are contracted via short-term leases.

Employees and Human Capital Management

We currently have approximately 209 full-time equivalent employees and contractors, of which approximately 93 are board certified practicing physicians. Particularly, iDoc has an experienced team of board-certified neurointensivists and radiologists, cardiac specialty trained intensivists, and medical intensivists that treat and coordinate care for acutely ill patients 24/7 in the neurointensive Care Unit (NICU), cardiac intensive care unit, and medical intensive care unit. None of our employees are represented by a labor union.

Human capital management is critical to our ongoing business success, which requires investing in our people. Our aim is to create a highly engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work and have opportunities for growth and development. We are an equal opportunity employer and we are fundamentally committed to creating and maintaining a work environment in which employees are treated with respect and dignity. All human resources policies, practices and actions related to hiring, promotion, compensation, benefits and termination are administered in accordance with the principles of equal employment opportunity and other legitimate criteria without regard to race, color, religion, sex, sexual orientation, gender expression or identity, ethnicity, national origin, ancestry, age, mental or physical disability, genetic information, any veteran status, any military status or application for military service, or membership in any other category protected under applicable laws.

An effective approach to human capital management requires that we invest in talent, development, culture and employee engagement. We aim to create an environment where our employees are encouraged to make positive contributions and fulfill their potential.

Our Board of Directors is also actively involved in reviewing and approving executive compensation, selections and succession plans so that we have leadership in place with the requisite skills and experience to deliver results the right way.

Item 1A. Risk Factors

Risks Related to Our Operation of Business

In connection with the preparation of our financial statements for the fiscal year ended December 31, 2024, we identified material weaknesses in our internal control over financial reporting and clinical trial expenses. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Common Stock and listed Warrants.

If the interpretations, estimates or judgments we use to prepare our financial statements prove to be incorrect, we may be required to restate our financial results, which could have a number of material adverse effects on us.

We have a history of losses, anticipate increasing our operating expenses in the future and may not achieve or maintain profitability in the future.

We have a history of operating losses, including operating losses of $9,582,893 and $62,150,845 for the years ended December 31, 2025 and 2024, respectively. We had an accumulated deficit of $82,416,723 at December 31, 2025, and there can be no assurance if or when we will produce sufficient revenue from our operations to support our costs. We must generate and sustain higher revenue levels in future periods to become profitable, and, even if we do, we may not be able to maintain or increase our profitability. We expect to continue to incur losses for the foreseeable future as we expend substantial financial and other resources and these expenditures may not result in additional revenue or the growth of our business. Accordingly, we may not be able to generate sufficient revenue to offset our expected cost increases and achieve and sustain profitability. If we fail to achieve and sustain profitability, the market price of our Common Stock could decline.

There is uncertainty regarding our ability to continue as a going concern.

Our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2025, which stated that management has concluded that substantial doubt exists about our ability to continue as a going concern for one year after the date our consolidated financial statements are issued. As discussed in Note 1 to our consolidated financial statements, we have an accumulated deficit at December 31, 2025 and continuing net losses and negative cash flows from operations and we expect to continue incurring operating losses and negative cash flows in the future. These matters raise substantial doubt about our ability to continue as a going concern. Our plans in regard to these matters are also described in Note 1 to our consolidated financial statements. As a result of the uncertainty regarding our ability to continue as a going concern, there is increased risk that you could lose the entire amount of your investment in us. The financial statements included in this report do not include any adjustments that might result from the outcome of this uncertainty.

We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition, and results of operations will be harmed.

The telemedicine market is rapidly evolving and highly competitive. We expect competition to intensify in the future as existing competitors and new entrants introduce new telemedicine services and software platforms or other technology to U.S. healthcare providers, particularly hospitals and healthcare systems. We currently face competition from a range of companies, including other incumbent providers of telemedicine consultation services and specialized software providers, that are continuing to grow and enhance their service offerings and develop more sophisticated and effective transaction and service platforms. In addition, large, well-financed healthcare providers have in some cases developed their own telemedicine services and technologies utilizing their own and third-party platforms and may provide these solutions to their patients. Electronic medical record vendors could build telemedicine functionality directly into their existing systems for healthcare providers instead of utilizing our solution. Competition from specialized telemedicine services and software providers, healthcare providers and other parties will result in continued pricing pressures, which is likely to lead to price declines in certain of our services, which could negatively impact our sales, profitability and market share.

Some of our competitors may have greater name recognition, longer operating histories and significantly greater resources than we do. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than either can to new or changing opportunities, technologies, standards or client requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, a larger client base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources and larger sales forces than we have, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain segments of the telemedicine market, which could create additional price pressure. In light of these factors, even if the solutions we offer are more effective than those of our competitors, current or potential clients may accept competitive solutions in lieu of purchasing our solutions. If we are unable to compete successfully in the telemedicine industry, our business, financial condition and results of operations will be harmed.

Moreover, we expect that competition will continue to increase as a result of consolidation in the healthcare industry. Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, competition to provide services like ours will become more intense, and the importance of establishing and maintaining relationships with key industry participants will become greater. These industry participants may try to use their market power to negotiate price reductions for our telemedicine consultation and platform services. If we are forced to reduce our prices and are unable to achieve a corresponding reduction in our expenses, our revenues would decrease, which could harm our business.

The level of demand for and market utilization of our software and solutions are subject to a high degree of uncertainty.

The market for telemedicine services and related technology is characterized by rapid change. As telemedicine specialty consultation workflows and related business drivers continue to evolve, the level of demand for and market utilization of our telemedicine services and platform remain subject to a high degree of uncertainty. Our success will depend to a substantial extent on the willingness of healthcare organizations to use, and to increase the frequency and extent of their utilization of, our solutions and our ability to demonstrate the value of telemedicine to healthcare providers. If healthcare organizations do not recognize or acknowledge the benefits of these telemedicine services platform or if either is unable to reduce healthcare costs or generate positive health outcomes, then the market for our solutions might not develop at all, or it might develop more slowly than we expect. Similarly, negative publicity regarding patient confidentiality and privacy in the context of technology-enabled healthcare or concerns about our solutions or the telemedicine market as whole could limit market acceptance of our solutions. If clients do not perceive the benefits of our solutions, then the market may not develop at all, or it may develop more slowly than we expect. Achieving and maintaining market acceptance of our solutions could be negatively affected by many factors, including:

●	the quality, popularity, pricing and timing of telemedicine consultation services utilized by us and our competitors;

●	general economic conditions, particularly economic conditions adversely affecting discretionary and reimbursable healthcare spending;

●	federal and state policy initiatives impacting the need for, fraud and abuse concerns regarding, and pricing of telemedicine services;

●	changes in client needs and preferences;

●	the development of specialty care practice standards or industry norms applicable to telemedicine consultation services;

●	the availability of other forms of medical and telemedicine assistance;

●	lack of additional evidence or peer-reviewed publication of clinical evidence supporting the safety, ease-of-use, cost-savings or other perceived benefits of our solutions over competitive products or other currently available methodologies;

●	perceived risks associated with the use of our solutions or similar products or technologies generally; and

●	critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.

In addition, our solutions may be perceived by clients or potential clients to be more complicated or less effective than traditional approaches, and may be unwilling to change their current healthcare practices. Healthcare providers are often slow to change their medical treatment practices for a variety of reasons, including perceived liability risks arising from the use of new products and services and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend our solutions until there is sufficient evidence to convince them to alter their current approach. Any of these factors could adversely affect the demand for and market utilization of our solutions, which would harm its business.

We have in the past been, and may in the future be, dependent on a limited number of significant customers.

Due to the size and nature of our arrangements with customers, one or a few customers have in the past and may in the future represent a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. In 2025, our three largest customers accounted for 45% of our total 2025 revenue. In 2024, our two largest customers accounted for 24% of our total 2024 revenue. We cannot predict whether any of these customers will have a significant downturn in funding, and whether any such downturn, or any loss of funding or delay in payment from any one of these customers resulting therefrom, would have a material adverse effect on our business, results of operations, cash flows and financial condition.

We may incur losses in the future, and thereafter may never achieve or sustain profitability.

We expect our costs will increase in the foreseeable future and we may incur losses. We also expect to invest significant additional funds towards enhancing our services and platform, growing our business and operating as a public company and as we continue to invest in increasing our hospital and healthcare system client base, expanding our operations, hiring additional employees, and developing future offerings. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. As we expand, we may not generate positive cash flow from operations in any given period. If we are not able to achieve or maintain positive cash flow in the long term, we will require additional financing, which may not be available on favorable terms or at all or which would be dilutive to our stockholders. If we are unable to address these risks and challenges successfully as we encounter them, our business may be harmed. Our failure to achieve or maintain profitability or positive cash flow could negatively affect the value of our common stock.

The developing and rapidly evolving nature of our business and the markets in which we operate may make it difficult to evaluate our business.

We have been creating offerings for the developing and rapidly evolving market for telemedicine services. Each of VSee Lab, iDoc and telemedicine overall has limited operating history with their current solutions and business model makes it difficult to evaluate their business and prospects. It is difficult to evaluate trends that may affect our business and whether our expansion will be profitable. You should consider our business and prospects in light of the risks and difficulties either VSee Lab and/or iDoc encounter or may encounter. These risks and difficulties include those frequently experienced by growing companies in rapidly changing industries, such as determining appropriate investments of our limited resources, market adoption of our existing and future solutions, competition from other companies, acquiring and retaining clients, hiring, integrating, training and retaining skilled personnel, developing new solutions, determining prices for our solutions, unforeseen expenses, and challenges in forecasting accuracy. If we have difficulty launching new solutions, our reputation and business may be harmed. Additional risks include our ability to effectively manage growth and to store, protect and use personal data in compliance with governmental regulation, contractual obligations and other legal obligations related to privacy and security. If our assumptions regarding these and other similar risks and uncertainties, which we use to plan our business, are incorrect or change as we gain more experience operating our businesses or due to changes in our industry, or if we do not address these challenges successfully, our business, financial condition and results of operations could differ materially from our expectations and our business could suffer.

Our business, results of operations, and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

Our operating results have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance, our projections or the expectations of securities analysts because of a variety of factors, many of which are outside of our control. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our operating results include:

●	the addition or loss of large hospital and healthcare system clients, including through acquisitions or consolidations of such clients;

●	seasonal and other variations in the timing of our sales and implementation cycles, especially in the case of our large clients;

●	the timing of recognition of revenue, including possible delays in the recognition of revenue due to sometimes unpredictable implementation timelines;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

●	the timing and success of introductions of new products and services by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, hospital and healthcare system clients or strategic partners;

●	hospital and healthcare system client renewal rates and the timing and terms of such renewals;

●	the mix of services sold and utilization volume of our services during a period;

●	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies;

●	technical difficulties or interruptions in our services;

●	breaches of information security or privacy;

●	our ability to hire and retain qualified personnel, including cross-licensing and privileging each of our physician networks;

●	changes in the structure of healthcare provider and payment systems;

●	changes in the legislative or regulatory environment, including with respect to healthcare, privacy, or data protection, or enforcement by government regulators, including fines, orders, or consent decrees;

●	the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation;

●	political, economic and social instability, including terrorist activities and health epidemics, and any disruption these events may cause to the global economy; and

●	changes in business or macroeconomic conditions.

The impact of one or more of the foregoing and other factors may cause our operating results to vary significantly. As such, we believe that quarter-to-quarter and year-to-year comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our sales cycles can be long and unpredictable and requires considerable time and expense. As a result, our sales, revenues, and cash flows are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

The sales cycle for our solutions from initial contact with a potential lead to contract execution and implementation varies widely by client. Some of our clients undertake a significant and prolonged evaluation process, including to determine whether our solutions meet their unique telemedicine service needs, which frequently involves evaluation of not only our solutions but also an evaluation of those of our competitors, which has in the past resulted in extended sales cycles. Our sales efforts involve educating our clients about the use, technical capabilities and potential benefits of our solutions. Moreover, our large hospital and healthcare system clients often begin to deploy our solutions on a limited basis, but nevertheless demand extensive configuration, integration services and pricing concessions, which increases our upfront investment in the sales effort with no guarantee that these clients will deploy our solution widely enough across their organization to justify our substantial upfront investment. It is possible that in the future that we may experience even longer sales cycles, more complex client needs, higher upfront sales costs and less predictability in completing some of our sales, we continue to expand our direct sales force, expand into new territories and market additional solutions and services. If our sales cycles lengthen or our substantial upfront sales and implementation investments do not result in sufficient sales to justify our investments, our business could be harmed.

Developments affecting spending by the healthcare industry could adversely affect our revenues.

The U.S. healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. General reductions in expenditures by healthcare industry participants could result from, among other things:

●	government regulations or private initiatives that affect the manner in which healthcare providers interact with patients, payors or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

●	consolidation of healthcare industry participants;

●	reductions in government funding for healthcare, in particular telehealth; and

●	adverse changes in business or economic conditions affecting healthcare payors or providers or other healthcare industry participants.

Any of these changes in healthcare spending could adversely affect our revenues. Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve now or in the future. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the demand for our solutions and services will continue to exist at current levels or that we will have adequate technical, financial, and marketing resources to react to changes in the healthcare industry.

Our practices rely on physician and physician extender’s abilities and therefore there are potential medical malpractice risks that may adversely affect our business.

Our business may expose them to potential medical malpractice, professional negligence, or other related actions or claims that are inherent in the provision of healthcare services. These claims, with or without merit, could cause them to incur substantial costs and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and adversely affect our ability to attract and retain clients, any of which could have a material adverse effect on our business, financial condition and results of operations.

Economic uncertainties or prolonged downturns in the general economy, or political changes, could disproportionately affect the demand for our solutions and harm our business.

Current or future economic uncertainties or prolonged downturns could harm our business. Negative conditions in the general economy in the United States, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, pandemics, social unrest, warfare and terrorist attacks, could cause a decrease in funds available to our clients and potential clients and negatively affect the growth rate of our business.

These economic conditions may make it difficult for us and our clients to forecast and plan future budgetary decisions or business activities accurately, and they could cause our clients to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our clients may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

To the extent our solutions are perceived by clients and potential clients to be discretionary, our revenues may be disproportionately affected by delays or reductions in general information technology and telemedicine spending. Competitors may respond to market conditions by lowering prices and attempting to lure away our clients. In addition, the increased pace of consolidation in the healthcare industry may result in reduced overall spending on our solutions.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within the healthcare industry, or the effect of political changes. If the economic conditions of the general economy or the healthcare industry do not improve, or worsen from present levels, our business could be harmed.

If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional services from them, our business may be harmed.

We expect to derive a significant portion of our revenues from renewal of existing client contracts and sales of additional services to existing clients. Factors that may affect our ability to sell additional solutions and services include, but are not limited to, the following:

●	the price, performance and functionality of our software solutions;

●	the availability, price, performance and functionality of competing solutions;

●	our ability to develop and sell complementary solutions and services;

●	changes in healthcare laws, regulations or trends; and

●	the business environment and strategic priorities of our clients.

Most of our clients have no obligation to renew their subscriptions for our solutions after the initial term expires. In addition, our clients may negotiate terms less advantageous to them upon renewal, which may reduce our revenues from these clients. If our clients fail to renew their contracts, renew our contracts upon less favorable terms or at lower fee levels or fail to purchase new solutions and services from them, our revenues may decline, or our future revenue growth may be constrained.

Our telemedicine business and growth strategy depends on our ability to maintain and expand our network of established hospital system and telemedicine user bases, board-certified physicians and other provider specialists. If we are unable to maintain and expand our network, our future growth would be limited and our business would be harmed.

Our success is dependent upon our continued ability to maintain a network of established health care systems providers and established, board-certified physicians and other provider specialists. Our ability to develop and maintain satisfactory relationships with these providers also may be negatively impacted by other factors not associated with either of them, such as changes in Medicare and/or Medicaid reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and healthcare providers. The failure to maintain or to secure new cost-effective provider contracts may result in a loss of or inability to grow our client base, higher costs, healthcare provider network disruptions, less attractive service for our clients and/or difficulty in meeting regulatory requirements, any of which could harm our business.

Our telemedicine business is dependent on our relationships with affiliated professional entities, which we do not own, to provide medical services, and our business would be harmed if those relationships were disrupted.

There is a risk that U.S. state authorities in some jurisdictions may find that our contractual relationships with our physicians and physician extenders who provide telehealth services violate state’s prohibition against the corporate practice of medicine and related professions. The corporate practice of medicine prohibition exists in some form, by statute, regulation, board of medicine or attorney general guidance, or case law, in most states, though there is broad variation between state application and enforcement of the doctrine makes an exact count difficult. These laws generally prohibit the practice of medicine or related professions by lay persons or entities and are intended to prevent unlicensed persons or entities from interfering with or inappropriately influencing a physician or physician extenders’ professional judgment. The extent to which each state considers particular actions or contractual relationships between us and our providers to constitute improper influence of professional judgment varies across the states and is subject to change and to evolving interpretations by state boards of medicine and state attorneys general, among others. As such, we must monitor our compliance with laws in every jurisdiction in which we operate on an ongoing basis, but we cannot guarantee that subsequent interpretation of the corporate practice of medicine or related professions laws will not circumscribe our business operations. State corporate practice of medicine doctrines also often impose penalties on the licensed providers themselves for aiding the corporate practice of medicine, which could discourage physicians from participating in our network of providers.

A material change in corporate practice of medicine interpretation could impact our operations and could impair our ability to provide services to our clients and harm our business.

If we are not able to develop and release new solutions, or successful enhancements, new features and modifications to our existing solutions, our business could be harmed.

To date, we have derived a substantial majority of our revenues from sales of solutions from our telemedicine software platforms, and our longer-term results of operations and continued growth will depend on our ability successfully to develop and market new solutions and add in additional modules and feature in a timely manner. In addition, we have invested, and will continue to invest, significant resources in research and development to enhance our existing solutions. If existing clients are not willing to make additional payments for such new solutions, or if new clients do not value such new solutions or enhancements, it could harm our business. If we are unable to predict client and user preferences or other industry changes, or if we are unable to enhance or modify our solutions on a timely basis, we may lose clients. In addition, our results of operations would suffer if our innovations are not responsive to the needs of our clients or if such innovation are not appropriately timed with market opportunity or effectively brought to market. Delays in launching new solutions may open windows of opportunity for new and existing competitors to erode our market share and may negatively impact our revenues and profitability.

Any failure to offer high-quality technical support services may harm our relationships with our clients and our financial results.

Our clients depend on our support organization to resolve any technical issues relating to our services. In addition, our sales process is highly dependent on the quality of our solutions, our business reputation and on strong recommendations from our existing clients. Any failure to maintain high-quality and highly-responsive technical support, or a market perception that we do not maintain high-quality and highly-responsive support, could harm our reputation, adversely affect our ability to sell our solutions to existing and prospective clients, and harm our business.

We offer technical support services with our solutions and may be unable to respond quickly enough to accommodate short-term increases in demand for support services, particularly as we increase the size of our client base. We may also be unable to modify the format of our support services to compete with changes in support services provided by competitors. It is difficult to predict demand for technical support services and if demand increases significantly, we may be unable to provide satisfactory support services to our clients. Additionally, increased demand for these services, without corresponding revenue, could increase costs and adversely affect our results of operations.

Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to support our continued growth.

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. The pool of qualified personnel with experience working in the healthcare market is limited overall and the competition to hire them is intense. As such, we may not be successful in continuing to attract and retain qualified personnel. We have from time to time in the past experienced, and expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, our search for replacements for departed employees may cause uncertainty regarding the future of our business, impact employee hiring and retention, and adversely impact our revenue, financial condition and results of operations. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be harmed.

We depend on our senior management team, and the loss of one or more of these employees or an inability to attract and retain qualified key personnel could harm our business.

Our success depends largely upon the continued services of our key executive officers. These executive officers are “at-will” employees and therefore may terminate employment with us at any time with no advance notice. We also rely on our leadership team in the areas of research and development, marketing, services and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives. In addition, volatility or lack of performance in our stock price may affect our ability to attract and retain replacements should key personnel depart. If we are not able to retain any of our key personnel, our business could be harmed.

Our management team has broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that management’s decisions will result in successful achievement of our business objectives or will not have unintended consequences that negatively impact our growth prospects.

Our management has broad discretion in making strategic decisions to execute our growth plans and may devote time and company resources to new or expanded solution offerings, potential acquisitions, prospective customers or other initiatives that do not necessarily improve our operating results or contribute to our growth. Management’s failure to make strategic decisions that are ultimately accretive to our growth may result in unfavorable returns and uncertainty about its prospects, each of which could cause the price of our Common Stock to decline.

We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could harm our business.

We may intend to acquire or invest in additional businesses, applications and services or technologies that we believe could complement or expand our solutions, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

In addition, if we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including, but not limited to:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities, including legal liabilities, associated with the acquisition;

●	difficulty integrating the accounting systems, operations and personnel of the acquired business;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the clients of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

●	diversion of management’s attention from other business concerns;

●	adverse effects to our existing business relationships with business partners and clients as a result of acquisitions;

●	the potential loss of key employees or contractors;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of businesses we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually or if there are triggering events identified. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our results of operations or cause the market price of our common stock to decline. In addition, if an acquired business fails to meet our expectations, our business may be harmed.

If we are unable to grow, or if we fail to manage future growth effectively, our revenues may not increase and we may be unable to implement our business strategy.

Our future success will depend upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our clients’ requirements, all of which could harm our business. A key aspect to managing our growth is our ability to scale each of VSee Lab’s and iDoc’s capabilities, including in response to unexpected shifts in demand for telemedicine. To manage our current and anticipated future growth effectively, we must continue to maintain and enhance our IT infrastructure, financial and accounting systems and controls. We must also attract, train and retain a significant number of board-certified physicians, sales and marketing personnel, client support personnel, professional services personnel, software engineers, technical personnel and management personnel, and the availability of such personnel, in particular physicians and software engineers, may be constrained.

Our growth will depend on the acceptance of our solutions as a suitable supplement to traditional healthcare delivery systems and on our ability to overcome operational challenges. Our business model and solutions could lose our viability as a supplement to traditional healthcare delivery systems due to client dissatisfaction or new alternative solutions. If we are unable to address the needs of our clients, or our clients are dissatisfied with the quality of our solutions, our clients may not renew our contracts, seek to cancel or terminate their relationship with us or renew on less favorable terms, any of which could cause our annual net dollar retention rate to decrease.

As we continue to grow, including from the integration of employees and businesses acquired in connection with previous or future acquisitions, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our profitability and our ability to retain and recruit qualified personnel who are essential for our future success. If we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy client requirements or maintain high-quality solutions. Additionally, we may not be able to expand and upgrade our systems and infrastructure to accommodate future growth.

Failure to effectively manage our growth could also lead us to over-invest or under-invest in development and operations, result in weaknesses in our infrastructure, systems or controls, give rise to operational mistakes, financial losses, loss of productivity or business opportunities and result in loss of employees and reduced productivity of remaining employees. Our growth is expected to require significant capital expenditures and may divert financial resources from other projects such as the development of new solutions and services. If we are unable to effectively manage our growth our expenses may increase more than expected, our revenues may not increase or may grow more slowly than expected and we may be unable to implement our business strategy. The quality of our services may also suffer, which could negatively affect our reputation and harm our ability to attract and retain clients.

If the estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and our business would be harmed.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Even if the markets in which we compete meet our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. The principal assumptions relating to our market opportunity include all hospitals in the United States adopting outsourced clinical resources via telemedicine and that we can successfully add specialties to tour solutions beyond those currently offered today. Our market opportunity is also based on the assumption that our existing and future offerings will be more attractive to our clients and potential clients than competing solutions. If these assumptions prove inaccurate, our business could be harmed.

We may not grow at the rates we historically have achieved or at all, even if our key metrics may indicate growth, which may adversely affect the market price of our common stock.

We have experienced significant growth in recent years. Future revenues may not grow at these same rates or may decline. Our future growth will depend, in part, on our ability to grow our revenues from existing clients, to complete sales to potential future clients, to expand our client base, and to develop new solutions and services. We can provide no assurances that we will be successful in executing on these growth strategies or that, even if our key metrics would indicate future growth, we will continue to grow our revenues or to generate net income. Our ability to execute on our existing sales pipeline, create additional sales pipelines and expand our client base depends on, among other things, the attractiveness of our services relative to those offered by our competitors, our ability to demonstrate the value of our existing and future services and our ability to attract and retain a sufficient number of qualified sales and marketing leadership and support personnel. In addition, our existing clients may be slower to adopt our services than we currently anticipate, which could harm our business and growth prospects and adversely affect the market price of our common stock.

We may in the future become subject to litigation, which could be costly and time-consuming to defend.

We may become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our clients in connection with commercial disputes or employment claims made by our current or former associates. Litigation may result in substantial costs and may divert management’s attention and resources, which may substantially harm our business, financial condition and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to us. Resolution of some of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely affect our results of operations and cash flows, thereby harming our business and stock price. For example, fines or assessments could be levied against us under domestic or foreign data privacy laws (such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the General Data Protection Regulation (“GDPR”), or the California Consumer Privacy Act of 2018 (“CCPA”)) or under authority of privacy enforcing governmental entities (such as the Federal Trade Commission (“FTC”), or the U.S. Department of Health and Human Services (“HHS”)) or as a result of private actions, such as class actions based on data breaches or based on private rights of action (such as that contained in the CCPA). Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely affect our results of operations and cash flows, expose us to increased risks that would be uninsured and adversely affect our ability to attract directors and officers. In addition, such litigation could result in increased scrutiny by government authorities having authority over our business, such as the FTC, the HHS, Office for Civil Rights (“OCR”), and state attorneys general.

We may become subject to medical liability claims, which could cause us to incur significant expenses, may require us to pay significant damages if not covered by insurance, and could harm our business.

Because our business delivers telehealth services to patients, each faces the risk of medical liability claims against us and our affiliated professional entities. We and our affiliated professional entities have in the past and may in the future be subject to medical liability claims and, if these claims are successful, substantial damage awards. Although we maintain insurance covering medical malpractice claims in amounts that we believe is appropriate in light of the risks attendant to our business, we cannot predict the outcomes of medical malpractice cases, the effect that any claims of this nature, regardless of their ultimate outcome, could have on our business or reputation or on our ability to attract and retain clients. Professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to our providers in the future at acceptable costs or at all.

Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of our management and our providers from our operations, which could harm our business. In addition, any claims may harm our business or reputation.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, value-added, or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our results of operations.

We do not collect sales and use and similar taxes in any states for telemedicine services based on our belief that our services are not subject to such taxes in any state. Sales and use and similar tax laws and rates vary greatly from state to state. Certain states in which we do not collect such taxes may assert that such taxes are applicable, which could result in tax assessments, penalties and interest with respect to past services, and we may be required to collect such taxes for services in the future. Such tax assessments, penalties and interest or future requirements may adversely affect our results of operations.

We will likely require additional capital from equity or debt financings to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to make investments to support our anticipated business growth and will likely require additional funds to respond to business challenges, including the need to develop new solutions or enhance our existing solutions, enhance our operating infrastructure and acquire complementary businesses and technologies. In order to achieve these objectives, we may make future commitments of capital resources, including incurring additional indebtedness under our credit facility. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Risks Related to Governmental Regulation

In the U.S., we conduct business in a heavily regulated environment and if we fail to comply with health care laws and regulations, we could incur fines and other penalties, be prohibited from participating in certain reimbursement programs or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships with our providers, vendors and customers, our marketing activities and other aspects of our operations. Of particular importance are:

●	the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to specific exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibit the entity from billing Medicare or Medicaid for such designated health services. Many states have adopted similar laws;

●	the federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

●	the federal False Claims Act that prohibits, among other things, presenting, or causing the presentment, of a false claim for payment or approval; making, using, or causing others to make or use, a false record or statement that is material to a false or fraudulent claim, Making, using, or causing to be made or used, a false record or statement material to an obligation to pay money to the government; or conceals, avoids, or decreases an obligation to pay money to the government. Many states have adopted state false claims act laws.

We do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations to guide our operations. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require them to make changes in our operations or structure. A determination that they have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, could have a material adverse effect on our business, financial condition, results of operations and cash flows, and our business reputation could suffer significantly. In addition, other similar legislation or regulations at the federal or state level may be adopted that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

To enforce compliance with the federal laws, the U.S. Department of Justice and the U.S. Department of Health and Human Services Office of Inspector General, or OIG, have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and penalties of $12,537 to $25,076 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

State legislative and regulatory changes specific to the area of telehealth law may present the third party medical groups and independent physicians on our platform with additional requirements and state compliance costs, which may create additional operational complexity and increase costs.

Our affiliated professional entities and independent physicians’ and physician extenders’ ability to provide telehealth services to, and receive reimbursement for the services provided to patients in a particular state are dependent upon the laws and regulations of the state where the patient resides. Laws and regulations governing the provision of telehealth services are evolving at a rapid pace and are subject to changing political, regulatory, and other influences. Some states’ regulatory agencies or medical boards may have established rules or interpreted existing rules in a manner that limits or restricts providers’ ability to provide telehealth services or for physicians to supervise nurse practitioners and physician assistants remotely. Additionally, there may be limitations placed on the modality through which telehealth services may be provided or requirements related to the provision of telehealth services, such as having a prior in person visit or receipt of certain informed consents. For example, some states specifically require synchronous (or “live”) communications and restrict or exclude the use of asynchronous telehealth modalities, which is also known as “store-and-forward” telehealth. Because this is a developing area of law and regulation, we continually monitor our compliance in every jurisdiction in which we operate. However, we cannot be assured that our affiliated professional entities or independent providers’ activities and arrangements, if challenged, will be found to be in compliance with the state requirements or that a new or existing law or regulation will not be adopted, enforced, or changed in manner that is unfavorable to our business model. We cannot predict the regulatory landscape for those jurisdictions in which we operate and any significant changes in law, policies, or standards, or the interpretation or enforcement thereof, could occur with little or no notice. The majority of the consultations provided through our platforms are synchronous consultations for patients located in jurisdictions that permit the use of asynchronous telehealth. If there is a change in laws or regulations related to our business, or the interpretation or enforcement thereof, that adversely affects our structure or operations, including greater restrictions on the use of asynchronous telehealth or remote supervision of nurse practitioners or physician assistants, it could have a material adverse effect on our business, financial condition, and results of operations.

Evolving government regulations and enforcement activities may require increased costs or adversely affect our results of operations.

In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. This risk is especially acute in the healthcare industry given the level of government spending and oversight of the industry as a whole.

In the ordinary course of business, we may be subject to inquiries and audits by federal and state agencies that oversee applicable healthcare program participation, licensure and payment regulations. We may also be subject to routine and targeted government audits and investigations. We believe that the regulatory environment surrounding most segments of the healthcare industry remains intense. Responding to audits and inquiries may require us to incur significant expense. If the results of any audit or investigation reveal material non-compliance, we may have to incur additional expense in defending our business and making modifications to our operations.

In the states in which we operate, we believe we are in material compliance with all applicable material regulations, but, due to the uncertain regulatory environment, certain states may determine that we are in violation of their laws and regulations. If we must remedy such violations, we may be required to modify our business and services in such states in a manner that undermines our respective platform’s attractiveness to customers, we may become subject to fines or other penalties or, if we determine that the requirements to operate in compliance in such states are overly burdensome, we may elect to terminate our operations in such states. In each case, our revenue may decline and our business, financial condition, and results of operations could be adversely affected.

If we fail to comply with extensive healthcare laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

The healthcare industry is required to comply with extensive and complex laws and regulations at the federal, and state government levels relating to, among other things:

●	licensure of health providers, and enrollment with government reimbursement programs;

●	necessity and adequacy of telehealth services;

●	relationships with physicians and other referral sources and referral recipients;

●	billing and coding for services;

●	properly handling any overpayments;

●	quality of medical equipment, devices and services we make available;

●	qualifications of medical professionals and support personnel;

●	confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and personal information and medical records; and

●	communications with patients and consumers.

Among these laws are the federal Stark Law, the federal Anti-Kickback Statute, the False Claims Act, and similar state laws. If we fail to comply with applicable laws and regulations, we could suffer civil sanctions and criminal penalties, including the loss of our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs. While we endeavor to ensure that our financial relationships with referral sources such as hospitals and physicians comply with the applicable laws (including applicable safe harbors and exceptions), evolving interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require them to make changes in our operations. A determination that we have violated these or other laws, or the public announcement that we are being investigated for possible violations of these or other laws, could harm our business, and our business reputation could suffer significantly. In addition, other legislation or regulations at the federal or state level may be adopted that could harm our business.

Our collection, use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm to us and, in turn, harm our client base and our business.

There are a number of federal and state laws, rules and regulations, as well as contractual obligations, relating to the protection, collection, storage, use, retention, security, disclosure, transfer and other processing of confidential, sensitive and personal information, including certain patient protected health information (PHI), such as patient records. Existing laws and regulations are constantly evolving, and new laws and regulations that apply to our business are being introduced at every level of government in the United States. In many cases, these laws and regulations regarding transfer or disclosure of personal information apply not only to transfer or disclosure to third-parties, but also to transfers of information between or among VSee Lab and iDoc, our affiliates and other parties with whom we conduct business. These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on our business. We monitor legal developments in data privacy and security regulations at the local, state and federal level, however, the regulatory framework for data privacy and security worldwide is continuously evolving and developing and, as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

The management of PHI is subject to HIPAA. HIPAA is the primary federal law that protects patients’ health care data and records. HIPAA consists of the HIPAA privacy rule (“Privacy Rule”) and the HIPAA security rule (“Security Rule”). The HIPAA Privacy Rule protects medical records and other personal health information by limiting our use and disclosure, giving individuals the right to access, amend, and seek accounting of our own health information, and limiting most uses and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. The HIPAA Security Rule protects individuals’ electronic personal health information that is created, received, used, or maintained, and requires appropriate administrative, physical and technical safeguards to ensure the confidentiality, integrity, and security of electronic protected health information. The HITECH Act strengthened HIPAA enforcement provisions, requires OCR to periodically audit covered entities and our business associates, and authorized State Attorneys General to bring civil actions for HIPAA violations. It permits the HHS to conduct audits of HIPAA compliance and impose significant civil monetary penalties even if we did not know or reasonably could not have known about the violation.

HIPAA requires healthcare providers and its business associates to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts are able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of our unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually. This reporting obligation is in addition to any state notification requirements.

There are proposed changes to the HIPAA regulations, which if enacted, may require us to make significant changes to our HIPAA compliance program and our patient access request procedures and may have other financial, and operational impacts.

There are other federal and state laws that protect the confidentiality, privacy, availability, integrity and security of personally identifiable information (PII), including PHI. At the state and local level, there is increased focus on regulating the collection, store, use, retention, security, disclosure, transfer and other processing of confidential, sensitive and personal information. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our clients and potentially exposing us to additional expense, adverse publicity and liability.

In addition, all 50 U.S. states and the District of Columbia have enacted breach notification laws that may require us to notify patients, employees or regulators in the event of unauthorized access to, disclosure of, or acquisition of personal or confidential information experienced by us or our service providers. These laws are not consistent, and compliance in the event of a widespread data breach is difficult and may be costly. Moreover, states have been frequently amending existing laws, requiring attention to changing regulatory requirements. We also may be contractually required to notify patients or other counterparties of a security breach. Although we may have contractual protections with our service providers, any actual or perceived security breach could harm our reputation and brand, expose us to potential liability or require us to expend significant resources on data security and in responding to any such actual or perceived breach. Any contractual protections we may have from our service providers may not be sufficient to adequately protect us from any such liabilities and losses, and we may be unable to enforce any such contractual protections. In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards.

New health and personal information security standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which VSee and iDoc must handle healthcare related data, and the cost of complying with standards could be significant. If we do not comply with existing or new laws and regulations related to PHI, we could be subject to criminal or civil sanctions.

Because of the sensitivity of the PII we store and transmit, the security features of our technology platforms are very important. If our security measures are breached or fail, unauthorized persons may be able to obtain access to sensitive client and patient data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting client or investor confidence. Clients may curtail their use of or stop using our services or our client base could decrease, which would cause our business to suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to client or other business partners in an effort to maintain our business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and, in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We also publish statements to our clients that describe how we handle and protect personal information. If federal or state regulatory authorities or private litigants consider any portion of these statements to be untrue, we may be subject to claims of deceptive practices, which could lead to significant liabilities and consequences, including, without limitation, costs of responding to investigations, defending against litigation, settling claims and complying with regulatory or court orders.

In March 2020, the Office of the National Coordinator for Health Information Technology (“ONC”) released a final rule implementing the information blocking prohibition of the 21st Century Cures Act, which went into effect on April 5, 2021. The rule, which applies to almost all health care providers, is designed to create a more interoperable health care system that supports seamless data exchange, improves care coordination, and removes barriers to the use and exchange of PHI between providers and plans and as directed by patients. “Information blocking” refers to activities that unreasonably limit the availability and use of electronic health information (“EHI”). The rule prohibits information blocking of EHI unless it is required by law or meets one of eight narrowly applied exceptions. Like most providers, we had to create new policies and procedures, trainings, and governance structures, and invest in new technology to comply with the rule. ONC has delegated oversight and compliance monitoring to the Office of Inspector General, and a provider may be subject to significant financial penalties if it fails to comply with these new rules. The exact penalties for providers will be determined through future rulemaking. Any individual can submit a complaint alleging that a provider has engaged in information blocking through an online portal made available by ONC.

If we fail to comply with federal and state laws and policies governing claim submissions to government healthcare programs or commercial insurance programs, we or our clients may be subject to civil and criminal penalties or loss of eligibility to participate in government healthcare programs and contractual claims by commercial insurers.

We offer revenue cycle management services to our clients that include the preparation and submission of claims for professional service and billing agent collection processing with payers on behalf of our clients. Certain of these reimbursement claims are governed by federal and state laws with potential civil and criminal penalties for non-compliance. The HIPAA security, privacy and transaction standards also have a potentially significant effect on our claims preparation, transmission and submission services, because such services must be structured and provided in a way that supports our clients’ HIPAA compliance obligations. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. If our revenue cycle management services fail to comply with these laws and regulations, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against them, and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Further, our clients may seek contractual remedies and indemnification. Any investigation or proceeding related to these topics, even if unwarranted or without merit, could adversely affect demand for our services, could force us to expend significant capital, research and development and other resources to address the failure, and may harm our business.

Private pay sources such as third-party insurance and managed care entities also often reserve the right to, and do actually conduct audits of our billing processes, and have from time to time conducted such reviews. Our costs to respond to and defend any such reviews, audits and investigations are significant and are likely to increase in the current enforcement environment. These audits and investigations may require us to refund or retroactively adjust amounts that have been paid to us by the relevant government program or private pay source.

If our revenue cycle management services fail to comply with these laws and regulations, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against us, and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Further, our clients may seek contractual remedies and indemnification. Any investigation or proceeding related to these topics, even if unwarranted or without merit, could adversely affect demand for our services, could force us to expend significant capital, research and development and other resources to address the failure, and may harm our business.

Physician licensing and credentialing, a cost of providing professional services, can negatively impact our margins as it may incur increased expenses to utilize appropriately licensed and credentialed physicians for consult demands, especially when expanding to new jurisdictions and new hospital clients.

A physician’s (or a physician extender’s) ability to perform telemedicine consults is dictated by where the physician is licensed to practice and with whom the physician is privileged to provide services. State licensure and physician credentialing requirements take time to procure, often necessitating months of lead-time before a physician is able to begin providing consults for a particular hospital facility. Our ability to manage and anticipate physician need and prioritize licensing and credentialing could impact profit margins and expense management. As consult demands increase in areas where only a limited number of physicians hold necessary licenses and credentials, those physicians with appropriate licensing and credentialing to meet client demands may assume additional overtime shifts or otherwise demand increased fees, thereby increasing its costs. Further, obtaining a license to practice medicine in a particular jurisdiction is at the discretion of the local state medical board, and, as such, timing to achieve licensure in certain jurisdictions may be outside our ability to accomplish within expected time frames.

Certain software products related to telemedicine platforms may be subject to FDA regulatory review and oversight. It is critical to identify applicable FDA requirements and ensure compliance with such requirements.

Certain software products often used in telemedicine platforms and offerings could fall under the broad category of digital health products that may, in certain circumstances, require FDA regulatory review prior to marketing. The FDA generally maintains regulatory oversight over products that meet the Agency’s statutory definition of a “medical device.” In certain circumstances, software applications and their corresponding platforms are considered medical devices when they are intended to be used for one or more medical purposes and are consequently regulated by the FDA. Determining whether a product meets the definition of a medical device requires assessment of both design and intended use. Intended use of a product is determined by the intent of the manufacturer as evidenced by the design of the product and the product labeling. Labeling is a broad term that includes marketing and advertising claims. The FDA’s regulatory approach toward digital health technologies is set forth in both regulations and guidance documents. This requires analyzing (1) whether a product meets the FDA’s definition of a medical device and, if it does, (2) whether it is carved out from active regulation by one of the FDA’s digital health “enforcement discretion” policies. In general, the FDA’s overarching approach is to apply its regulatory oversight in a risk-based manner to only software functions deemed to meet the definition of medical devices (i.e., those intended for the diagnosis of disease or other conditions, or the cure, mitigation, treatment, or prevention of disease) and whose functionality could create patient safety risks in the event of a malfunction.

Risks Related to the Use of Our Technology

Failure to keep pace with advances in technology could cause our solutions to become obsolete, which could harm our business, financial condition and results of operations.

The telemedicine industry is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. The successful implementation of our business model depends on our ability to anticipate and adapt to evolving technologies and industry standards and introduce new solutions accordingly. For example, we deployed our software platform to hospital organizations as a stand-alone software-as-a-service solution independent of its clinical services to enable these providers to optimize and scale its platform across all of our care sites. These new solutions carry risks, such as cost overruns, delays in delivery, performance problems, and lack of acceptance by our clients. If we cannot anticipate or adapt to rapidly evolving industry standards, technology, and increasingly sophisticated clients and our employees, our existing technology could become undesirable, obsolete, or harm our reputation. Moreover, we may not be successful in developing, using, marketing, selling or maintaining new technologies effectively or adapting our solutions to evolving client requirements or emerging industry standards, and, as a result, our business could be harmed. In addition, we have limited insight into trends that might develop and affect our business, which could lead to errors in our predicting and reacting to relevant business, legal, and regulatory trends and healthcare reform. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future solutions and services becoming uncompetitive or obsolete. If any of these events occur, it could harm our business.

If the systems that we use to provide our services experience security breaches, we may incur significant liabilities, and our reputation and business may be harmed.

Our services involve the storage and transmission of our clients’ proprietary information, sensitive or confidential data, including valuable personal information of patients, clients and others, as well as the PHI of our clients. Because of the sensitivity of the information we store and transmit, the security features of our computer, network and communications systems infrastructure are critical to the success of our business. A breach or failure of our security measures could result from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks by computer hackers, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. As cyber threats continue to evolve, We may be required to expend additional resources to further enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. If our security measures fail or are breached, it could result in unauthorized persons accessing sensitive client or patient data (including PHI), a loss of or damage to our data, an inability to access data sources, or process data or provide our services to our clients. Such failures or breaches of our security measures, or our inability to effectively resolve such failures or breaches in a timely manner, could severely damage our reputation, adversely affect client or investor confidence in us and reduce the demand for our services from existing and potential clients. In addition, we could face litigation, damages for contract breach, monetary penalties, or regulatory actions for violation of applicable laws or regulations including HIPAA, and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. Although we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and, in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We may experience cyber-security and other breach incidents that remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and clients, which could harm our business.

We rely on telecommunications and internet service providers for providing solutions to our clients, and any interruption or failure in the services provided by these third parties could harm our business.

Our business is highly dependent on telecommunications and internet service providers. Our services are designed to operate 24-hours-a-day, seven-days-a-week, without interruption. However, we may experience interruptions and delays in services and availability from time to time. We may not maintain redundant systems or facilities for some of these services. While we control and have access to our servers, we do not control the operation of internet providers.

Additionally, if our vendors or internet providers are unable to keep up with our growing needs, this could harm our business. Interruptions in our services may reduce our revenue, cause us to issue refunds to clients for prepaid and unused subscriptions, subject us to potential liability or adversely affect client renewal rates.

In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationships with clients. To operate without interruption, we and our service providers must guard against:

●	damage from fire, power loss, natural disasters and other force majeure events outside our control;

●	communications failures;

●	software and hardware errors, failures and crashes;

●	security breaches, computer viruses, hacking, denial-of-service attacks and similar disruptive problems; and

●	other potential interruptions.

Moreover, system failures may result in loss of data, including patient data, which is critical to the provision of our services. Any errors, failures, interruptions or delays experienced in connection with our or our third parties’ systems could negatively impact our relationships with clients, adversely affect our brand and expose us to liabilities to third parties, all of which could harm our business.

Failure to protect or enforce our intellectual property rights could impair our ability to protect our internally developed technology and our brand and the costs involved in such enforcement could harm our business.

Our intellectual property includes our internally developed processes, methodologies, algorithms, applications, technology platform, software code, website content, user interfaces, graphics, trade dress, databases and domain names. We rely on a combination of trademark, trade secret and copyright laws and confidentiality procedures and contractual provisions to protect our intellectual property rights in our internally developed technology and content. We believe that our intellectual property is an essential asset of our business. If we do not adequately protect our intellectual property, our brand and reputation could be harmed and competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business, negatively affect our position in the marketplace, limit our ability to commercialize our technology, and delay or render impossible our achievement of profitability. A failure to protect our intellectual property in a cost-effective and meaningful manner could adversely affect our ability to compete. We regard the protection of our trade secrets, copyrights, trademarks, trade dress, databases and domain names as critical to our success.

We strive to protect our intellectual property rights by relying on federal, state, and common law rights and other rights provided under foreign laws. However, the steps we take to protect our intellectual property rights may be inadequate. For example, other parties, including our competitors, may independently develop similar technology, duplicate our services, or design around our intellectual property and, in such cases, we may not be able to assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information, and we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights.

We make business decisions about when to seek patent protection for a particular technology and when to rely upon trade secret protection, and the approach we select may ultimately prove to be inadequate. In particular, we do not currently hold a patent or other registered or applied for intellectual property protection for our software platform. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of our solutions, technology or proprietary information, or provide us with any competitive advantages, since intellectual property law, including statutory and case law, particularly in the United States, is constantly developing, and any changes in the law could make it harder for us to enforce our rights.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. An adverse determination of any litigation proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly and could put any related pending patent applications at risk of not issuing. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Negative publicity related to a decision by us to initiate such enforcement actions against a client or former client, regardless of its accuracy, may adversely impact our other client relationships or prospective client relationships, harm our brand and business, and could cause the market price of our common stock to decline. Our failure to secure, protect, and enforce our intellectual property rights could harm our brand and our business.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

There is considerable patent and other intellectual property development activity in our industry. Our future success depends in part on not infringing upon the intellectual property rights of others. From time to time, third parties may claim that we are infringing upon our intellectual property rights or that we have misappropriated our intellectual property. As competition in our market grows, the possibility of patent infringement, trademark infringement and other intellectual property claims against us increases. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more aspects of our technology and services. Any claims or litigation could cause us to incur significant expenses and, whether or not successfully asserted against us, could require that we pay substantial damages, ongoing royalty or license payments or settlement fees, prevent us from offering our solutions or using certain technologies, require us to re-engineer all or a portion of our platforms, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our clients or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

Our software platforms may not perform properly due to errors or similar problems, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business.

Our software platforms provide our clients and providers with the ability to, among other things, complete, view and edit medical history; request a consult (either scheduled or on demand); conduct a consult (via video or phone); and initiate an expert medical service. Software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that they may discover additional problems that prevent our software platforms from operating properly. If our solutions do not function reliably or fail to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage tour reputation and impair our ability to attract or maintain clients.

Moreover, complex software, such as ours, often contains defects and errors, some of which may remain undetected for a period of time. Material performance problems, defects or errors in our existing or new software and services may arise in the future and may result from interface of our solution with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. Such errors may be found after the introduction of new software or enhancements to existing software. If we detect any errors before we introduce a solution, we may have to delay deployment for an extended period of time while we address the problem. Any defects and errors, and any failure by us to identify and address them, could result in loss of revenue or market share, diversion of development resources, harm to our reputation and increased service and maintenance costs. Defects or errors may discourage existing or potential clients from purchasing our solutions from us. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could harm our business.

Risks Related to our Common Stock and Us as Public Company

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion, or revenues exceeds $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We have no substantial combined operating history, and any failure to successfully integrate the business of VSee Lab and iDoc could adversely affect the results of our operations.

Until June 24, 2024, each of VSee Lab and iDoc operated independently since their inception. There can be no assurance that we will be able to integrate the operations of VSee Lab and iDoc successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of operations of the combined entities on a timely basis. In addition, there can be no assurance that the management teams of each of VSee Lab and iDoc will be able to successfully manage the combined entity and effectively implement their operating or growth strategies. The financial results of VSee Lab and iDoc cover periods during which they were not under common control or management and, therefore, may not be indicative of their future financial or operating results. Our success will depend on management’s ability to integrate VSee Lab and iDoc into one organization. Our inability to successfully integrate these companies and to coordinate and integrate certain operational, administrative, financial and information technology systems would have a material adverse effect on our financial condition and results of operations.

In addition, we expect our costs will increase in the foreseeable future and we may incur losses. We also expect to invest significant additional funds towards enhancing our services and platform, growing our business and operating as a public company and as we continue to invest in increasing our hospital and healthcare system client base, expanding our operations, hiring additional employees, and developing future offerings. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses.

Our current management team have no experience managing a public company.

Our current management have no experience managing a publicly-traded company, interacting with public company investors and research analysts, and complying with the increasingly complex laws and requirements pertaining to public companies, including those related to timely public disclosures, financial reporting, internal controls and enterprise risk management. As a result, we may not successfully or efficiently manage our new and additional roles and responsibilities. A public company is subject to significant regulatory oversight, reporting obligations under U.S. securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention of our senior management and could divert our attention away from the day-to-day management of our business. Failure to adequately comply with the requirements of being a public company, including deficiencies in financial reporting or ineffective disclosure controls and procedures and internal control over financial reporting, could cause investors to lose confidence in the our reported financial and other information and materially adversely affect our business, financial condition and results of operation, as well as severely negatively affect our stock price.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes- Oxley Act and the rules and regulations of the applicable listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we anticipate that we will continue to expend significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business.

In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2025, our management identified material weaknesses in our internal control over financial reporting related to the lack of sufficient number of personnel within the accounting function to adequately segregate duties, we did not have a designed and implemented effective Information Technology General Controls (“ITGC”) related to access controls to financial accounting system, we did not have a formalized control environment and oversite of controls over financial reporting, and we lack proper accounting for significant or non-recurring transactions.

We intend to continue to take steps to enhance our internal controls, including implementing additional internal procedures and utilizing well-established external consulting resources with experience and expertise in accounting principles generally accepted in the United States (“U.S. GAAP”) and public company accounting and reporting requirements.

If we are unable to remediate the material weaknesses and achieve and maintain effective internal control over financial reporting and effective disclosure controls, our business could be adversely affected. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We are required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We are required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with this annual report on Form 10-K for the year ended December 31, 2025.

If our business’ benefits do not meet the expectations of financial or industry analysts, the market price of our securities may decline.

The market price of our securities may decline if:

●	We do not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

We are required to meet the continuing listing requirements of the Nasdaq Stock Market. However, we may be unable to maintain the listing of our securities in the future.

If we fail to meet the continued listing requirements and Nasdaq delists our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for the Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Investors could experience a reduction in share price for our Common Stock they own, or dilution resulting from the exercise of warrants into Common Stock or the conversion of preferred stock into Common Stock, or the vesting and settlement of equity grants to employees, directors and consultants.

As warrant holders exercise warrants to purchase Common Stock, or holders of preferred stock convert their preferred stock into Common Stock, and then attempt to sell those shares into the market, if there is not demand for shares of our Common Stock equal to, or greater than, the number of shares such security holders seek to sell, the price of our Common Stock could decline. If an employee, director or consultant who received restricted stock units or other equity awards as part of a compensation plan attempts to sell those shares into the market without equal or greater demand in the market for those shares, such attempted sales of our Common Stock could negatively impact the price of our Common Stock. The creation of Common Stock shares from warrants or preferred stock conversions, or the granting of stock or other equity under a compensation plan that results in the issuance of Common Stock, will create dilution for Common Stockholders, and potentially impact the per share value of our Common Stock, impacting their investments.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may reduce the trading activity in the secondary market for our Common Stock, so stockholders may have difficulty selling their shares.

We will continue to incur significant costs from operating as a public company, and our management expects to devote substantial time to public company compliance programs.

As a public company, we have and will continue to incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act, as well as rules implemented by the SEC and Nasdaq. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the way we operate our business. Our management and other personnel devote, and likely will continue to devote, a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Act and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costlier.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls when we become subject to this requirement could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. If we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and, as such, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan facility and any future loan arrangements we enter into may contain terms prohibiting or limiting the number or amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital-raising activities. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern. Failure to secure additional funding may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives.

We may amend the terms of the public warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of the public warrants could be increased, the exercise period could be shortened and the number of shares of common stock purchasable upon exercise of a public warrant could be decreased, all without approval of each public warrant affected.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of common stock, as applicable, purchasable upon exercise of a warrant.

Although we consummated our initial business combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless.

The exercise price for the public warrants is $11.50 per share of common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

Holders of our convertible promissory notes may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

Pursuant to the terms of the Quantum Note and the Ascent Note (each as defined herein), they may not be converted into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause the respective holders to beneficially own more than 4.99% of our then outstanding shares of Common Stock. However, we do not have the right to control the timing and amount of any sales by the holders of such shares. In addition, these restrictions do not prevent the holders from selling shares of Common Stock received in connection with such note conversions and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the respective holders could sell more than 4.99% of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 4.99% at any one time.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. Further, the registration of the sale of shares of our Common Stock underlying the Quantum Note and the Ascent Note may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our Common Stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our Common Stock to fall. It could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our commitments to issue shares of Common Stock or securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders.

The Quantum Notes bear guaranteed interest at a rate of 12.00% per annum and are convertible into shares of our Common Stock at a fixed conversion price of $3.20 per share (after the conversion price reset pursuant to the terms thereof) or 85% of the lowest daily VWAP (as defined in the Quantum Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination. The Ascent Note bears an interest of 10% per annum and is convertible into shares of our Common Stock of at a conversion price of $2.00 per share. We have agreed not to issue any shares of Common Stock upon conversion of the Ascent Note in excess of stock issuance cap required by the rules of Nasdaq (the “Exchange Cap”) unless we obtain stockholder approval for issuance of shares of Common Stock exceeding such Exchange Cap. In addition, shares of Common Stock are issuable upon exercise of the Ascent Warrants (as defined herein).

The issuance of shares Common Stock upon the conversion of the Quantum Note and the Ascent Note and the exercise of the Ascent Warrants, would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

Our commitment to issue shares of Common Stock pursuant to the terms of the Quantum Note and the Ascent Note could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to the terms of the Quantum Note and the Ascent Note has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our Common Stock will likely decline.

The holders of the Quantum Note and the Ascent Note may participate in short sales of our Common Stock. It may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The holders may also sell shares of Common Stock short and deliver shares of Common Stock to close out short positions and to return borrowed shares in connection with such short sales. The holders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

The extent we rely on current investors in the Company as sources of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from our current investors were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working and other capital needs. In addition to the Quantum Note and the Ascent Note and the other securities purchase transactions discussed hereof, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Common Stock could be reduced. A financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our Common Stock. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

If we are unable to satisfy the applicable continued listing requirements of Nasdaq, our common stock could be delisted.

Our Common Stock and public warrants are listed on the Nasdaq Capital Market. Although we have met the minimum initial listing standards set forth in the Nasdaq rules, we cannot assure you that our securities will be, or will continue to be, listed on the Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, among other requirements, we must maintain a minimum bid price of our common stock (generally, $1.00) minimum amount in stockholders’ equity (generally, $2,500,000), maintain a minimum number of holders of our securities (generally, 300 public holders), and must timely file all required periodic financial reports with the SEC.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Item 1B. Unresolved Staff Comments

None.

Item 1C. Cybersecurity

We acknowledge the increasing importance of cybersecurity in today’s digital and interconnected world. Cybersecurity threats pose significant risks to the integrity of our systems and data, potentially impacting our business operations, financial condition and reputation.

As a smaller reporting company, we currently do not have formalized cybersecurity measures, a dedicated cybersecurity team or specific protocols in place to manage cybersecurity risks. Our approach to cybersecurity is in the developmental stage, and we have not yet conducted comprehensive risk assessments, established an incident response plan or engaged with external cybersecurity consultants for assessments or services.

Given our current stage of cybersecurity development, we have not experienced any significant cybersecurity incidents to date. However, we recognize that the absence of a formalized cybersecurity framework may leave us vulnerable to cyberattacks, data breaches and other cybersecurity incidents. Such events could potentially lead to unauthorized access to, or disclosure of, sensitive information, disrupt our business operations, result in regulatory fines or litigation costs and negatively impact our reputation among customers and partners.

We are in the process of evaluating our cybersecurity needs and developing appropriate measures to enhance our cybersecurity posture. This includes considering the engagement of external cybersecurity experts to advise on best practices, conducting vulnerability assessments and developing an incident response strategy. Our goal is to establish a cybersecurity framework that is commensurate with our size, complexity and the nature of our operations, thereby reducing our exposure to cybersecurity risks.

In addition, our Board of Directors will oversee any cybersecurity risk management framework and a dedicated committee of our Board of Directors or an officer appointed by our Board of Directors will review and approve any cybersecurity policies, strategies and risk management practices.

Despite our efforts to improve our cybersecurity measures, there can be no assurance that our initiatives will fully mitigate the risks posed by cyber threats. The landscape of cybersecurity risks is constantly evolving, and we will continue to assess and update our cybersecurity measures in response to emerging threats.

For a discussion of potential cybersecurity risks affecting us, please refer to the “Risk Factors” section.

Item 2. Properties

Our principal executive offices are located at 980 N Federal Hwy #304, Boca Raton, FL 33432, and our telephone number is (561) 672-7068. Our website can be found at https://vseehealth.com/.

Furthermore, iDoc has physical operations in Houston, Texas. Such office location for personnel is contracted via short-term leases.

Item 3. Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. Except as described below, no current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

From time to time, we may become a party to litigation and subject to claims incident to the ordinary course of our business. Although the results of such litigation and claims in the ordinary course of business cannot be predicted with certainty, we believe that the final outcome of such matters will not have a material adverse effect on our business, results of operations or financial condition. Regardless of outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors. Currently, there is no litigation pending against our company that could materially affect our company.

Item 4. Mine Safety Disclosures

Not applicable.

PART II

Item 5. Market For Registrant’s Common Equity, Related Stockholder Matters And Issuer Purchases Of Equity Securities

Market and Dividends

Our Common Stock and public warrants are currently listed on the Nasdaq Capital Market under the symbol “VSEE” and “VSEEW”, respectively. On March 30, 2026, the closing sale price of our Class A Common Stock was $0.24 per share.

As of March 30, 2026, there were approximately 47,299,421 holders of record of our Common Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our shares of Common Stock whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

Our Board of Directors has not adopted a formal dividend policy for a recurring fixed dividend payment to shareholders. We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends in the future will be within the discretion of our Board of Directors at such time. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Information about our equity compensation plans in Item 11 of Part III of this report is incorporated herein by reference.

Recent Sales of Unregistered Securities

There were no unregistered securities sold by the registrant in the period covered by this report that were not previously included in a quarterly report on Form 10-Q or current report on Form 8-K filed by the Company with the SEC.

Item 6. Reserved

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provide information that VSee Health’s management believes is relevant to an assessment and understanding of the results of operations and financial of VSee Health, Inc. (“VSee Health” and for purposes of this section only, referred to as the “Company”, “we,” “us” and “our”). The discussion and analysis should be read together with VSee Health’s consolidated financial statements as of and for the years ended December 31, 2025 and 2024, and the related respective notes thereto. This discussion may contain forward-looking statements based upon VSee Health’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” in this Annual Report and the section herein entitled “Cautionary Note on Forward-Looking Statements.”

Overview

Prior to June 24, 2024, we were a blank check company incorporated in the State of Delaware organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On June 24, 2024, we completed the Business Combination pursuant to the Business Combination Agreement dated as of November 21, 2023, as amended by the first amendment dated February 13, 2024, and the second amendment dated April 17, 2024 (as amended, the “Business Combination Agreement”) that we entered into with VSee Lab and iDoc. Upon the completion of the Business Combination, we changed our name to “VSee Health, Inc.” and the business of VSee Lab and iDoc became our business.

Our wholly-owned subsidiary VSee Lab is a telehealth software platform. VSee Lab’s proprietary technology platform and modular software solution empower users to plug and play telehealth services with end-to-end encrypted video streaming integrated with medical device data, electronic medical records, and other sensitive data, with multiple other interactive functionalities that enable teamwork that VSee Lab believes are not available from any other system worldwide. Our company’s core platform is a highly scalable, integrated, application program interface (“API”) driven technology platform, for virtual healthcare delivery, with multiple real-time integrations spanning the healthcare ecosystem. Our platform’s APIs power external connectivity and deep integration with a wide range of payors, electronic medical records, third party applications, and other interfaces with employers, hospital systems, and health systems, which we believe uniquely positions us as a long-term partner meeting the unique needs of the rapidly changing, healthcare industry. Our company will also be able to white label our solutions, so they fit into the plans and strategies of our clients, all on a platform that is high-performance and highly scalable.

We put telehealth software tools in the hands of clinicians to enable them to make changes without programming so that they can achieve the best patient outcomes. We provide our clients with capabilities specifically built to enable them to collaborate with their clinical and non-clinical colleagues, securely coordinate patient care, conduct virtual patient visits including remote physical exam and remote patient monitoring, and an analytical dashboard to manage their entire telehealth operations from patient satisfaction score to patient wait time to staffing allocations. We empower clinicians to create the workflow they want without waiting for IT; where today, most clinicians feel helpless given that IT departments often cannot give clinicians what they want.

Through VSee Lab, we offer a set of telehealth software building blocks, data connectors, and workflow templates that can be rapidly configured into the client’s workflows. Our offerings allow clinicians without programming experience to configure our building blocks into their existing workflow without requiring programmers - i.e. - no code. In addition, our building blocks allow programmers to increase their productivity with simple coding to piece together our building blocks - i.e. - low code. At the core of our platform is a comprehensive set of software building blocks for telehealth that include on-demand visits, scheduling appointments, in-take forms, signature for consent and compliance, team coordination, unified communication, remote exam and remote patient monitoring, payments including insurance processing, clinical notes, and administrative control panels and analytics. These set of building blocks can connect to electronic medical record systems such as EPIC and Cerner via HL7, FHIR, and SFTP. Lastly, we provide a set of templates to make creating telehealth workflow fast and easy. The entire telehealth platform sits on a scalable server architecture and is HIPAA compliant and SOC2 externally audited. VSee Lab is also GDPR compliant and supports single-sign-on (SSO) and multi-factor-authentication (MFA).

The Company’s wholly-owned subsidiary iDoc is a high acuity patient care solution providing elite physician services in intensive care units of our major hospital systems and other customers. iDoc delivers neuro-critical care through a proprietary technology platform. iDoc serves a diverse range of customers from large hospital systems to small/micro hospitals, long-term acute care (LTAC) facilities, correctional facilities and others. In addition to the specialization of neuro critical care, iDoc provides general tele-critical care services, and specialty e-consults to large organizations such as correctional facilities. iDoc has an experienced team of board-certified intensivists, neurointensivists, neurologists, and advanced practice providers that treat and coordinate care for acutely ill patients 24/7 in the Neurointensive Care Unit (“NICU”) and Intensive Care Unit (“ICU”) for stroke, brain trauma, spinal cord, and all other neurological conditions. Our Neurocritical care experts will also help develop multidisciplinary plans of care to optimally treat neurological conditions in relation to their overall medical needs. Our Neuro Critical care service delivery will focus on physicians and provider services in Teleneurocritical care, epileptology, and teleneurology. In addition to standard interventions, our Neurocritical care experts will offer specific care including monitoring intracranial pressure, cerebral hemodynamics, advanced multimodal neuro monitoring (brain oximetry, cerebral microdialysis and continuous electroencephalography).

We strive to be the solutions provider of access to the shortage of intensivists across the care continuum utilizing sophisticated telehealth solutions to bridge the care gap. In a post Covid, physician burnout health care system, we aim to provide a solution to physician burnout and to a lack of patient access to quality intensive care. By using the sophisticated leading telehealth software and hardware devices, we provide access to highly skilled physicians in the highest acuity in patient setting, the ICU. We provide elite physician services in the Intensive care units of major hospital systems and other customers. Our core service delivers general critical care, neurology, EEG reading, and neuro critical care through a custom internal virtual health care technology platform. We also serve a diverse range of customers from large hospital systems to small/micro hospitals, to long-term acute care (LTAC) facilities to the federal prison system and others. We connect critically ill patients to high quality Neurointensivists, general and cardiac intensivists and specialty specific e-consultations and helps to improve outcomes for patients as well as improved productivity and physician burnout while reduced costs for health systems. We have developed a unique quality control program in collaboration with each hospital by development of a hospital specific reporting dashboard to monitor and achieve high quality critical care quality. In addition, current workflows and protocols are evaluated to adjust to incorporate critical care. Continuous process improvement and readjustment of target metrics with the ICU team to maximize patient safety and improve outcomes.

Implications of Being an Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012(the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The Jobs Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company is also a “smaller reporting company,” meaning that either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. The Company may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. The Company may take advantage of certain of the scaled disclosures available to smaller reporting companies.

Performance Factors

We believe that our future performance will depend on many factors, including the following:

The Rapid Transformation of the Telehealth Market

The Telehealth market today is one characterized by rapid transformation, with major customers and hospital systems looking to build or add capabilities and major legacy competitors looking to shore up historical limitations. We believe that the rapid transformation of the telehealth market indicates strong future growth of the market, and our current offerings provide an attractive value proposition to health systems, medical groups, and individual medical practitioners, driving higher market share. We plan to continue to harness our scale to further grow the value proposition of our platform for all stakeholders.

Ability to Expand Within the Market and Attract New Customers

Telehealth is still in its total infancy stages in terms of utilization, scope, and services. Most of the growth is expected within hospital systems, definition, and segmentation structure, and we believe our software platform and services have significant potential. We plan to leverage our industry relationships with government, hospital systems and insurance providers to increase our customer base.

Innovation and New Product Offerings

Despite the rapid advancements in technology, growth in virtual healthcare delivery, and improvement in decision support algorithms and machine learning tools, Telehealth Technology Solutions have not fully penetrated medicine and hospital systems to become the standard methodology of care and represent less than 1% of total healthcare spending according to Grandview Research. Major reasons for Telehealth solutions not capturing its full potential include:

●	Many of the existing video and hardware and software used in telehealth are repurposed businesses that are not healthcare specific.

●	Remote monitoring/diagnostic devices do not readily integrate into telehealth systems limiting doctors real time metrics to enable diagnostics and assessment.

●	Backend software coordination is not optimized for telehealth use and connectivity, resulting in significant greater complexity and costs for implementation.

●	The software and code foundations of the early telemedicine companies have major functionality limitations and arduous implementation and incremental coding/connectivity requirements adding significant cost and reducing functionality.

We believe our technology solutions meet the performance and compliance standards in healthcare, increase the sharing of patient history, files and scheduling are integrated into the video view for doctors, create sophisticated video engagement between patients, staff and doctors and seamlessly integrate patients’ records to provide more comprehensive telehealth care. We believe our ability to invest in new technology and develop new features, modules, and solutions will be critical to our long-term success.

Significant Accounting Policies and Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of consolidated financial statements also requires we make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by our management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, balance sheet, results of operations and cash flows will be affected. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving our management’s judgments and estimates. Critical accounting policies and estimates are those that we consider the most important to the portrayal of our balance sheet and results of operations because they require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those consolidated financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates. Our significant accounting policies are described in Note 2 to our Consolidated Financial Statements for the year ended December 31, 2025, included elsewhere in this report. Our critical accounting policies are described below.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services.

The Company determines revenue recognition in accordance with ASC 606 through the following five steps:

1) Identify the contract with a customer

The Company considers the terms and conditions of its contracts and the Company’s customary business practices in identifying its contracts under ASC 606. The Company determines it has a contract with a customer when the contract has been approved by both parties, it can identify each party’s rights regarding the goods and services to be transferred and the payment terms for the goods and services, it has determined the customer to have the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s payment history or, in the case of a new customer, credit and financial information pertaining to the customer.

Contractual terms for subscription services are typically 12 months. Contracts are generally cancellable with a 30-day notice period, and customers are billed in annual, quarterly, or monthly instalments in advance of the service period of the subscription. The Company is not required to refund any prorated prepayment fees invoiced to cover services that were provided.

The Company also has service contracts with hospitals or hospital systems, physician practice groups, and other users. These customer contracts typically range from two to three years, with an automatic renewal process. The Company either invoices these customers for the monthly fixed fee in advance or at the end of the month, depending on the contract terms. The contracts typically contain cancellation clauses with advance notice, and revenue for goods and services transferred prior to cancellation is not refundable or creditable.

2) Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods and services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract.

3) Determine the transaction price

Total transaction price is based on the amount to which the Company is entitled to base on the contracts with its customers. The Company believes the quoted transaction prices in the customer contracts represent the standalone selling prices for each of the separate performance obligations which are distinct and priced separately within the contract.  Consideration promised in the Company’s contracts includes both fixed and variable amounts. The Company’s variable consideration is based on fixed unit price for promised services, though the total consideration is dependent upon the actual amounts of promised services used by the customers. If necessary, the Company estimates the total variable consideration based on the information available to management, and updates such estimates each financial period when needed.

4) Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price (“SSP”). The determination of a SSP for each distinct performance obligation requires judgment. Where applicable, the Company establishes standalone selling prices based on the observable prices of the good or service when the Company sells that good or service separately in similar circumstances and to similar customers. If a standalone selling price is not directly observable, the Company estimates the standalone selling price using the expected cost plus a margin approach.

5) Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized when or as control of the promised goods or service are transferred to the customer in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company derives revenue from business services associated with direct tele-physician provider patient fee services, telehealth services, subscription services and institutional services provided to our clients.

Subscription Service Contracts and Performance Obligation

Subscriptions Services

Subscriptions represent a series of distinct goods or services because the performance obligations are satisfied over time as customers simultaneously receive and consume the benefits related to the services the Company performs. In the case of module specific subscriptions, a consistent level of service is provided during each monthly period of subscription to the Company’s platform. The Company commences revenue recognition when the customer is provided with platform subscription for the initial monthly period and revenue is recognized over time as a consistent level of subscription service during the subsequent period is delivered. The Company’s obligation for its integrated subscriptions is to stand-ready throughout the subscription period; therefore, the Company considers an output method of time to measure progress toward satisfaction of its obligations with revenue commencing upon the beginning of the subscription period. Deferred revenue consists of the unamortized balance of nonrefundable upfront fees which are classified as current and non-current based on the timing of when the Company expects to recognize revenue.

The Company treats each subscription to a specific module as a distinct performance obligation because each module is capable of being distinct as the customer can benefit from the subscription to each module on its own and each subscription can be sold standalone.

Furthermore, the subscriptions to individual modules are distinct in the context of the contract as (1) the Company is not integrating the services with other services promised in the contract into a bundle of services that represent a combined output, (2) the subscriptions to specific modules do not significantly modify or customize the subscription to another module, and (3) the specific modules are not highly interdependent or highly interrelated. The subscription to each module is treated as a series of distinct performance obligations because it is distinct and substantially the same, satisfied over time, and has the same measure of progress.

The transaction price is determined based on the consideration the Company expects to be entitled to in exchange for transferring services to the customer. Under the contracts, the clients pay a fixed rate per user per subscription service. Prior to the start of a contract, clients generally make upfront nonrefundable payments to the Company when contracting for implementation services.

Professional Services and Technical Engineering Fees and Performance Obligation

Performance obligations under contracts for professional services may include maintenance, hardware, clinician fees, and technical engineering services. These services are generally distinct in the context of the contract and are accounted for as separate performance obligations.

For technical engineering services, performance obligations are typically satisfied over time based on the specified quantity of professional service hours provided to the customer. For maintenance, hardware, and clinician fees, revenue is recognized either over time or at a point in time or when control transfers to the customer. Maintenance and clinician fees are generally recognized over time as services are rendered, while hardware revenue is recognized at a point in time when control transfers to the customer.

The Company evaluates the nature of each professional services arrangement to determine the appropriate timing of revenue recognition, ensuring that revenue is recognized in a manner that faithfully depicts the transfer of goods or services to the customer.

Patient Fees Services and Performance Obligation

Patient Fee Services

Patient fees represent a series of distinct services because the performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The Company commences revenue recognition on patient services when the Company satisfies its performance obligation to provide professional medical services to patients.

The Company acts as the principal in these arrangements because it controls the medical services before they are transferred to the patient. This control is evidenced by the Company’s primary responsibility for fulfilling the service and its direct authority over the affiliated physicians, including the right to direct their clinical activities and administrative protocols.

Patient Fee Contracts Involving Third-Party Payors

The Company receives payments from patients, third-party payors and others for patient fee services. Third-party payors pay the Company based on contracted rates or the entities’ billed charges. Payments received from third-party payors are generally less than billed charges. The Company determines the transaction price on patient fees based on standard charges for services provided, reduced by adjustments provided to third-party payors, and implicit price concessions provided to uninsured patients. The Company monitors its revenue and receivables from third-party payors and records an estimated contractual allowance to properly account for the differences between billed and collected amounts.

Revenue from third-party payors is presented net of an estimated provision for contractual adjustments. Patient revenues are net of service credits and service adjustments, and expected credit losses . These adjustments and implicit price concessions represent the difference between the amount billed and the estimated consideration the Company expects to receive, based on historical collection experience, market conditions and other factors. Although the Company believes that its approach to estimates and judgments as described herein is reasonable, actual results could differ, from estimated amounts and such difference could be material.

All of the Company’s telemedicine contracts for patient reimbursement fees are directly billed to the payors by the Company. The Company earns patient fees by providing high acuity patient care solutions. For patient fees, performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The revenue is determined based on the telemedicine billing code(s) associated with the respective professional service rendered to patients. The Company earns primarily from reimbursement from the following third-party payors:

Medicare

The Company’s affiliated provider network is reimbursed by the Medicare Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. The Company’s affiliated provider network is reimbursed by certain State Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Commercial Insurance Providers

The Company is reimbursed by commercial insurance carriers. The basis for payment to the commercial insurance providers is consistent with Medicare reimbursement fee structure guidelines, and the Company is in-network or out-of-network with the commercial insurance carriers based on state and insurer requirements.

Telehealth Fees Service Contracts and Performance Obligation

Contract For Telemedicine Care Services

Performance obligations in the contract for telemedicine care are based on services provided via the use of hardware and software integration that includes multi-participant video conferencing, and electronic communication for 24 hours per day, seven days per week for the duration of the contract. The Company provides administrative support for the tele-physician services and coordinates the services of its clinicians’ network through administrative support, hardware support, and software support and provider coverage availability. The Company provides coverage availability of its physician services ranging from 12-24 hours per day. Performance obligations in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from patient services and institutional services obligations. Performance obligations are met when the Company provides administrative, business, and medical records and reports related to their professional services rendered pursuant to the agreement in such format and upon such interval as hospitals may require. Revenue from telemedicine care services is included in telehealth fees in the consolidated financial statements.

The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company. The determination of the amount of revenue the Company can recognize each accounting period requires management to make estimates and judgments on the estimated expected customer life or expected performance period.

The Company commences revenue recognition when the Company satisfies its performance obligation to provide the contractual tele-physician hours services monthly. Prior to the commencement of services, customers generally make initial start-up nonrefundable payments to the Company when contracting for Company training, hardware and software installation and integration, which includes a onetime setup of software security, API interfaces, and compatibility between hospital existing equipment and hardware and software. The Company recognizes revenue upon completion of the implementation when the performance obligation of equipment setup and initial training is completed. The start-up fees do not significantly modify or customize the other goods in the contract. As the start-up service primarily covers initial administrative services for which the Company’s clients can cancel future services upon completion, management considers it to be separable from the ongoing business services, and the Company records start-up fees as revenue when the start-up service is completed over time, using the input method to measure progress each financial period.

Institutional Fees Service Contracts and Performance Obligation

Contract For Electroencephalogram (“EEG”) Professional Interpretation Services

Performance obligations in the contract for EEG professional interpretation services are based on the number of professional services EEG interpretation provides monthly. The performance obligation in the contract for these services transferred to the customer is distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To facilitate the delivery of the EEG professional interpretation services, the Company’s physicians use EEG telemedicine equipment provided by the Company. The performance obligation is satisfied based on the number of EEG professional interpretations performed by the Company’s physicians. The number of professional interpretations is traced monthly by both parties and used to determine the revenue earned based on established contractual rates and is included in institutional fees in the consolidated financial statements.

Under most of the Company’s contracts, including contracts with its two top customers, the customer pays fixed monthly fees for telemedicine consultation services, EEG professional interpretation services, platform software services, and hardware fees. The fixed monthly fee provides for a predetermined number of daily, monthly, or annual physician hours of coverage and agreed upon rates for interpretation and software services. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment and the Company’s virtual healthcare platform, which is provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services.

The Company commences revenue recognition on EEG professional interpretation services when the Company satisfies its performance obligation to provide professional interpretation monthly.

Fair Value of Financial Instruments

“Fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

See Note 15 Fair Value Measurements of the financial statements for additional information on assets and liabilities measured at fair value.

Goodwill

Goodwill represents the excess of purchase price in a business combination over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment at the reporting unit level by assessing whether it is more likely than not that the fair value of a reporting unit exceeds its carrying value. If this assessment concludes that it is more likely than not that the fair value of a reporting unit exceeds its carrying value, then goodwill is not considered impaired, and no further impairment testing is required. Conversely, if the assessment concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a goodwill impairment test is performed to compare the fair value of the reporting unit to its carrying value. The Company determines fair value of the two reporting units using both income and market-based models. Our models contain significant assumptions and accounting estimates about discount rates, future cash flows, and terminal values that could materially affect our operating results or financial position if they were to change significantly in the future and could result in an impairment.

The Company performs goodwill impairment test annually as of year-end at the reporting unit level in accordance with ASC 350 to assess whether the carrying amount of goodwill exceeds its fair value. Additionally, the Company monitors for triggering events on an ongoing basis and performs interim impairment testing when events or changes in circumstances indicate that it is more likely than not (i.e., greater than 50 percent likelihood) that the fair value of a reporting unit is below its carrying amount. This process is designed to ensure that goodwill is stated at no more than its implied fair value at all reporting dates. .The cash flow estimates, and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation.

During the year ended December 31, 2024, the Company determined there were triggering events that required the Company to perform a quantitative analysis. Based on the analysis, the Company concluded the fair value of the Telehealth Services reporting unit was less than it’s carrying value. As a result, the Company recorded non-cash goodwill impairment charges of $56,675,210 on the consolidated statement of operations for the year ended December 31, 2024. For the year ended December 31, 2025, the Company conducted a qualitative assessment of goodwill impairment, considering macroeconomic conditions, industry trends, Company performance, and the prior-year impairment. These factors indicated potential impairment triggers, leading the Company to perform a quantitative Step 1 impairment test. Based on the estimated fair value of the reporting unit, which exceeded its carrying amount, the Company concluded that no goodwill impairment was required for the year.

Impairment of Long-lived and Intangible Assets Other than Goodwill

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets, including fixed assets, right-of-use assets and intangible assets, for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on the appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company applies ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Financial Statement Components

Years Ended December 31, 2025, and 2024 Results of Operations

The following table presents VSee Health’s results of operations for the years ended December 31, 2025 and 2024:

	For the year ended December 31,
	2025	2024	Change	%
Revenue	$14,618,184	$10,421,352	$4,196,832	40%
Cost of revenues	7,262,219	3,243,772	4,018,447	124%
Gross margin	7,355,965	7,177,580	178,385	2%
Operating expenses	16,938,858	69,328,425	(52,389,567)	(76)%
Other income (expense)	(5,061,531)	2,805,929	(7,867,460)	(280)%
Net loss before taxes	(14,644,424)	(59,344,916)	44,700,492	75%
Income tax benefit (provision)	(91,560)	1,642,901	(1,734,461)	(106)%
Net loss	$(14,735,984)	$(57,702,015)	$42,966,031	74%

Revenue

Through our wholly-owned subsidiary VSee Lab, the Company generates revenue from subscription services to its software platform. Subscriptions represent a series of distinct goods or services because the performance obligations are satisfied over time as customers simultaneously receive and consume the benefits related to the services as VSee Lab performs. Through our wholly-owned subsidiary iDoc, the Company establishes management and administrative services contracts with hospitals or hospital systems to provide telehealth physician services to acute patients of the hospitals or hospital systems. iDoc also generate revenue by directly billing the insurance companies for care provided at hospitals or hospital systems. iDoc’s contracts typically range in length from two to three years, with an automatic renewal process.

Revenue for the year ended December 31, 2025, was $14,618,184, an increase of $4,196,832, or 40%, compared to $10,421,352 for the year ended December 31, 2024. The increase was primarily driven by continued growth from the Company’s iDoc acquisition, completed in June 2024, which contributed $5,084,931, representing an increase of 229% over the prior-year. This growth was fuelled by higher telehealth service volume and patient fees of $2,919,118 and $2,170,193, respectively. Professional services and other fees increased $934,381, or 44%, reflecting higher medical device sales and services rendered in connection with the Company’s HHS contract.

These increases were partially offset by a $884,887, or 22%, decline in subscription revenue attributable to a reduction in recurring enterprise-level subscriptions, and a $937,593, or 47%, decrease in technical engineering services revenue, reflecting lower client utilization during the current year.

Cost of Revenues

VSee Lab’s cost of revenues consists primarily of expenses related to cloud hosting, personnel-related expenses for VSee’s customer success team, costs for third-party software services and contractors, and other services. iDoc’s cost of revenues is primarily comprised of personnel-related expenses for our employee and consulting physicians and other medical providers, and the costs for third-party software services and hardware used in connection with delivery of high acuity patient care solution when providing elite physician services in the intensive care units of our major hospital systems and other customers.

Cost of revenues for the year ended December 31, 2025, was $7,262,219, representing an increase of $4,018,447, or 124%, as compared to $3,243,772 for the year ended December 31, 2024. The increase was primarily attributable to growth within the Company’s iDoc business unit, driven by a $1,883,533 increase in medical independent contractor costs reflecting higher telehealth service delivery volume, and a $476,189, or 48%, increase in salaries and wages supporting iDoc’s expanded operations. Within the VSee Lab business unit, the increase was further driven by higher overseas payroll of $637,603, increased medical equipment and device costs of $387,449 associated with the Company’s HHS contract and $216,400 in physician labor costs incurred for the first time during the current year.

Operating Expenses

VSee Lab’s operating expenses include all operating costs not included in the cost of revenues. These costs consist of general and administrative expenses composed primarily of all payroll and payroll-related expenses, professional fees, and other costs related to the administration of its business. iDoc’s operating expenses include all operating costs not included in cost of revenues. These costs consist of compensation, general and administrative expenses composed primarily of all payroll and payroll- related expenses, professional fees, insurance, software costs, occupancy expenses related to iDoc’s operations, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Operating expenses for the year ended December 31, 2025, were $16,938,858, a decrease of $52,389,567 or 76% as compared to $69,328,425 for the year ended December 31, 2024. The decline was due to the absence of goodwill impairment charges during 2025, resulting in a reduction of $56,675,210 or 100%, compared to the prior year. The decrease was also due to the absence of transaction expenses during 2025, resulting in a reduction of $792,796 or 100%, compared to the prior year. These decreases were offset by higher general and administrative expenses of $3,483,314, an increase of 53%, primarily from an increase in amortization expense of $1,105,000 reflecting a full year of iDoc intangible asset amortization, a $952,680 increase in audit fees, and a $556,673 increase in bad debt expense, partially offset by decreases in accounting, legal, and printing costs.

The decline in operating expenses was also offset by $1,595,125 or 30% higher compensation-related expenses, driven by $1,825,684 in newly incurred research and development labor costs, a $1,291,454 increase in salaries and bonus expenses, and $364,493 of higher payroll and benefit related expenses, partially offset by a $1,886,505 decrease in G&A payroll reflecting the reallocation of certain labor costs to research and development functions.

Other Income (Expense), net

Other income during the year ended December 31, 2025, decreased $7,867,460 or 280% as compared to the prior year. The decrease was primarily driven by the loss on change in fair value of the debt and derivative financial instruments of $7,626,368, and an increase in the interest expense of $2,600,402, primarily due to the conversion of the total interest due on the Quantum note, new loan agreements entered into in the current year, and default interest incurred during the current year. The decline in other income was partially offset by the improvement in loss on the extinguishment of the loan of $424,777 during the current year, compared to the prior year.

These decreases in other income were also reduced by the net change of $1,845,214 in loss on issuance of debt and derivative financial instruments, and $46,925 of other income recognized during the current year, primarily driven by the Employee Retention Credit (ERC) received by the iDoc business.

Net Loss

Net loss for the year ended December 31, 2025, was $14,735,984, representing an improvement of $42,966,031, or 74%, as compared to a net loss of $57,702,015 for the year ended December 31, 2024. This improvement was driven by the absence of the $56,675,210 in goodwill impairment charges recognized during the prior year, partially offset by $3,901,221 in incremental operating expenses associated with the acquisition of iDoc and the recapitalization transaction with DHAC. The reduction in net loss was further supported by a $178,385 increase in gross margin contribution.

These reductions to the Company’s net loss were slightly offset by a $7,867,460 decrease in other income during the current year as compared to the prior year, and a $1,734,461 decrease in the Company’s income tax benefit, which reflects the non-recurring deferred tax benefit recognized in connection with the iDoc business acquisition during the prior year.

Going Concern, Liquidity and Capital Resources

The Company has incurred multiple years of losses resulting in an accumulated deficit of $82,416,723 as of December 31, 2025 and further losses are anticipated in the development of its business. Further, the Company had operating cash outflows of $3,445,733 for the year ended December 31, 2024. For the year ended December 31, 2024, the Company had a loss from operations of $9,582,893. The Company’s operations have been funded principally through the issuance of debt and equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

In assessing the Company’s ability to continue as a going concern, the Company monitors and analyses its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. At December 31, 2025, the Company had cash of $5,266,286 and working capital deficit of $7,879,201. The Company’s current cash on hand is insufficient to satisfy its operating cash needs for the 12 months following the filing of this Annual Report on Form 10-K. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year after the date the consolidated financial statements are issued. Management’s plan to alleviate the conditions that raise substantial doubt include raising additional working capital through public or private equity or debt financings or other sources and may include collaborations with third parties as well as disciplined cash spending. Adequate additional financing may not be available to us on acceptable terms, or at all. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake cost-cutting measures including delaying or discontinuing certain operating activities.

As a result of these factors, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date of the financial statements. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flows

The following table presents selected captions from the Company’s consolidated statements of cash flows for the years ended December 31, 2025 and 2024:

	For the year ended December 31,
	2025	2024
Net cash used in operating activities	$(3,445,733)	$(5,789,542)
Net cash used in from investing activities	$(29,928)	$(26,144)
Net cash provided by financing activities	$8,415,832	$6,023,067
Change in cash	$4,940,171	$207,381

The Company’s principal sources of liquidity are cash and cash equivalents, totalling $5,266,286 and $326,115 as of December 31, 2025 and 2024, respectively.

The Company’s future capital requirements will depend on many factors, including our growth rate, contract renewal activity, number of subscription renewals, the continuing market acceptance of telehealth, and debt funding.

Cash Used in Operating Activities

Cash used in operating activities was $3,445,733 for the year ended December 31, 2025. Cash used in operating activities consists of a net loss of $14,361,478, adjusted for non-cash items of $7,390,284 and $3,525,461 increase in net changes in operating assets and liabilities. The increases in accounts payable and deferred revenue primarily drove the increase in operating assets and liabilities.

Cash used in operating activities was $5,789,542 for the year ended December 31, 2024. The change in operating activities presents changes for VSee Lab for the year ending December 31, 2024, and changes for iDoc and DHAC from the Business Combination date of June 24, 2024, to the end of the quarter, December 31, 2024. Cash used in operating activities consists of a net loss of $57,702,015 adjusted for non-cash items of $55,119,167 driven primarily by fair value changes, and a $3,206,694 decrease in net changes in operating assets and liabilities. The decrease in net changes in operating assets was primarily driven by the decreases in accounts payable and accrued liabilities and due to related parties and slightly offset by the reduction in accounts receivable and the increase in deferred revenue.

Cash Used in Investing Activities

Cash used for investing activities for the year ended December 31, 2025, was $29,928, and was driven by the purchase of fixed assets.

Cash used for investing activities for the year ended December 31, 2024, was $26,144, driven primarily by $55,267 for the purchase fixed assets and was slightly offset by $29,123 of cash acquired from the acquisition of iDoc.

Cash Provided by Financing Activities

Cash provided by financing activities for the year ended December 31, 2025, was $8,415,832, primarily consisting of $1,759,371, $5,519,085 and $1,500,003 of proceeds from notes issued during the period, proceeds from pre funded warrants and issuance of common stock and offset by $10,000, $179,007, $44, $25,000 and $148,576 for payment to shareholder, payments on factoring payables, payments due on acquisition purchase, payments on financing lease liabilities and repayment on note payable, respectively.

Cash provided by financing activities for the year ended December 31, 2024, was $6,023,067, primarily consisting of $2,700,000 proceeds from the Quantum Note, $2,000,000 proceeds from the September 2024 Convertible Note, $1,323,362 cash from the recapitalization with DHAC, $760,000 proceeds from ELOC and offset by $47,800, $335,750, $61,429, $52,680, $38,889, $38,200, $180,397 and $5,150 for repayment on advances from a related party, Extension Note, exchange note, additional bridge financing, September 2024 Convertible Note, note payable, factoring payable and acquisition purchase, respectively.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

The Board of Directors and Stockholders of VSee Health, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of VSee Health, Inc. (formerly known as Digital Health Acquisition Corp.) (collectively, the “Company”) as of December 31, 2025, and the related consolidated statements of operations, changes in stockholders’ (deficit) equity, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2025.

San Mateo, California

March 31, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

VSee Health, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of VSee Health, Inc. (formerly known as Digital Health Acquisition Corp.) (the “Company”) as of December 31, 2024, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We served as the Company’s auditor from 2024 through October 2025.

San Francisco, California

August 28, 2025

PCAOB ID Number 100

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash	$5,266,286	$326,115
Accounts receivable, net of allowance for credit losses of $835,007 and $2,393,033 as of December 31, 2025, and 2024, respectively	2,520,844	1,716,370
Due from related party	304,614	531,656
Prepaids and other current assets	273,663	446,826
Total current assets	8,365,407	3,020,967

Non-current assets
Right-of-use assets, net	13,304	379,585
Intangible assets, net	8,785,000	10,995,000
Goodwill	4,916,694	4,916,694
Fixed assets, net	332,614	680,242
Total assets	$22,413,019	$19,992,488

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$11,536,775	$9,343,659
Deferred revenue	1,324,485	417,815
Due to related parties	51,900	51,900
Operating lease liabilities	10,394	72,836
Financing lease liabilities	131,062	328,833
Factoring payable	-	179,007
Encompass Purchase Liability	650,000	263,918
Equity Line of Credit	-	80,000
Quantum Convertible Note, related party at fair value	351,307	3,248,000
September 2024 Convertible Note, at fair value	-	2,094,000
Loan payable, related party, net of discount	471,651	471,651
Line of credit	456,097	456,097
Notes payable, net of discount	1,241,996	433,983
Exchange Note	-	1,499,000
Common stock issuance obligation	18,941	69,621
Total current liabilities	16,244,608	19,010,320

Non-current liabilities
Notes payable, less current portion, net of discount	593,941	593,941
Operating lease liabilities, less current portion	2,910	269,338
Deferred revenue, net of current portion	-	69,999
Deferred tax liabilities, net	119,192	67,378
Total liabilities	$16,960,651	$20,010,976

Commitments and Contingencies (Note 10)

STOCKHOLDERS’S EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 1,788 and 6,158 shares issued and outstanding as of December 31, 2025, and December 31, 2024, respectively	1	1
Common stock, $0.0001 par value; 100,000,000 shares authorized; 33,193,140 and 16,297,190 shares issued and outstanding as of December 31, 2025, and 2024, respectively	3,319	1,630
Additional paid-in capital	87,865,771	67,683,754
Accumulated deficit	(82,416,723)	(67,703,873)
Total stockholders’ equity (deficit)	5,452,368	(18,488)
Total liabilities and stockholders’ equity (deficit)	$22,413,019	$19,992,488

The accompanying notes are an integral part of these consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2025	2024

Revenues
Subscription fees	$3,230,239	$4,115,126
Professional services and other fees	3,102,688	2,108,307
Technical engineering fees	1,042,593	1,980,186
Patient fees	3,377,536	1,207,343
Telehealth fees	3,862,628	1,003,510
Institutional fees	2,500	6,880
Total revenues	14,618,184	10,421,352
Cost of revenues	7,262,219	3,243,772
Gross margin	7,355,965	7,177,580

Operating expenses

Compensation and related benefits	6,901,583	5,306,458
Goodwill impairment charges	-	56,675,210
General and administrative	10,037,275	6,553,961
Transaction expenses	-	792,796
Total operating expenses	16,938,858	69,328,425

Net operating loss	(9,582,893)	(62,150,845)

Other (expense) income
Interest expense	(2,811,861)	(211,459)
Other income, net	47,429	504
Change in fair value of financial instruments	(1,450,271)	6,176,097
Gain on extinguishment of Equity Line of Credit (“ELOC”)	42,394	-
Loss on extinguishment of debt	(221,202)	(645,979)
Loss on issuance of financial instruments	(668,020)	(2,513,234)
Total other (expense) income, net	(5,061,531)	2,805,929

Loss before (provision for) benefit from income taxes	(14,644,424)	(59,344,916)

(Provision for) benefit from income taxes	(68,426)	1,642,901

Net loss	$(14,712,850)	$(57,702,015)

Basic and diluted loss per common share	$(0.73)	$(5.65)
Weighted average number of common shares outstanding, basic and diluted	20,143,393	10,213,036

The accompanying notes are an integral part of these consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025, AND 2024

	Series A				Additional		Non-	Total Stockholders’
	Preferred Stock		Common Stock		Paid-	Accumulated	Controlling	(Deficit)
	Shares	Amount	Shares	Amount	In Capital	Deficit	Interest	Equity
Balance, December 31, 2023 (restated)	-	$-	4,639,643	$464	$6,027,153	$(10,001,858)	$(325,279)	$(4,299,520)
Shares issued to non-controlling interest holders in TAD to obtain 100% interest in subsidiary	-	-	354,441	36	(325,315)	-	325,279	-
Escrow shares released from stock payable	-	-	239,424	24	127,686	-	-	127,710
Shares issued as conversion of debt of VSee debt holders	-	-	12,846	1	155,564	-	-	155,565
Reverse recapitalization	-	-	3,603,966	360	(17,957,293)	-	-	(17,956,933)
Shares issued as consideration to iDoc shareholders	-	-	4,950,000	495	67,450,680	-	-	67,451,175
Shares issued as conversion of iDoc debt as part of the consideration in the acquisition	-	-	592,500	59	1,184,941	-	-	1,185,000
Preferred shares issued as conversion of iDoc debt as part of the consideration in the acquisition	300	-	-	-	300,000	-	-	300,000
Shares issued as conversion of VSee debt with Dominion in connection with the Exchange agreement	-	-	300,000	30	599,970	-	-	600,000
Preferred shares issued as conversion of VSee debt as contemplated by the business combination transaction	220	-	-	-	220,000	-	-	220,000
Preferred shares issued as conversion of DHAC sponsor debt as contemplated by the business combination transaction	1,268	-	-	-	1,268,000	-	-	1,268,000
Preferred shares issued as conversion of Underwriting Fee as contemplated by the business combination transaction	4,370	1	-	-	4,369,999	-	-	4,370,000
Shares issued to settled iDoc debt holders	-	-	114,000	12	227,988	-	-	228,000
Shares issued upon conversions of Additional Bridge Notes	-	-	60,764	6	159,875	-	-	159,881
Shares issued as part of stock grants to vendors	-	-	227,500	23	625,727	-	-	625,750
Shares issued upon conversion of portion of Exchange Note	-	-	469,606	47	1,177,436	-	-	1,177,483
Shares issued upon conversion of ELOC Commitment Fee Note	-	-	50,000	5	79,495	-	-	79,500
Shares issued upon conversion of Working Capital Funds Advances	-	-	202,500	20	404,980	-	-	405,000
Warrants and commitment shares issued in connection with the September 2024 Note	-	-	100,000	10	(10)	-	-	-
Shares issued under ELOC	-	-	380,000	38	759,962	-	-	760,000
Stock-based compensation	-	-	-	-	826,916	-	-	826,916
Net loss	-	-	-	-	-	(57,702,015)	-	(57,702,015)
Balance, December 31, 2024	6,158	$1	16,297,190	$1,630	$67,683,754	$(67,703,873)	$-	$(18,488)
Stock-based compensation	-	-	903,390	90	1,134,667	-	-	1,134,757
Payment to shareholder	-	-	-	-	(10,000)	-	-	(10,000)
Shares issued upon conversion of preferred stock	(4,370)	-	2,185,000	219	(219)	-	-	-
Proceeds from pre-funded warrants, net of issuance cost	-	-	-		5,519,085	-	-	5,519,085
Shares issued during the year	-	-	13,807,560	1,380	13,538,484	-	-	13,539,864
Net loss	-	-	-	-	-	(14,712,850)	-	(14,712,850)
Balance, December 31, 2025	1,788	$1	33,193,140	$3,319	$87,865,771	$(82,416,723)	$-	$5,452,368

The accompanying notes are an integral part of these consolidated financial statements

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,712,850)	$(57,702,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	-	56,675,210
Shares issued as part of stock grants to vendors	-	98,000
Loss on issuance of financial instruments	668,020	2,513,234
Change in fair value of financial instruments	1,450,271	(6,176,097)
Loss on extinguishment of debt	221,202	645,979
Gain on extinguishment of ELOC	(42,394)	-
Loss on termination of lease	140,709	-
Deferred income taxes	51,814	(1,679,404)
Amortization of discount on note payable	-	7,000
Allowance for expected credit losses	1,029,317	759,782
Depreciation and amortization	2,587,556	1,323,467
Stock-based compensation	1,124,519	896,537
Amortization of right-of-use assets	66,220	55,459
Changes in operating assets and liabilities:
Accounts receivable	(1,833,791)	(1,094,190)
Due from related party	227,042	254,378
Prepaids and other current assets	173,163	(202,245)
Encompass Purchase liability	386,082	-
Accounts payable and accrued liabilities	4,235,940	(1,446,302)
Deferred revenue	836,671	(414,710)
Due to related parties	-	(210,755)
Operating lease liabilities	(55,224)	(92,870)
Net cash used in operating activities	$(3,445,733)	$(5,789,542)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from Business Combination- iDoc	-	29,123
Purchases of fixed assets	(29,928)	(55,267)
Net cash used in investing activities	$(29,928)	$(26,144)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Quantum Convertible Note	-	2,700,000
Proceeds from September 2024 Convertible Note	-	2,000,000
Proceeds from reverse recapitalization with DHAC	-	1,323,362
Proceeds from ELOC		760,000
Repayment on advances of related party	-	(47,800)
Repayment on Extension Note	-	(335,750)
Payments on Exchange note		(61,429)
Repayment on Additional Bridge Financing	-	(52,680)
Payments on September 2024 Convertible Note		(38,889)
Repayment of notes payable	(148,576)	(38,200)
Payment to shareholder	(10,000)	-
Proceeds from issuance of common stock	1,500,003	-
Proceeds from notes issued during the year	1,759,371	-
Proceeds from pre-funded warrants, net of issuance costs	5,519,085	-
Payments on factoring payable	(179,007)	(180,397)
Payments due on acquisition purchase	(44)	(5,150)
Payments on financing lease liability	(25,000)	-
Net cash provided by financing activities	$8,415,832	$6,023,067

NET CHANGE IN CASH	4,940,171	207,381
Cash, beginning of year	326,115	118,734
CASH, END OF THE YEAR	$5,266,286	$326,115

Supplemental disclosure of cash flow information:
Cash paid for interest expense	$212,476	$111,331
Non-cash investing and financing activities:
Shares issued to non-controlling interest holders in TAD to obtain 100% interest in subsidiary	$-	$325,279
Escrow shares released from stock payable	$-	$127,710
Shares issued as conversion of debt of VSee debt holders	$-	$155,565
Net liabilities acquired in reverse merger	$-	$19,359,122
Finance lease payable reclassed from financing activities to accounts payable	$-	$407,791
Shares issued to iDoc shareholders and upon conversion of iDoc debt as part of the acquisition	$-	$68,907,052
Preferred shares issued as conversion of iDoc debt as part of the consideration in the acquisition	$-	$300,000
Shares issued on conversion of the Exchange Note	$1,739,840	$600,000
Preferred shares issued as conversion of VSee debt as contemplated by the business combination transaction	$-	$220,000
Preferred shares issued as conversion of DHAC sponsor debt as contemplated by the business combination transaction	$-	$1,268,000
Preferred shares issued as conversion of Underwriting Fee as contemplated by the business combination transaction	$-	$4,370,000
Shares issued to settled iDoc debt holders	$-	$228,000
Shares issued as principal payment of Additional Bridge Notes	$-	$159,881
Shares issued as part of stock grants to vendors	$-	$625,750
Shares issued as principal payment of Exchange Note	$-	$1,177,483
Shares issued upon conversion of ELOC Commitment Fee Note	$-	$79,500
Shares issued upon conversion of Working Capital Funds Advances	$-	$405,000
Shares issued upon conversion of Quantum Note	$4,936,550	$-
Shares issued to facilitate Quantum Note conversion	$530,000	$-
Shares issued upon conversion of September 2024 Convertible Note	$3,823,462	$-
Shares issued as payment for March 2025 promissory Note	$706,955	$-
Shares issued upon conversion of March 2025 convertible note	$303,053	$-

The accompanying notes are an integral part of these consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in USD, except number of shares and per share data)

Note 1 Organization and Description of Business

VSee Health, Inc., (formerly known as Digital Health Acquisition Corp., a Delaware Corporation) (the “Company”, “we”, “our”, “Vsee Health” or “us”) is a Delaware-based telehealth software company that provides a scalable, application programming interface-driven platform for virtual healthcare delivery. The platform integrates secure video streaming with medical device data, electronic medical records, and other sensitive data, with multiple other interactive functionalities that enable teamwork that VSee believes are not available from any other system worldwide.  Our company’s core platform is a highly scalable, integrated, application program interface (“API”) driven technology platform, for virtual healthcare delivery, with multiple real-time integrations spanning the healthcare ecosystem. Our platform’s APIs power external connectivity and deep integration with a wide range of payors, electronic medical records, third-party applications, and other interfaces with employers, hospital systems, and health systems, which we believe uniquely positions us as a long-term partner meeting the unique needs of the rapidly changing healthcare industry. Our company will also be able to white label our solutions, so they fit into the plans and strategies of our clients, all on a platform that is high-performance and highly scalable.

The Company was formed in Delaware on March 30, 2021, under the name Digital Health Acquisition Corp. (“DHAC”) as a “blank check company” for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business transaction, one or more operating businesses or assets. On June 24, 2024 (the “Closing Date”), the parties consummated the business combination by and among DHAC, DHAC Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a direct, wholly owned subsidiary of DHAC (“Merger Sub II”), VSee Lab, Inc., a Delaware corporation (“VSee Lab”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”) (the “Business Combination”). In connection with the Business Combination, DHAC changed its name from Digital Health Acquisition Corp. to VSee Health, Inc. Furthermore, unless otherwise stated or unless the context otherwise requires, references to “DHAC” refer to Digital Health Acquisition Corp., a Delaware corporation, prior to the Closing Date.

At the closing (the “Closing”) of the Business Combination, (1) each share of DHAC common stock was re-designated as a share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and each outstanding warrant of DHAC was re-designated as a warrant of the Company and each whole warrant exercisable for one share of the Company’s Common Stock at an exercise price of $11.50 (the “Warrant”); (2) each issued and outstanding share of Class A common stock of VSee Lab (including all securities that are converted or exchanged into shares of VSee Lab Class A common stock) immediately prior to the Business Combination was automatically cancelled and extinguished and converted into the right to receive approximately 0.40 shares of Common Stock; and (3) each issued and outstanding share of Class A common stock of iDoc immediately prior to the Business Combination was automatically cancelled and extinguished and converted into the right to receive approximately 994.38 shares of Common Stock.

Furthermore, with the Closing of the Business Combination, (1) pursuant to certain securities purchase agreements entered into on November 21, 2023 (the “Loan Conversion SPAs”) by and among DHAC, VSee Lab and/or iDoc with certain lenders of each of DHAC, VSee Lab and iDoc, certain indebtedness of each of DHAC, VSee Lab and iDoc was converted into shares of Series A Preferred Stock of VSee Health, par value $0.0001 per share (the “Series A Preferred Stock”) upon Closing and the Company issued 1,788 Series A Preferred Stock to such lenders; (2) pursuant to certain securities purchase agreements entered into on November 21, 2023 and as further amended and restated on February 13, 2024 (the “A&R Loan Conversion SPAs”), by and among DHAC, VSee Lab and/or iDoc and certain lenders, following assumption and conversion of the underlying loans, the Company issued 892,500 shares of Common Stock to such lenders after the Closing; and (3) in connection with services performed by A.G.P./Alliance Global Partners (“A.G.P.”) during DHAC’s initial public offering and pursuant to a securities purchase agreement entered into on November 3, 2022 and as further amended on November 21, 2023 (the “A.G.P. Securities Purchase Agreement”), the Company issued 4,370 shares of Series A Preferred Stock to A.G.P. upon Closing.

In addition, pursuant to the exchange agreement (the “Exchange Agreement”) entered by and among DHAC, VSee Lab and iDoc on November 21, 2023, the Company consummated the exchange of a senior convertible promissory note with an aggregate principal value of $2,523,744 (the “Exchange Note”) and issued the Exchange Note with an institutional and accredited investor (the “Bridge Investor”) on the Closing Date. The Exchange Note is guaranteed by each of the Company, VSee Lab and iDoc and is fully secured by collateral of the Company and its subsidiaries including, without limitation, the intellectual property, trademark, and patent rights. In September 2025, the Company converted $304,288 of outstanding principal together with $150,769 of accrued and default interest under the Exchange Note into 600,000 shares of common stock, and in October 2025, converted an additional $1,219,516 of outstanding principal and $34,959 of accrued interest into 1,673,733 shares of common stock, resulting in the Exchange Note being fully settled with no principal outstanding as of December 31, 2025.

Moreover, in connection with the Closing and pursuant to the convertible note purchase agreement (the “Quantum Purchase Agreement”) entered by and between DHAC and an institutional and accredited investor (the “Quantum Investor”) on November 21, 2023, the Company, on June 25, 2024, issued and sold to the Quantum Investor a 7% original issue discount convertible promissory note (the “Quantum Convertible Note”) in the aggregate principal amount of $3,000,000. On August 28, 2025, the Company agreed to issue 500,000 shares of common stock to the Quantum Investor for facilitating emergency funding and amended the Quantum Convertible Note to increase the principal amount to $3,380,000 and provide for default interest at 22%, issued such shares on October 28, 2025, and in October 2025 converted $4,196,203 of principal and accrued interest into 4,400,000 shares of common stock, resulting in a remaining balance of $351,307.

The total number of shares of the Company’s Common Stock outstanding immediately following the Closing was approximately 14,692,820 comprising (i) 3,432,000 DHAC founders shares; (ii) 57,000 shares of Common Stock issued to DHAC stockholders, (iii) 5,246,354 shares of Common Stock issued to VSee Lab stockholders (a portion of which are subject to escrow); (iv) 4,950,000 shares of Common Stock issued to iDoc stockholders (a portion of which are subject to escrow); (v) 892,500 shares of Common Stock issued to certain lenders pursuant to the A&R Loan Conversion SPAs which were converted following the Closing; and (vi) 114,966 shares of Common Stock issued to the Company’s public stockholders, who are formerly DHAC stockholders.

Apart from the above, on November 21, 2023, DHAC entered into an equity line of credit purchase agreement (the “ELOC Purchase Agreement”) with the Bridge Investor pursuant to which DHAC may sell and issue to the Bridge Investor, and the Bridge Investor is obligated to purchase from DHAC, up to $50,000,000 of its newly issued shares of VSee Health’s Common Stock, from time to time over a 36-month period (the “Equity Purchase Commitment Period”) beginning from the sixth (6th) trading day following the Closing of the Business Combination transaction (the “Equity Purchase Effective Day”), provided that certain conditions are met. The arrangement is hereby referred to as the “ELOC.” In connection with the Bridge Investor’s commitment to enter into the ELOC transaction, pursuant to the ELOC Purchase Agreement, on July 2, 2024, the Company issued and sold to the Bridge Investor a senior unsecured convertible note in a principal amount of $500,000 that is payable only in shares of the Company Common Stock at an initial price of $10 per share (the “ELOC Commitment Fee Note”). On September 30, 2024, the Company and the Bridge Investor mutually agreed to extend the maturity date of the ELOC Commitment Fee Note from September 23, 2024, to December 31, 2024. On December 13, 2024, the Company issued 50,000 shares to Dominion Capital to settle the ELOC Commitment Fee Note upon conversion.

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the Business Combination was accounted for as a reverse recapitalization with VSee Lab as the accounting acquirer and DHAC and iDoc as the accounting acquirees. Accordingly for accounting purposes, the Business Combination is the equivalent of VSee Lab issuing stock for the net assets of DHAC, accompanied by a recapitalization. The net assets of DHAC were combined with those of VSee Lab at historical cost as of the Closing Date, with no goodwill or other intangible assets recorded. For accounting purposes, VSee Lab is treated as the acquirer, which is the entity that has obtained control of another entity and, thus, consummated a business combination. The historical comparative financial information prior to June 24, 2024, as presented in this annual report is that of VSee Lab as VSee Lab is the predecessor of the Company and the accounting acquirer. As such, for accounting purposes, the “Company” as used in this annual report means “VSee Lab” when referring to financial numbers prior to June 24, 2024, and “VSee Health” when referring to financial numbers after June 24, 2024.

As VSee Lab was determined to be the accounting acquirer in the Business Combination, the acquisition of iDoc was treated as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations, and was accounted for using the acquisition method of accounting. The consideration transferred to acquire iDoc was allocated to the assets acquired and liabilities assumed based on the estimated acquisition-date fair values. The excess of consideration transferred to effect the acquisition over the fair values of assets acquired and liabilities assumed was recorded as goodwill. Refer to Note 3 Business Combination for further details.

Going Concern

Management has determined that principal conditions including the Company’s liquidity condition and historical operating losses raise substantial doubt about the Company’s ability to continue as a going concern for a period of time of at least one year after the date that the accompanying consolidated financial statements are issued.

The Company has incurred multiple years of losses resulting in an accumulated deficit of $82,416,723 as of December 31, 2025, and further losses are anticipated in the development of its business. Further, the Company had operating cash outflows of $3,445,733 for the year ended December 31, 2025. For the year ended December 31, 2025, the Company had a loss from operations of $14,712,850. The Company’s operations have been funded principally through the issuance of debt and equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Management plans to mitigate the substantial doubt raised by the above conditions and concerns via a series of measures, which include:

●	Revenue Enhancement Strategies: The Company including the acquisition of iDoc on June 24, 2024 (See Note 3 - Business Combination) won new contracts with larger hospitals and entered new markets, demonstrating the Company’s ability to generate positive revenue growth from its robust pipeline.

●	Additional Financing: The Company is in negotiations with an investor for additional financing, which is expected to support its working capital needs and fund its growth initiatives.

Management has determined that the liquidity condition and historical operating losses raises substantial doubt about its ability to continue as a going concern for a period of time of least one year after the date that the accompanying consolidated financial statements are issued.

There is no assurance that the Company’s plans to alleviate such concerns will be successful or unsuccessful within one year after the date the consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). For periods prior to the Business Combination as disclosed in Note 1 above, the reported share and per share amounts have been retroactively converted by the applicable exchange ratio. See Note 12 - Equity for additional information.

The consolidated financial statements include the accounts of VSee Health, Inc. and its subsidiaries, VSee Lab and iDoc, which are both 100% wholly owned subsidiaries of the Company. In addition, the consolidation includes Encompass Healthcare Billing, LLC, a 100% wholly owned subsidiary of iDoc and This American Doc, Inc. (“TAD”) now a wholly owned subsidiary of VSee Lab. All intercompany amounts are eliminated upon consolidation. Prior to June 24, 2024, the consolidated financial statements included the accounts of VSee Lab, Inc. and its 53.8% partially owned subsidiary, TAD.

The accompanying consolidated financial statements reflect adjustments (including normal, recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 2025, and 2024, its results of operations, changes in stockholders’ (deficit) equity, and cash flows for the years ended December 31, 2025, and 2024, in conformity with U.S. GAAP.

Implications of Being an Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company is also a “smaller reporting company,” meaning that either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. The Company may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. The Company may take advantage of certain of the scaled disclosures available to smaller reporting companies.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts stated in the consolidated financial statements and accompanying notes. These judgments, estimates, and assumptions are used for, but not limited to, the determination of estimated provision for contractual adjustments from third-party payors in the recognition of patient fee contracts, revenue, cost of revenues, goodwill and intangible asset impairment analysis, allowance for credit losses, the fair value of the ELOC Agreement, the ELOC Commitment Fee Note, the Exchange Note, the Additional Bridge Note, the Extension Note, the Quantum Convertible Note, the March 2025 Convertible Note, the May 2025 Convertible Note and the September 2024 Convertible Note (each of these notes as defined in Note 8 Line of Credit and Notes Payable, Net of Discount), stock-based compensation, incremental borrowing rate determination, useful life of intangibles, reserve for income tax uncertainties and other contingencies, and valuation of deferred tax asset.

The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, future events are subject to change and best estimates and judgments routinely require adjustment. Actual results could differ from those estimates.

Income Taxes

The Company applies ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, which establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services.

The Company derives revenue from business services associated with direct tele-physician provider patient fee services, telehealth services, professional services and technical engineering services, subscription services and institutional services provided to our clients.

The Company determines revenue recognition in accordance with ASC 606, through the following five steps:

1) Identify the contract with a customer

The Company considers the terms and conditions of its contracts and the Company’s customary business practices in identifying its contracts under ASC 606. The Company determines it has a contract with a customer when the contract has been approved by both parties, it can identify each party’s rights regarding the services to be transferred and the payment terms for the services, it has determined the customer to have the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s payment history or, in the case of a new customer, credit and financial information pertaining to the customer.

Contractual terms for subscription services are typically 12 months. Contracts are cancellable with a 30-day notice period and customers are billed in annual, quarterly, or monthly instalments in advance of the service period of the subscription. The Company is not required to refund any prorated prepayment fees invoiced to cover services that were provided.

The Company also has service contracts with hospitals or hospital systems, physician practice groups, and other users. These customer contracts typically range from two to three years, with an automatic renewal process. The Company either invoices these customers for the monthly fixed fee in advance or at the end of the month, depending on the contract terms. The contracts typically contain cancellation clauses with advance notice, and revenue for goods and services transferred prior to cancellation is not refundable or creditable; therefore, the Company does not believe that it has any material outstanding commitment for future revenues beyond one year from the end of a reporting period.

2) Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. The Company’s contracts typically contain cancellation clauses with advance notice; therefore, the Company does not believe that they have any material outstanding commitments for future revenues beyond one year from the end of a reporting period.

3) Determine the transaction price

The total transaction price is based on the amount to which the Company is entitled to base on the contracts with its customers. The Company believes the quoted transaction prices in the customer contracts represent the stand- alone selling prices for each of the separate performance obligations which are distinct and priced separately within the contract. The transaction price for each service provided is independent and established in the contract and based on the duration of service provided or for a rate for service provided. Fees are established based on the service transferred to the client.

4) Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative stand-alone selling price (“SSP”). The determination of a SSP for each distinct performance obligation requires judgment. The Company believes the quoted transaction prices in the customer contracts represent the stand alone selling prices for each of the separate performance obligations that are distinct and priced separately within the contract.

5) Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized when or as control of the promised goods or service is transferred to the customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

Subscription Service Contracts and Performance Obligation

Subscriptions represent a series of distinct goods or services because the performance obligations are satisfied over time as customers simultaneously receive and consume the benefits related to the services the Company performs. In the case of module specific subscriptions, a consistent level of service is provided during each monthly period of subscription to the Company’s platform. The Company commences revenue recognition when the customer is provided with platform subscription for the initial monthly period and revenue is recognized over time as a consistent level of subscription service during the subsequent period is delivered. The Company’s obligation for its integrated subscriptions is to stand ready throughout the subscription period; therefore, the Company considers an output method of time to measure progress toward satisfaction of its obligations with revenue commencing upon the beginning of the subscription period. Deferred revenue consists of the unamortized balance of non-refundable upfront fees which are classified as current and non-current based on the timing of when the Company expects to recognize revenue.

The Company treats each subscription to a specific module as a distinct performance obligation because each module is capable of being distinct as the customer can benefit from the subscription to each module on its own and each subscription can be sold standalone.

Furthermore, the subscriptions to individual modules are distinct in the context of the contract as (1) the Company is not integrating the services with other services promised in the contract into a bundle of services that represent a combined output, (2) the subscriptions to specific modules do not significantly modify or customize the subscription to another module, and (3) the specific modules are not highly interdependent or highly interrelated. The subscription to each module is treated as a series of distinct performance obligations because it is distinct and substantially the same, satisfied over time, and has the same measure of progress.

The transaction price is determined based on the consideration the Company expects to be entitled to in exchange for transferring services to the customer. Under the contracts, the clients pay a fixed rate per user per subscription service. Prior to the start of a contract, clients generally make upfront non-refundable payments to the Company when contracting for implementation services.

Professional Services and Technical Engineering Fees and Performance Obligation

Performance obligations under contracts for professional services may include maintenance, hardware, clinician fees, and technical engineering services. These services are generally distinct in the context of the contract and are accounted for as separate performance obligations.

For technical engineering services, performance obligations are typically satisfied over time based on the specified quantity of professional service hours provided to the customer. For maintenance, hardware, and clinician fees, revenue is recognized either over time or at a point in time or when control transfers to the customer. Maintenance and clinician fees are generally recognized over time as services are rendered, while hardware revenue is recognized at a point in time when control transfers to the customer.

The Company evaluates the nature of each professional services arrangement to determine the appropriate timing of revenue recognition, ensuring that revenue is recognized in a manner that faithfully depicts the transfer of goods or services to the customer.

Patient Fees Services and Performance Obligation

Patient Fee Services

Patient fees represent a series of distinct services because performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site. The patient benefits from professional services when care is rendered by the Company’s medical professionals. Revenue recognition commences when the Company satisfies its performance obligation to provide professional medical services to patients.

The Company acts as the principal in these arrangements because it controls the medical services before they are transferred to the patient. This control is evidenced by the Company’s primary responsibility for fulfilling the service and its direct authority over the affiliated physicians, including the right to direct their clinical activities and administrative protocols.

Patient Fee Contracts Involving Third-Party Payors

The Company receives payments from patients, third-party payors, and others for patient fee services. Third-party payors reimburse based on contracted rates or billed charges, which are generally lower than billed amounts. The Company determines the transaction price on patient fees based on standard charges for services provided, reduced by adjustments provided to third-party payors, and implicit price concessions provided to uninsured patients. The Company monitors its revenue and receivables from third-party payors and records an estimated contractual allowance to properly account for the differences between billed and collected amounts.

Revenue from third-party payors is presented net of an estimated provision for contractual adjustments. Patient revenues are net of service credits and service adjustments, and expected credit losses. These adjustments and implicit price concessions represent the difference between the amount billed and the estimated consideration the Company expects to receive, based on historical collection experience, market conditions and other factors. Although the Company believes that its approach to estimates and judgments as described herein is reasonable, actual results could differ, from estimated amounts and such difference could be material.

All of the Company’s telemedicine contracts for patient reimbursement fees are directly billed to the payors by the Company. The Company earns patient fees by providing high acuity patient care solutions. For patient fees, performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The revenue is determined based on the telemedicine billing code(s) associated with the respective professional service rendered to patients.

The Company earns revenue primarily from reimbursement from the following third-party payors:

Medicare

The Company’s affiliated provider network is reimbursed by the Medicare Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. Our affiliated provider network is reimbursed by certain State Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Commercial Insurance Providers

The Company is reimbursed by commercial insurance carriers. The basis for payment to the commercial insurance providers is consistent with Medicare reimbursement fee structure guidelines and the Company is in-network or out-of-network with the commercial insurance carriers based on state and insurer requirements.

Telehealth Fees Service Contracts and Performance Obligation

Contract For Telemedicine Care Services

Performance obligations in the contract for telemedicine care are based on services provided via the use of hardware and software integration that includes multi-participant video conferencing, and electronic communication for 24 hours per day, seven days per week for the duration of the contract. The Company provides administrative support for the tele-physician services and coordinates the services of its clinicians’ network through administrative support, hardware support, and software support and provider coverage availability. The Company provides coverage availability of its physician services ranging from 12 to 24 hours per day. Performance obligations in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from patient services and institutional services obligations. Performance obligations are met when the Company provides administrative, business, and medical records and reports related to their professional services rendered pursuant to the agreement in such format and upon such interval as hospitals may require. Revenue from telemedicine care services is included in telehealth fees in the consolidated financial statements.

The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company. The determination of the amount of revenue the Company can recognize each accounting period requires management to make estimates and judgments on the estimated expected customer life or expected performance period.

The Company commences revenue recognition when the Company satisfies its performance obligation to provide the contractual tele-physician hours services. Prior to the commencement of services, customers generally make initial start-up nonrefundable payments to the Company when contracting for Company training, hardware and software installation and integration, which includes a onetime setup of software security, API interfaces, and compatibility between existing hospital equipment and hardware and software. The Company recognizes revenue upon completion of the implementation when the performance obligation of equipment setup and initial training is completed. The start-up fees do not significantly modify or customize the other goods in the contract. As the start-up service primarily covers initial administrative services for which the Company’s clients can cancel future services upon completion, management considers it to be separable from the ongoing business services, and the Company records start-up fees as revenue when the start-up service is completed over time, using the input method to measure progress each financial period.

Institutional Fees Service Contracts and Performance Obligation

Contract For Electroencephalogram (“EEG”) Professional Interpretation Services

Performance obligations in the contract for EEG professional interpretation services are based on the number of professional services EEG interpretation the Company provides. The performance obligation in the contract for these services transferred to the customer is distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To facilitate the delivery of the EEG professional interpretation services, the Company’s physicians use EEG telemedicine equipment provided by the Company. The performance obligation is satisfied based on the number of EEG professional interpretations performed by the Company’s physicians. The number of professional interpretations is traced monthly by both parties and used to determine the revenue earned based on established contractual rates and is included in institutional fees in the consolidated financial statements.

Under most of the Company’s contracts, including contracts with its two top customers, the customer pays fixed monthly fees for telemedicine consultation services, EEG professional interpretation services, platform software services, and hardware fees. The fixed monthly fee provides for a predetermined number of daily, monthly, or annual physician hours of coverage and agreed-upon rates for interpretation and software services. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment and the Company’s virtual healthcare platform, which is provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services.

The Company commences revenue recognition on EEG professional interpretation services when the Company satisfies its performance obligation to provide professional interpretation monthly.

Disaggregation of revenue

The following table provides information about disaggregated revenue by timing of revenue recognition:

	December 31,	December 31,
	2025	2024
Timing of revenue recognition
Products and services transferred over time	$4,272,832	$5,129,440
Products and services transferred at a point in time	10,345,352	5,291,912
Total Revenue	$14,618,184	$10,421,352

Cost of Revenues

Cost of revenues consists primarily of expenses related to cloud hosting, personnel-related expenses for the Company’s customer success team, costs for third-party software services and contractors, and other services used in connection with delivery and support of the Company’s platform subscription services. The Company’s cost of revenues also consists primarily of expenses related to compensation-related expenses for the Company’s telehealth service providers, costs for third-party software and hardware services and independent medical providers, and other services used in connection with the delivery and support of the Company’s telehealth platform.

Transaction Expenses

On June 15, 2022, DHAC entered into the original Business Combination Agreement with DHAC Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and wholly owned subsidiary of DHAC (“Merger Sub II”), VSee Lab, and iDoc. On August 9, 2022, the parties to the Original Business Combination Agreement entered into the First Amended and Restated Business Combination Agreement, pursuant to which the original Business Combination Agreement was amended and restated in its entirety. The parties to the First Amended and Restated Business Combination Agreement entered into the Second Amended and Restated Business Combination Agreement on October 6, 2022, pursuant to which the First Amended and Restated Business Combination Agreement was amended and restated in its entirety, which was subsequently amended by the First Amendment to the Second Amended and Restated Business Combination Agreement dated November 3, 2022. On November 21, 2023, DHAC, Merger Sub I, Merger Sub II, VSee Lab and iDoc entered into the Third Amended and Restated Business Combination Agreement, which was subsequently amended by the First Amendment to the Third Amended and Restated Business Combination Agreement on February 13, 2024 and the Second Amendment to the Third Amended and Restated Business Combination Agreement on April 17, 2024 (as amended, the “Business Combination Agreement”) and concurrently entered into various transactions that provide financing for DHAC, VSee Lab, iDoc and the Company (together with the other agreements and transactions contemplated by the Business Combination Agreement, the Business Combination. During the years ended December 31, 2025 and 2024, the Company (which, for accounting purposes, refers to VSee Health, Inc. after June 24, 2024 and VSee Lab, Inc. prior to June 24, 2024) incurred transaction expenses related to the business combination of $0 and $792,796, respectively, for professional fees, including legal, taxation, business consulting, and audit services.

Net Loss Per Common Share

The Company computes income (loss) per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding.

	Year Ended December 31,
	2025	2024

Net loss	$(14,712,850)	$(57,702,015)
Weighted average shares outstanding – basic and diluted	20,143,393	10,213,036
Net loss per share – basic and diluted	$(0.73)	$(5.65)
Excluded securities:(1)
Public Warrants	9,877,432	11,500,000
Private Warrants	557,000	557,000
Bridge Warrants	173,913	173,913
Extension Warrants	26,086	26,086
September 2024 Warrants	740,741	740,741
Common Stock Warrants	19,672,130	-
Quantum Convertible Note, related party (2)	206,928	1,862,466
Exchange Note (3)	-	827,330
September 2024 Convertible Note (3)	-	1,258,733
Series A Preferred stock common stock equivalents (4)	894,000	3,079,000
Stock options granted	803,646	803,646
Common stock issuance obligation	51,192	51,192

(1)	The Company’s dilutive shares have not been included in the computation of diluted net loss per share for the years ended December 31, 2025 and 2024, as the result would be anti-dilutive.

(2)	Includes the interest amount thereon and assumes the floor conversion price of $2.00, was partially converted during the year in 2025.

(3)	Fully converted during the year 2025.

(4)	Assumes the maximum conversion thereon and at the floor conversion price of $2.00, partially converted during the year 2025.

The pre-funded warrants of 9,836,065 which were issued in November 2025 were included in the computation of basic and diluted net loss per share, as the pre-funded warrants are exercisable for nominal consideration.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. The Company had no cash equivalents as of December 31, 2025, and December 31, 2024, respectively.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250,000 per institution. The amount in excess of federally insured limit as of December 31, 2025, was approximately $4,449,913. The Company has not experienced losses on account balances and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Accounts Receivable and Credit losses

The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for credit losses for the estimated losses resulting from the inability of the Company’s clients to pay their invoices. Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the allowance for credit losses of $1,696,553.

As of December 31, 2025, and December 31, 2024, the allowance for credit losses was $835,007 and $2,393,033, respectively. For the years ended December 31, 2025, and 2024, the Company recognized $1,029,317 and $514,282, respectively, of credit loss expense within general and administrative expense on the consolidated statements of operations.

The following table presents the Company’s allowance for credit losses at December 31, 2025, and December 31, 2024:

	December 31,	December 31,
	2025	2024
Beginning allowance for credit losses	$2,393,033	$32,457
Add: Allowance for credit losses, due to acquisition	—	1,696,553
Add: Provision for credit losses	1,029,317	514,282
(Less)/Add: Accounts receivable write-off included in allowance for credit losses above	(2,587,343)	149,741
Ending allowance for credit losses	$835,007	$2,393,033

Prepaids and Other Current Assets

Prepaid assets are costs that have been paid but are not yet used up or have not yet expired. As the amount expires, the current asset is reduced, and the amount of the reduction is reported as an expense on the consolidated statements of operations.

Leases

The Company accounts for leases under ASC 842, Leases. Based on this standard, the Company determines if an agreement is a lease at inception. The Company’s assessment is based on whether: (1) the contract involves the use of a distinct identified asset, (2) the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (3) the Company has the right to direct the use of the asset.

Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term, (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (3) the lease term is for a major part of the remaining useful life of the asset or (4) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, (5) the leased asset is so specialized that the asset will have little to no value at the end of the lease term. A lease is classified as an operating lease if it does not meet any one of the above criteria.

Operating leases are included in right-of-use assets, net and operating lease liabilities, less current portion on the Company’s consolidated balance sheets. Finance leases are included in fixed assets, net and financing lease liabilities on the Company’s consolidated balance sheets. Operating and finance lease right-of-use assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. As we do not have any outstanding public debt, we estimated the incremental borrowing rate based on our estimated credit rating and available market information. The incremental borrowing rate is subsequently reassessed upon a modification to the lease agreement.

As permitted under ASC 842, the Company has made an accounting policy election not to apply the recognition provisions of ASC 842 to short-term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short-term leases on a straight-line basis over the lease term.

The Company also elected the practical expedient to account for lease and non-lease components as a single lease component. Accordingly, the Company shall include non-lease components with lease payments for the purpose of calculating lease assets and liabilities to the extent that they are fixed. Non-lease components that are not fixed are expensed as incurred as variable lease payments.

Costs associated with operating leases are recognized on a straight-line basis within “General and administrative” expenses over the term of the lease. Finance lease assets are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the lease term and presented within “General and administrative” expenses in the consolidated statements of operations. The interest component of a finance lease is included in interest expense and recognized using the effective interest method over the lease term

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. Under the fair value recognition provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The Company estimates the fair value of share options using the Black-Scholes option-pricing model, utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Common Stock, and current interest rates. The Company accounts for forfeitures as they occur.

Deferred Revenue

Contract liabilities, or deferred revenue, comprise amounts collected from the Company’s customers for revenues not yet earned and amounts which are anticipated to be recorded as revenues when services are performed. The timing of revenue recognition, billing, and cash collections results in billed accounts receivable and deferred revenue, primarily attributable to the unamortized balance of nonrefundable upfront fees related to subscription services, which are classified as current and non-current based on the timing of when the Company expects to recognize revenue on the consolidated balance sheets. Accounts receivable is recognized in the period in which the Company’s right to the consideration is unconditional. Contract liabilities consist of billing in excess of revenue recognized primarily related to deferred revenue.

As of December 31, 2025, and 2024, the Company had $1,324,485 and $417,815, respectively, of contract liabilities (current portion) associated with customer deposits for subscription, professional, and technical engineering services, which were reported in deferred revenue on the consolidated balance sheets. The Company expects to recognize all of the deferred revenue related to future performance obligations that are unsatisfied or partially unsatisfied as of December 31, 2025, as revenue by December 31, 2026. As of December 31, 2025, and December 31, 2024, the non-current portion of deferred revenue was $0 and $69,999, respectively.

The following table summarizes deferred revenue activities for the years presented:

	December 31,	December 31,
	2025	2024
Beginning of year	$487,814	$902,524
Additions	2,431,300	1,519,617
Revenue recognized	(1,594,629)	(1,934,327)
End of year	$1,324,485	$487,814

Credit Risk and Major Customers/Supplier Concentration

Financial instruments potentially subject the Company to credit risk concentrations consisting of cash and trade accounts receivable. The Company maintains all its cash in commercial depository accounts, insured by the Federal Deposit Insurance Corporation. At times, cash deposits may exceed federally insured limits. Any loss incurred or lack of access to such funds could have an adverse impact on the Company’s financial condition, results of operations, and cash flows.

In the aggregate, the Company had three customers whose accounts receivable represented 43% of the Company’s total accounts receivable as of December 31, 2025. In the aggregate, the Company had two customers whose accounts receivable represented 50% of the Company’s total accounts receivable as of December 31, 2024.

The Company had three customers that in the aggregate accounted for 45% of total revenue for the years ended December 31, 2025, and two customers that in the aggregate accounted for 24% of total revenue for the year ended December 31, 2024. Although the Company seeks to reduce dependence on those customers, the partial or complete loss of certain of these customers could have at least a temporary adverse effect on the Company’s results of operations.

The Company had two vendors whose accounts payable and accrued liabilities represented 31% of the Company’s total accounts payable and accrued liabilities as of December 31, 2025. The Company had one vendor whose accounts payable and accrued liabilities represented 22% of the Company’s total accounts payable and accrued liabilities as of December 31, 2024.

Fair Value of Financial Instruments

“Fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The carrying amounts are reflected in the accompanying balance sheets for cash, due from related party, and accounts payable approximate fair value due to their short-term nature. The three levels of the fair value hierarchy under ASC 820 are as follows:

●	“Level 1”, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	“Level 2”, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	“Level 3”, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

The carrying amounts reflected in the accompanying consolidated balance sheets for cash, accounts receivable, accounts payable and accrued liabilities, and due to/from related party, approximate fair value due to their short-term nature.

See Note 15 for additional information on assets and liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, Derivatives and Hedging. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. Derivative assets and liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.

Warrant Instruments

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity and ASC 815 (Derivatives and Hedging). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company has determined that its Public warrants, Private warrants, Bridge Warrants, September 2024 Warrants and Extension Warrants are freestanding and meet equity classification under ASC 815 (Derivatives and Hedging) and are therefore classified in equity.

Fixed Assets

Fixed assets are recorded at historical cost, less accumulated depreciation. The Company expenses fixed assets purchased that are less than $1,000. Depreciation is calculated on the straight-line method over the estimated useful lives of these respective assets, which is three to ten years. Repair and maintenance costs are charged to expenses as incurred. Fixed assets are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Useful Life
Office equipment	3-5 years
Medical equipment	3-10 years
Furniture	3-7 years
Leased equipment	Shorter of lease term or estimated useful life
Leasehold improvements	3-7 years

Goodwill

Goodwill represents the excess of purchase price in a business combination over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment at the reporting unit level by assessing whether it is more likely than not that the fair value of a reporting unit exceeds its carrying value. If this assessment concludes that it is more likely than not that the fair value of a reporting unit exceeds its carrying value, then goodwill is not considered impaired, and no further impairment testing is required. Conversely, if the assessment concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a goodwill impairment test is performed to compare the fair value of the reporting unit to its carrying value. The Company determines fair value of the two reporting units using both income and market-based models. Our models contain significant assumptions and accounting estimates about discount rates, future cash flows, and terminal values that could materially affect our operating results or financial position if they were to change significantly in the future and could result in an impairment.

The Company performs goodwill impairment test annually as of year-end at the reporting unit level in accordance with ASC 350 to assess whether the carrying amount of goodwill exceeds its fair value. Additionally, the Company monitors for triggering events on an ongoing basis and performs interim impairment testing when events or changes in circumstances indicate that it is more likely than not (i.e., greater than 50 percent likelihood) that the fair value of a reporting unit is below its carrying amount. This process is designed to ensure that goodwill is stated at no more than its implied fair value at all reporting dates. The cash flow estimates, and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation.

During the year ended December 31, 2024, the Company determined there were triggering events that required the Company to perform a quantitative analysis. Based on the analysis, the Company concluded the fair value of the Telehealth Services reporting unit was less than it’s carrying value. As a result, the Company recorded non-cash goodwill impairment charges of $56,675,210 on the consolidated statement of operations for the year ended December 31, 2024. For the year ended December 31, 2025, there were either no indicators of impairment, or where such indicators existed, the results of the impairment test showed that the fair value of the Telehealth Services reporting unit exceeded its carrying value and therefore no impairment charge was recognized.

Intangible Assets

Intangible assets are presented at their historical costs, net of amortization. Historical cost of intangible assets acquired in a business combination represents the fair value at acquisition. The fair value at acquisition is determined based on the appraised value of the asset. Intangible assets are comprised of developed technology and customer list (See Note 3 – Business Combination). Developed technology and customer relationships are amortized using the straight-line method over the five-year and ten-year estimated useful lives of the assets, respectively. Identifiable intangible assets subject to amortization consist of the following:

	Estimated	December 31,	December 31,
	Useful Life	2025	2024
Customer relationships	10 years	2,100,000	2,100,000
Developed technology	5 years	10,000,000	10,000,000
Accumulated amortization		(3,315,000)	(1,105,000)
Intangible assets, net		$8,785,000	$10,995,000

Expected amortization expense is as follows:

Year ending December 31, 2026	2,210,000
Year ending December 31, 2027	2,210,000
Year ending December 31, 2028	2,210,000
Year ending December 31, 2029	1,210,000
Year ending December 31, 2030	210,000
Thereafter	735,000
Total	$8,785,000

For the years ended December 31, 2025, and December 31, 2024, the Company recorded amortization expense of $2,210,000 and $1,105,000, respectively, within general and administrative expenses in the consolidated statements of operations.

Impairment of Long-Lived and Intangible Assets Other than Goodwill

In accordance with ASC 360-10, Property Plant and Equipment, and ASC 350-10, Intangibles, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on the appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

During the years ended December 31, 2025, and 2024, the Company did not identify any impairment of long-lived and intangible assets other than goodwill.

Original Issue Discount on Debt

When the Company issues note payable with a face value higher than the proceeds it receives, it records the difference as a debt discount and amortizes the discount as interest expense over the life of the underlying note payable.

Loss Contingencies and Litigation

The Company records reserve for loss contingencies if (a) information available prior to issuance of the consolidated financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the consolidated financial statements and (b) the amount of loss can be reasonably estimated. If one or both criteria for accrual are not met, but there is at least a reasonable possibility that a material loss will occur, the Company does not record and reserve for a loss contingency but describes the contingency within a note and provides detail, when possible, of the estimated potential loss or range of loss. If an estimate cannot be made, a statement to that effect is made.

Segments

The Company determined its operating and reportable segments in accordance with ASC 280, Segment Reporting. Management evaluates a reporting unit by first identifying operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has two operating and reportable segments. The Company’s operating segments reflect the manner in which its chief operating decision makers, which is currently shared between the Co-Chief Executive Officers, Milton Chen and Imo Aisiku, review results and allocate resources.

The Company’s operating and reporting segments are Healthcare Technology (“Technology”) and Telehealth Services (“Telehealth”). VSee Lab, Inc is included in Technology, while iDoc Virtual Telehealth Solutions, Inc. is included in Telehealth.

Recent Accounting Pronouncements

Recent Accounting Standards Adopted by the Company

ASU 2023-09: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires entities to expand their existing income tax disclosures, specifically related to the rate reconciliation and income taxes paid. The standard is effective for the Company beginning in fiscal year 2025. The Company adopted the standard prospectively.

Recent Accounting Pronouncements Not Yet Effective

ASU 2024-03: In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of ASU 2024-03 on its disclosures in the consolidated financial statements.

ASU 2024-04: In November 2024, the FASB issued this ASU, Debt - Debt with Conversion and Other Options - Induced Conversions of Convertible Debt Instruments which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or extinguishments.  The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. The Company is currently evaluating the impact this guidance will have on our consolidated financial statements.

ASU 2025-03: In May 2025, the FASB issued Accounting Standards Update No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”). ASU 2025-03 changes how companies determine the accounting acquirer in certain business combinations involving variable interest entities. The new guidance requires considering the factors used for other acquisition transactions to assess which party is the accounting acquirer. ASU 2025-03 is effective for the Company’s annual reporting periods beginning on January 1, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

ASU 2025-04: In May 2025, the FASB issued Accounting Standards Update No. 2025-04, Compensation – Stock Compensation (Topic 718) and Revenue from Contracts With Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer (“ASU 2025-04”). ASU 2025-04 revises the definition of a performance condition, eliminates the forfeiture policy election for service conditions, and clarifies that the variable consideration constraint in Topic 606 does not apply to share-based consideration payable to customers. The new guidance requires entities to consistently account for share-based awards granted to customers by clarifying the treatment of vesting conditions and ensuring alignment with Topic 606 and Topic 718. ASU 2025-04 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

ASU 2025-05: In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurements of Credit Losses for Accounts Receivable and Contract Assets (ASU 2025-05). The amendments in this update provide a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606. Under ASU 2025-05, an entity is required to disclose whether it has elected to use the practical expedient. An entity that makes the accounting policy election is required to disclose the date through which subsequent cash collections are evaluated. ASU 2025-05 is effective for the Company beginning in the fiscal year ending December 31, 2026. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

ASU 2025-06: In September 2025, the FASB issued ASU 2025-06- Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (ASU 2025-06), which is intended to simplify the capitalization guidance for internal-use software by removing references to project stages and clarifying when the capitalizing of eligible costs is required. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years. Early adoption is permitted. The Company is in the process of evaluating the impact of this new guidance on its disclosures.

ASU 2025-11 In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2025-11.

ASU 2025-12: In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The ASU addresses thirty-three items, representing the changes to the Codification that (1) clarify, (2) correct errors, or (3) make minor improvements. Generally, the amendments in this Update are not intended to result in significant changes for most entities. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2026. The adoption method of this ASU may vary, on an issue-by-issue basis. Early adoption is permitted. The Company is currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on the consolidated financial statements.

Management does not believe that above recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

All other new accounting pronouncements issued, but not yet effective or adopted have been deemed to be not relevant to the Company and, accordingly, are not expected to have a material impact once adopted. The Company continues to evaluate the impact of new accounting pronouncements, including enhanced disclosure requirements, on its business processes, controls and systems.

Note 3 Business Combination

Acquisition of iDoc Telehealth Solutions, Inc.

On June 24, 2024, the Company completed the Business Combination between DHAC, VSee Lab, Inc. (“VSee Lab”), a company providing comprehensive telehealth platform and software services for U.S. hospitals and enterprises, and iDoc Telehealth Solutions, Inc. (“iDoc”), a tele-intensive acute care and tele-neurocritical care company, providing tele-intensive acute care, and tele-neurocritical care in high value hospital environments. As noted above, the closing of the Business Combination resulted in the acquisition of iDoc and a reverse recapitalization with DHAC (see Note 12 Equity for discussion of recapitalization). The acquisition of iDoc is treated for accounting purposes as VSee Lab being the accounting acquirer and iDoc the acquiree. iDoc can complement VSee Lab’s business by leveraging its extensive telehealth platform, and neuro and general critical expertise to treat and monitor acutely ill patients with diseases of the brain, spinal cord, heart, and lungs that often have complicated medical problems and by responding to the need for rapid, effective treatment of emergency patients and the shortage of critical care experts. The Telehealth market today is one characterized by rapid transformation, with major customers and hospital systems looking to build or add capabilities and major legacy competitors looking to shore up historical limitations. The rapid transformation of the telehealth market indicates strong future growth of the market, and its current offerings provide an attractive value proposition to health systems, medical groups, and individual medical practitioners, driving higher market share.

As such, at the Closing of the Business Combination and for accounting purposes, the transaction was treated as if VSee Lab issued (1) 4,950,000 shares of Common Stock to iDoc stockholders; (2) 292,500 shares of Common Stock pursuant to one of the A&R Loan Conversion SPA between DHAC, iDoc and a lender in connection with the payoff of a debt between iDoc and the lender at the Closing; (3) 300,000 shares of Common Stock pursuant to the A&R Loan Conversion SPA between DHAC, iDoc and the Bridge Investor in connection with the payoff of a debt between iDoc and the Bridge Investor at the Closing; and (4) 300 shares of Series A Preferred Shares that are convertible into 150,000 shares of Common Stock assuming maximum conversion at the floor conversion price of $2 in connection with the payoff of an outstanding debt of iDoc. This represents an aggregate of 5,692,500 shares of Common Stock (among which 5,542,500 shares of Common Stock were issued at Closing and 150,000 shares of Common Stock were issuable at Closing upon conversion of the Series A Preferred Shares), representing approximately $68,936,175 in consideration based on a closing price of $12.11 per share as of the Closing Date on June 24, 2024.

Purchase Consideration

The following table summarizes the purchase consideration for the iDoc acquisition:

Amount
4,950,000 shares of common stock issued to sellers at $12.11 per share	$59,944,500
292,500 shares of common stock issued upon conversion of debt at $12.11 per share	3,542,175
300,000 shares of common stock issued upon conversion of debt at $12.11 per share	3,633,000
300 shares of series A preferred stock issued upon conversion of debt, of which upon conversion, 150,000 shares of common stock are issuable, at $12.11 per share	1,816,500
Total purchase consideration	$68,936,175

A summary of the allocation of the total purchase consideration for iDoc is presented as follows:

Total purchase price consideration, net of cash acquired of $29,123	$68,907,052

Estimated fair value of assets acquired:
Accounts receivable, net*	532,982
Due from related party	992,746
Note receivable, related party	245,500
Prepaid expenses and other current assets	164,661
Customer relationships	2,100,000
Developed technology	10,000,000
Right-of-use assets	695,417
Fixed assets	839,785
Total assets acquired	15,571,091

Estimated fair value of liabilities assumed:
Accounts payable, accrued expenses and other current liabilities	2,560,775
Line of credit and notes payable	2,516,345
Lease liabilities - operating - related party	265,058
Lease liabilities – operating	430,359
Lease liabilities – finance	736,624
Deferred tax liabilities	1,746,782
Total liabilities assumed	8,255,943

Goodwill	$61,591,904

*	As of the acquisition date, gross contractual accounts receivable was approximately $3.8 million, and the Company expects that approximately $3.3 million will not be collected.

The Company’s consolidated statement of operations for the year ended December 31, 2024 include revenue of $2,217,733 and a net loss of $58,134,446, including goodwill impairment charges of $56,675,210, attributable to iDoc since the date of acquisition.

The Company (as the successor of VSee Lab for accounting purposes) incurred transaction costs related to the iDoc acquisition, and these costs were expensed as incurred in transaction expenses in the consolidated statements of operations for the year ended December 31, 2024.

In connection with the iDoc acquisition, the Company (as the successor of VSee Lab for accounting purposes) assumed $3,509,000 aggregate principal amount of outstanding notes that did not convert to equity on the acquisition date. The notes had an aggregate fair value of $2,516,000 as of the acquisition date. iDoc had $1,485,000 of outstanding notes pursuant to that certain A&R Loan Conversion SPAs and Loan Conversion SPA with various lenders. Such outstanding notes by iDoc were paid off with the issuance of 592,500 shares of VSee Health Common Stock and 300 shares of VSee Health Series A Preferred Stock (which are convertible into 150,000 shares of Common Stock assuming maximum conversion at the floor conversion price of $2) to the respective lenders at the Closing of the Business Combination.

The goodwill generated from iDoc is primarily related to the plan to continue to harness scale to further grow the platform for all stakeholders. Goodwill is not deductible for income tax purposes.

Developed technology represents the estimated fair value of iDoc’s internally developed processes, methodologies, algorithms, applications, technology platform, software code, website content, user interfaces, graphics, trade dress, databases and domain names. Customer relationships represent the preliminary estimated fair value of the underlying relationships with iDoc’s customers.

Pro Forma Financial Information

The unaudited pro forma financial information in the table below summarizes the combined results of VSee Health’s operations and iDoc’s operations, as though the acquisition of iDoc had been completed as of the beginning of fiscal 2024. The pro forma financial information for the year ended December 31, 2024, combines our results for these periods with that of iDoc’s results for the year ended December 31, 2024.

The following table summarizes the pro forma financial information:

For the Year Ended
December 31, 2024

Total revenues	$12,956,035
Net loss	(58,167,923)
Weighted average shares:
Basic and diluted	15,057,259
Net loss per share:
Basic and diluted	$(3.86)

The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition and the cost of financing the acquisition had taken place at the beginning of fiscal 2025. The financial information for the periods presented above includes pro forma adjustments as follows:

For the Year Ended
December 31, 2024
Operating lease expense	$(2,210,000)
Transaction expenses	$301,013

Recapitalization

As discussed at the closing (the “Closing”) of the Business Combination, (1) each share of DHAC common stock was re-designated as a share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and each outstanding warrant of DHAC was re-designated as a warrant of the Company and each whole warrant exercisable for one share of the Company’s Common Stock at an exercise price of $11.50 (the “Public Warrant”); and (2) each issued and outstanding share of Class A common stock of VSee Lab (including all securities that are converted or exchanged into shares of VSee Lab Class A common stock) immediately prior to the Business Combination was automatically cancelled and extinguished and converted into the right to receive approximately 0.40 shares of Common Stock.

The shares and options granted to VSee shareholders were determined based on the estimated value attributed to VSee of $60.50 million as determined by the Board (“Board of Directors”) in its negotiations with VSee management. The 803,646 options granted (629,344 are fully vested, and 174,302 partially vest at closing with a portion vesting after one year) at the closing of the business combination and in accordance with ASC 805 are deemed to be part of the consideration granted in the business combination exchange as such no compensation expense is recognized. As such, the fully vested options are considered part of the recapitalization and have no accounting impact. There are a total of 174,302 options issued to employees who will vest between 40% and 60% over a one-year service period subsequent to the business combination which will be valued as of June 24, 2024 the grant date (see Note 12 for further discussion).

Common Stock Outstanding After Business Combination:

Shares
DHAC public shares, net of redemptions	114,966
DHAC Sponsor affiliate shares	3,432,000
VSee loan conversions shares	292,500
Bridge Investors shares	630,000
Other current DHAC stockholder shares	27,000
VSee company shares issued in Business Combination	5,246,354
iDoc company shares issued in Business Combination	4,950,000
Total Company common stock outstanding immediately following the Business Combination	14,692,820

For accounting purposes, since the Business Combination was treated as a reverse merger by and among VSee Lab, DHAC and was accounted as a reverse recapitalization, the 3,603,933 shares of DHAC common stock outstanding at the Closing were allocated to net the $18,035,760 liabilities assumed by the Company (as the successor of VSee Lab for accounting purposes). The following is a summary of the recapitalization and net equity impact on business combination by the Company on June 24, 2024:

Cash - Trust and cash	$1,323,362

Liabilities assumed
Accrued Expenses	(5,530,630)
Due to Sponsor	(657,659)
Exchange Note	(6,155,925)
ELOC	(694,512)
Additional Bridge Notes	(466,646)
Promissory Note - Related Party	(350,000)
Promissory Note - SCS Capital Partners LLC	(765,000)
Deferred Underwriting Fee Payable	(4,370,000)
Promissory Note - Extension Note	(335,750)
Extension Note - Embedded Derivative	(33,000)
Total liabilities assumed	(19,359,122)
Net liabilities assumed	$(18,035,760)

Note 4 Fixed Assets

The components of fixed assets are summarized as follows:

	December 31, 2025	December 31, 2024
Office equipment	$47,172	$28,019
Medical equipment	133,869	123,094
Furniture	5,046	5,046
Leased equipment	736,624	736,624
Leasehold improvements	6,604	6,604
	929,315	899,387
Less: Accumulated depreciation	(596,701)	(219,145)
Fixed assets, net	$332,614	$680,242

The Company recorded $33,614 and $17,834 in depreciation expense during the years ended December 31, 2025, and 2024, respectively. Depreciation on leased equipment is included in accumulated depreciation. During the years ended December 31, 2025, and 2024 the Company recorded $343,942 and $200,633, respectively in depreciation expenses related to the leased equipment.

As a result of the acquisition of iDoc due to closing of the Business Combination on June 24, 2024 (see Note 3 Business Combination), the Company acquired, at fair value, $736,624, $79,801, $11,710, $6,605 and $5,045 of leased equipment, medical equipment, office equipment, leasehold improvements and furniture, respectively.

Note 5 Leases

Operating Leases

As a result of the acquisition of iDoc due to closing of the Business Combination on June 24, 2024 (see Note 3 Business Combination), the Company assumed the following operating leases under iDoc. iDoc leased office space in Boston, Massachusetts (“Massachusetts Lease”), Houston, Texas (“Texas Lease”), and Houston, Texas (“New Houston Lease”).

The New Houston Lease commenced on April 1, 2024, and ends on March 31, 2027. Monthly lease payments for the New Houston Lease are $1,000.

The Texas Lease was renewed on February 1, 2022, and was terminated in July 2024, prior to its initial contractual end date of January 31, 2027. As a result of the termination, a related party right-of-use asset of $260,373 and related party lease liability of $265,059 were relieved. Monthly lease payments under the Texas Lease were $10,000.

The Massachusetts Lease commenced on September 1, 2023, and was originally scheduled to end on August 31, 2028. On September 30, 2025, the Company terminated the Massachusetts Lease. As a result of the termination, the Company derecognized a right-of-use asset of $300,061 and a related lease liability of $273,646. Further, on account of the termination, an early termination fee of $114,294 was payable to the lessor. Prior to termination, monthly lease payments were $9,380 between September 1, 2023, and August 31, 2024, $9,630 between September 1, 2024, and August 31, 2025, and $9,870 between September 1, 2025, and September 30, 2025.

The Company has no restrictive covenants related to its operating leases and no leases not yet commenced.

Operating lease expense is recognized on a straight-line basis.

Operating lease right-of-use assets are summarized below.

	December 31, 2025	December 31, 2024
Office lease	$133,112	$433,173
Less: Accumulated amortization	(119,808)	(53,588)
Right-of-use assets, net	$13,304	$379,585

Operating lease liabilities are summarized below:

	December 31, 2025	December 31, 2024
Office lease	$13,304	$342,174
Less: Current portion	(10,394)	(72,836)
Long-term portion	$2,910	$269,338

As of December 31, 2025, and 2024, $300,907 and $96,589, of the Company’s operating lease liabilities are included in accounts payable and accrued liabilities on the consolidated balance sheets, respectively. The balance as of December 31, 2025, also includes an early termination fee of $114,294 related to the termination of the Massachusetts Lease.

Future minimum rent payments under the operating lease are as follows:

Total
Year ending December 31, 2026	$12,000
Year ending December 31, 2027	3,000
Total future minimum lease payments	15,000
Less: Imputed interest	(1,696)
Present value of payments	$13,304

Expenses incurred with respect to the Company’s operating leases which are included in general and administrative expenses on the consolidated statements of operations are set forth below.

	For the Year Ended
	December 31, 2025	December 31, 2024
Operating lease expense	$115,116	$113,149
Total operating lease expense	$115,116	$113,149

The weighted average remaining lease term and the weighted average discount rate on the operating leases are set forth below.

	December 31, 2025	December 31, 2024
Weighted average remaining lease term	1.3 years	3.6 years
Weighted average discount rate	18.5%	17.9%

Finance Leases

On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024. On December 13, 2024, the Company revised the forbearance agreement with a maturity date of June 2025. On August 27, 2025, the Company revised the forbearance agreement and agreed to a payment on September 5, 2025, and a further payment on November 30, 2025. The remaining balance on the forbearance agreement is due on December 10, 2025. Pursuant to a subsequent settlement agreement, the Company paid $1,197,891 to the Bank on January 15, 2026, in consideration of the release of certain judgment liens. Accordingly, the entirety of the finance lease has been reclassified to finance lease liabilities within current liabilities on the consolidated balance sheets as of December 31, 2025, and December 31, 2024.

	December 31, 2025	December 31, 2024
Equipment lease	$736,624	$736,624
Less: Accumulated amortization	(544,575)	(200,633)
Leased equipment, net	$192,049	$535,991

Finance lease liabilities are summarized below:

	December 31, 2025	December 31, 2024
Equipment lease	$131,062	$328,833
Less: current portion	(131,062)	(328,833)
Long-term portion	$—	$—

Future minimum payments under the finance lease are as follows:

Total
Year ending December 31, 2026	$142,514
Total future minimum lease payments	142,514
Less: Imputed interest	(11,452)
Present value of payments	$131,062

Total finance lease cash payments made during the years ended December 31, 2025, and 2024, were $25,000 and $0 respectively. As such, as of December 31, 2025, and 2024, $641,558 and $446,890, respectively, of the Company’s financing lease liabilities are included in accounts payable and accrued liabilities on the consolidated balance sheets.

Expenses incurred with respect to the Company’s finance leases which are included in the consolidated statements of operations are set forth below.

	For the Year Ended
	December 31, 2025	December 31, 2024
Amortization expense	$343,942	$200,633
Interest expense	45,987	36,865
Total Finance lease expense	$389,929	$237,498

The weighted average remaining lease term and the weighted average discount rate on the finance leases are set forth below.

	December 31, 2025	December 31, 2024
Weighted average remaining lease term (years)*	0.6	1.6
Weighted average discount rate	19.30%	19.30%

*	The finance leases of the Company mature on June 30, 2026. However, as of December 31, 2025, and December 31, 2024, entire finance lease liability has been classified as current on the consolidated balance sheet pursuant to the forbearance agreement entered into by the Company with the bank.

Note 6 Accounts Payable and Accrued Liabilities

The components of accounts payable and accrued liabilities are summarized as follows:

	December 31, 2025	December 31, 2024
Accounts payable	$5,528,161	$4,283,397
Accrued compensation and benefits	2,320,871	2,176,070
Accrued interest	574,232	558,358
Accrued sales and use tax	1,240,381	999,547
Accrued financing lease	641,558	446,890
Other accrued liabilities	1,231,572	879,397
	$11,536,775	$9,343,659

Note 7 Factoring Payable

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the following factoring payable liabilities from iDoc (See Note 3 – Business Combination). Except as specifically set forth below, the factoring purchase agreements are not collateralized by a general security agreement over iDoc’s personal property and interests. No interest rate is associated with these factoring purchase transactions and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on future receipts generated by iDoc or the Company after the closing of the Business Combination.

1.	A Future Receipts Sale Agreement, which iDoc entered on June 21, 2023, pursuant to which iDoc sold $299,000 of future receipts for a net purchase price of $207,639 and under which iDoc authorized the factoring purchaser to collect $7,475 weekly. During the year ended December 31, 2025, the Company entered into a Stipulation of Settlement with the factoring purchaser, under which a previously issued judgment of $161,268 was settled for a fixed settlement amount of $50,000. Following the same the factoring payable under this June 21, 2023, Future Receipt Sale Agreement was fully repaid as of December 31, 2025, the factoring payable balance under the June 21, 2023, Future Receipt Sale Agreement was $59,527 on December 31, 2024.

2.	A Future Receipts Sale Agreement, which iDoc entered on June 28, 2023, pursuant to which iDoc sold $140,000 of future receipts for a net purchase price of $100,000 and under which iDoc authorized the factoring purchaser to collect $5,000 weekly. The factoring payable under the June 28, 2023, Future Receipt Sale Agreement was $34,314 on December 31, 2024. The factoring payable under the June 28, 2023, Future Receipt Sale Agreement was fully repaid as of December 31, 2025.

3.	A Future Receipts Sale Agreement, which iDoc entered on October 13, 2023, pursuant to which iDoc sold $186,250 of future receipts for a net purchase price of $125,000 and under which iDoc authorized the factoring purchaser to collect $1,552 weekly. Furthermore, the agreement was not collateralized by a general security agreement over iDoc’s accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory. During the year ended December 31, 2025, this agreement was terminated pursuant to a payoff arrangement under which the purchaser agreed to accept a fixed amount of $50,000 as full and final settlement of the remaining balance owed. The factoring payable under the October 13, 2023, Future Receipt Sale Agreement was $0 and $85,166 on December 31, 2025 and December 31, 2024, respectively.

4.	A Future Receipts Sale Agreement, which iDoc entered on October 13, 2023, pursuant to which iDoc sold $108,000 of future receipts for a net purchase price of $75,000 and under which iDoc authorized the factoring purchaser to collect $697 per day. The factoring payable under this October 13, 2023 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

5.	A Future Receipts Sale Agreement, which iDoc entered on November 8, 2023, pursuant to which iDoc sold $111,000 total dollar amount of future receipts for a net purchase price of $75,000 and under which iDoc authorized the factoring purchaser to collect $1,387 daily. The factoring payable under this November 8, 2023 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

6.	A Future Receipts Sale Agreement, which iDoc entered on December 20, 2023, pursuant to which iDoc sold $228,000 of future receipts for a net purchase price of $150,000 and under which iDoc authorized the factoring purchaser to collect $1,499 daily. The factoring payable under this December 20, 2023 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

7.	A Future Receipts Sale Agreement, which iDoc entered on January 11, 2024, pursuant to which iDoc sold $53,200 of future receipts for a net purchase price of $31,500 and under which iDoc authorized the factoring purchaser to collect $2,500 weekly for twelve weeks and a $23,200 balloon collection on April 30, 2024. The agreement is collateralized with a security interest in all accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables of the Company. The factoring payable under this January 11, 2024 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

Note 8 Line of Credit and Notes Payable, net of discount

The following is a summary of the notes payable as of December 31, 2025, and 2024:

	December 31,	December 31,
Notes Payable	2025	2024

Note payable issued November 29, 2021	$336,983	$336,983
Note payable issued December 1, 2021	1,500,600	1,500,600
Note payable issued August 18, 2023	64,000	64,000
Note payable issued November 29, 2023	33,000	33,000
September 2025 promissory note	446,192	-
May 2025 convertible note	361,821	-
Total notes payable	2,742,596	1,934,583
Less: Current portion	(1,241,996)	(433,983)
Less: Fair value adjustment for debt	(906,659)	(906,659)
Total notes payable, net of current portion	$593,941	$593,941

On the notes payable listed above, the weighted average effective interest rate was 13.50% and 5.50% for the years ended December 31, 2025 and 2024, respectively.

Required principal payments under the Company’s notes payable are as follows:

Year Ending December 31, 2026	1,241,996
Year Ending December 31, 2027	37,720
Year Ending December 31, 2028	39,008
Year ending December 31, 2029	40,646
Year ending December 31, 2030	42,198
Thereafter	1,341,028
Total	$2,742,596

Description of Notes Payable

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the following outstanding notes payable liabilities from iDoc (See Note 3 – Business Combination).

(1)	On November 29, 2021, the iDoc issued a $654,044 promissory note to a bank, collateralized by all the assets of iDoc. Interest was payable monthly at the annual fixed rate of 4.284%. On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal prime rate (6.75% and 7.50% at December 31, 2025, and 2024, respectively) (See Note 10 - Commitments and Contingencies). iDoc is required to pay the loan in 36 payments of $19,409. As of each of December 31, 2025, and 2024, the outstanding balance on the promissory note was $336,983. Pursuant to a subsequent settlement agreement, the Company paid $1,197,891 to the Bank on January 15, 2026, in consideration of the release of certain judgment liens which included the remaining balance due on this note payable. For the years ended December 31, 2025, and 2024, the Company recorded $44,512 and $17,500, respectively in interest related to the promissory note. The accrued interest balance, which was included within accounts payable and accrued liabilities on the consolidated balance sheets, as of December 31, 2025, and 2024, was $0 and $43,961. The note is currently in default and as such, the Company has classified the note in full in current liabilities.

(2)	On December 1, 2021, iDoc issued a promissory note to a bank in the amount of $500,000. On February 25, 2022, iDoc received an extension of $1,000,600 on the promissory note. The promissory note is collateralized by all the assets of iDoc and the private property of iDoc’s then Chief Executive Officer. Interest is accrued monthly at the annual fixed rate of 3.75%. The promissory note matures on December 19, 2051. As of each of December 31, 2025, and 2024, there was an outstanding balance of $1,500,600 on the promissory note. Commencing on January 1, 2024, iDoc is required to make monthly instalment payments, including principal and interest, of $7,682. For the years ended December 31, 2025, and 2024, $56,272 and $28,894 were recorded in interest related to the promissory note, respectively. The accrued interest balance, which were included within accounts payable and accrued liabilities on the consolidated balance sheets, as of December 31, 2025, and 2024, were $200,393 and $144,121. The note is currently in default.

(3)	On August 3, 2023, iDoc issued a 10.00% original issue discount promissory note to an accredited investor with a principal balance of $33,000. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on November 1, 2023, and is collateralized by all the assets of iDoc. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note increases to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. The Company recognized total interest expense of $8,580 and $393 for the years ended December 31, 2025, and 2024, respectively. The accrued interest balance, which is included within accrued liabilities on the consolidated balance sheets, as of December 31, 2025, and 2024, were $19,370 and $Nil. As of each of December 31, 2025, and 2024, the outstanding balance of the promissory note was $33,000. The note is currently in default, and as such, the Company has classified the entire note in current liabilities.

(4)	On August 18, 2023, iDoc issued a 8.5% original issue discount promissory note to an accredited investor with a principal balance of $64,000. Notes payable issued with a face value higher than the proceeds it receives are recognized as a debt discount and are amortized as interest expense over the life of the underlying note payable. The promissory note matured on November 16, 2023, and is collateralized by all the assets of iDoc. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note increases to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. As of each of December 31, 2025, and December 31, 2024, the promissory note net of unamortized debt discount was $64,000. The Company recognized $16,640 and $8,597 interest at the default interest for the years ended December 31, 2025, and 2024, respectively. The Company had $30,400 and $17,920 in accrued interest which is included within accounts payable and accrued liabilities in the consolidated balance sheets, as of December 31, 2025, and 2024. The note is currently in default, and as such, the company has classified the note in full in current liabilities.

(5)	On November 13, 2023, iDoc issued a 10% original issue discount promissory note to an accredited investor with a principal balance of $22,000. Notes payable issued with a face value higher than the proceeds it receives are recognized with a debt discount which is amortized as interest expense over the life of the underlying note payable. The promissory note matured on December 13, 2023, and is collateralized by all the assets of the Company. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note shall increase to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. The Company recognized $2,955 in interest at the default interest rate for the year ended December 31, 2024. The note was paid off during the year ended December 31, 2024.

(6)	On January 14, 2024, iDoc issued a note payable to a lender in the amount $16,200. The note payable has an 8% interest rate over the 180 day loan term. The Company recorded $675 of interest expense on the loan for the year ended December 31, 2024. The note was paid off during the year ended December 31, 2024.

March 2025 Convertible Note

On March 20, 2025, the Company entered into a Convertible Note Purchase Agreement (the “March 2025 SPA”) with an accredited institutional investor, pursuant to which the Company issued and sold a senior secured convertible promissory note in the principal amount of $108,696 (the “March 2025 Convertible Note”). The Company received $100,000 in initial proceeds, reflecting an 8% original issue discount. The March 2025 Convertible Note matures on December 20, 2025, and provides for a minimum interest amount guaranteed for the first nine months, with interest accruing at 18% per annum and payable monthly in cash or common stock at the holder’s discretion. Interest in excess of the minimum amount (if applicable) will accrue at a rate of 18% per annum, increasing to 28% per annum upon the occurrence of an event of default. The minimum interest amount is payable in 9 equal instalments of $1,630 per month beginning on April 20, 2025.

The March 2025 Convertible Note is convertible into shares of the Company’s common stock at any time after three months from issuance (or earlier upon prepayment) by the holder, at a conversion price equal to the greater of (i) $2.00 per share or (ii) the lower of (a) the lowest average historical Nasdaq Official Closing Price (NOCP) for the five trading days immediately preceding the closing, or (b) the NOCP on the day prior to closing, subject to reverse stock split adjustment and most-favoured nation protections. In addition, prior to a Qualified Financing, (as defined in the March 2025 Convertible Note), the holder may elect to convert at a price equal to the lower of the then-current conversion price or 75% of the effective price per share at which the Company issues common stock, options, or convertible securities to new investors in the Qualified Financing. The conversion price is subject to standard antidilution adjustments, including adjustments for stock splits, dividends, mergers, asset sales, volume resets, defaults, and down-round events. Conversion is subject to beneficial ownership and exchange cap limitations.

The March 2025 Convertible Note is prepayable at any time (unless an event of default has occurred) at 110% of the outstanding balance and is mandatorily prepayable upon the occurrence of a Qualified Financing (gross proceeds ≥ $2,000,000), with the redemption amount paid from the financing proceeds. The note is also mandatorily prepayable upon a change of control at 120% of the outstanding balance. The note can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event. Upon an uncured event of default, the holder may accelerate the note and require payment of 115% of the outstanding principal and accrued interest (Mandatory Default Amount), plus $5,000 in liquidated damages, and may convert the Mandatory Default Amount at a more favourable “Alternative Conversion Price,” defined as the lower of the conversion price then in effect or the lowest VWAP during the ten trading days prior to the default.

The March 2025 Convertible Note is secured by substantially all of the Company’s assets and includes certain covenants which restrict the Company’s ability to incur additional indebtedness, grant liens, pay dividends, or dispose of assets without the lender’s consent.

In connection with the March 2025 SPA and March 2025 Convertible Note, the Company also issued 25,000 shares of common stock to the investor as additional consideration for entering into the agreement, which were classified in stockholders’ equity (deficit) upon issuance.

After analyzing the terms of the March 2025 Convertible Note and its embedded features, the Company elected to account for the March 2025 Convertible Note at fair value under the allowable fair value option election. As such, the Company initially recognized the March 2025 Convertible Note at its fair value of $238,020 and will subsequently measure the note at fair value with changes in fair value recorded in current period earnings. The original discount of $8,696 was recognized in the consolidated statements of operations as the March 2025 Convertible Note is recognized at fair value on a recurring basis. The Company recognized a loss of $138,020 on initial recognition of the March 2025 Convertible Note as the fair value of the March 2025 Convertible Note exceeded the proceeds of $100,000, received on issuance.

On October 21, 2025, the Convertible note consisting of principal amount of $108,696 and accrued interest of $44,017, with an aggregate amount of $152,713, was converted to an aggregate of 320,691 shares of the Company’s common stock at a conversion rate of $0.945 per share. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $150,340, reflecting the difference between the carrying value of the note being converted and the fair value of the shares of common stock issued upon conversion (which was $303,053).

Following this transaction, the March 2025 Convertible Note was fully settled, and no principal remained outstanding as of December 31, 2025.

The interest expense recognized on the March 2025 Convertible Note for the years ended December 31, 2025, and 2024, was $23,350 and $0, respectively. The company has also a default interest of $20,668 for the year ended December 31, 2025. The Company recognized a change in fair value of $179,703 and $0 for the years ended December 31, 2025, and 2024 (See Note 15 – Fair Value Measurements).

March 2025 Promissory Note

On March 20, 2025, the Company entered into Amendment No. 1 to the Securities Purchase Agreement, originally dated as of September 30, 2024 (the “Purchase Agreement”), pursuant to which the Company issued and sold a senior secured convertible promissory note in the principal amount of $555,556 (the “March 2025 Promissory Note”). The Company received $500,000 in initial proceeds, reflecting an original issue discount (OID) of approximately 10%. This transaction was completed as part of the second closing under the terms of the Purchase Agreement.

The March 2025 Promissory Note had an original maturity date of November 1, 2025, and provides for a minimum interest amount equal to 5% of the initial principal, fully earned and accrued on the original issue date, with interest accruing at 5% per annum and payable monthly in cash. Interest in excess of the minimum amount will accrue at a rate of 5% per annum, increasing to 24% per annum upon the occurrence of an event of default. The minimum interest amount is payable in 8 equal instalments of $2,315 per month beginning on April 20, 2025.

The March 2025 Promissory Note is prepayable at any time (unless an event of default has occurred) with advance notice and is mandatorily prepayable upon the occurrence of a subsequent offering, with the redemption amount paid from the financing proceeds. The note can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event. Upon an uncured event of default, the Holder may accelerate the note and require immediate payment of all outstanding principal and accrued interest.

If any payment due under the March 2025 Promissory Note is not paid when due, the Company shall pay a late fee equal to ten percent (10%) of such payment, due and payable immediately upon such failure.

The March 2025 Promissory Note is secured by substantially all of the Company’s assets and includes certain covenants which restrict the Company’s ability to enter into certain agreements or transactions without the lender’s consent.

In connection with the second closing under the Purchase Agreement and the March 2025 Promissory Note, the Company issued 100,000 shares of common shares to the investor as additional consideration for entering into the agreement. The shares were measured at fair value on the issuance date and were treated as debt issuance costs, which was expensed in the consolidated statement of operations and credited to stockholders’ equity (deficit).

The Company identified certain embedded features within the March 2025 Promissory Note that would require bifurcation. However, the value of such embedded derivatives was de minimis and, accordingly, the March 2025 Promissory Note is accounted for at amortized cost using the effective interest method. The proceeds from the issuance of the March 2025 Promissory Note were allocated between the March 2025 Promissory Note and the common shares on a relative fair value basis. The amount allocated to the March 2025 Promissory Note was $409,366 and to the common shares was $90,634.

On November 11, 2025, the Promissory note consisting of principal of $555,555 and accrued interest of $56,323, with an aggregate amount of $611,878 was converted to an aggregate of 941,352 shares of the Company’s common stock at a conversion rate of $0.751 per share. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $95,077 reflecting the difference between the carrying value of the note being converted and the fair value of the shares of common stock issued upon conversion (which was $706,955).

Following this transaction, the March 2025 Promissory Note was fully settled, and no principal remained outstanding as of December 31, 2025.

The interest expense recognized on the March 2025 Promissory Note for the years ended December 31, 2025, and 2024, was $202,512 and $0, respectively.

April 2025 Promissory Note

On April 15, 2025, the Company issued an unsecured promissory note (the “April 2025 Promissory Note”) to an institutional investor with a principal balance of $70,000. The April 2025 Promissory Note bears interest at a fixed rate of 12.00% per annum for term of six months, equivalent to 2% of the principal balance per month ($1,400 per month), with interest payments due on the 15th day of each month, beginning May 15, 2025. Principal balance and outstanding interest are due and payable on October 15, 2025 (the “Maturity Date”).

Upon an event of default, the interest rate increases to the greater of 24% per annum or the maximum rate allowed by law. If any payment is not made within six calendar days of its due date, a late charge equal to 5% of the overdue amount is assessed. The April 2025 Promissory Note may be prepaid in whole or in part at any time upon five business days’ notice to the lender, without penalty or premium. The April 2025 Promissory Note is unsecured.

On May 30, 2025, the Company issued a convertible promissory note (“May 2025 Convertible Note”) with a principal amount of $216,871. The issuance of the May 2025 Convertible Promissory Note resulted in the modification of the previously outstanding April 2025 Promissory Note.

The May 2025 Convertible Note states that the amount due and owing under the original April 2025 Promissory Note is consolidated with the new May 2025 Convertible Note under the terms and conditions set forth therein; and hence, this consolidation leads to a modification of the original debt arrangement. The modification involved changes to the terms and cash flows of the debt. The present value of the cash flows under the new May 2025 Convertible Note differed by more than 10% from the present value of the remaining cash flows under the original April 2025 Promissory Note, exceeding the 10 percent threshold prescribed by ASC 470-50. As a result, the modification was accounted for as an extinguishment of the original April 2025 Promissory Note.

In accordance with ASC 470-50, the original April 2025 Promissory Note was derecognized, and the new May 2025 Convertible Note was recognized at its fair value. Any gain or loss resulting from the extinguishment was recognized in earnings for the period.

The Company recognized the May 2025 Convertible Note at fair value at $342,996 and recognized a loss of $126,125 on derecognition of the original April 2025 Promissory Note.

Refer to the note on May 2025 Convertible Note below.

May 2025 Convertible Note

On May 30, 2025, the Company issued the May 2025 Convertible Note pursuant to the Securities Purchase Agreement dated September 30, 2024. The principal amount of the May 2025 Convertible Note is $216,871. The May 2025 Convertible Note combines the outstanding amount due under the April 2025 Promissory Note, totalling $70,431, with an additional $146,440 of new funding to issue a single Convertible Promissory Note in the principal amount of $216,871. The note matures on November 1, 2025, and accrues interest at 5% per annum, payable monthly in cash. The note provides for a minimum interest amount equal to 5% of the initial principal, fully earned and accrued on the original issue date, and payable monthly and any remaining amount upon repayment. Upon an event of default, the interest rate increases to 24% per annum or the maximum rate permitted by law.

The May 2025 Convertible Note is convertible into shares of the Company’s common stock at any time while outstanding, at a conversion price equal to the lowest trading price of the Company’s common stock at any time after the original issue date.

The note is prepayable at any time (unless an event of default has occurred) with advance notice and is mandatorily prepayable upon the occurrence of a subsequent offering, with the redemption amount paid from the financing proceeds. Before any prepayment can be made, the holder has the option to convert the Note into common stock at a conversion price equal to the lowest trading Price of a share of the Company’s common stock at any time after the Original Issue Date, with respect to the prepayment amount. The note can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event. Upon an uncured event of default, the Holder may accelerate the note and require immediate payment of all outstanding principal and accrued interest.

If any payment due under the May 2025 Convertible Note is not paid when due, the Company shall pay a late fee equal to ten percent (10%) of such payment, due and payable immediately upon such failure.

The May 2025 Convertible Note states that the amount due and owing under the previously outstanding April 2025 Promissory Note is consolidated with the new May 2025 Convertible Note under the terms and conditions set forth therein; this consolidation led to a modification and extinguishment of the original April 2025 Promissory Note, as disclosed separately. Refer to the note above, related to the April 2025 Promissory Note for details.

The Company elected to account for the May 2025 Convertible Note at fair value under the allowable fair value option election. As such, the Company initially recognized the May 2025 Convertible Note at its fair value of $342,996 and will subsequently measure the note at fair value with changes in fair value recorded in current period earnings.

On September 3, 2025, the May 2025 Convertible Note was amended, and the principal amount was increased by $62,500 which is payable on November 1, 2025. As of the date of the consolidated financial statements, the note is unpaid and is currently in default.

As of December 31, 2025, the May 2025 Convertible Note’s fair value was $361,821. The interest expense recognized on the May 2025 Promissory Note for the years ended December 31, 2025, and 2024, was $17,341 and $0, respectively. The Company recognized a change in fair value of $61,016 and $0 for the years ended December 31, 2025, and 2024 (See Note 15 – Fair Value Measurements).

September 2025 promissory note

On September 5, 2025, the Company entered into a Master Business Loan Agreement (the “MBLA”), whereby the investor agreed to, for a period of up to three years, make advances to the Company (each, an “Advance”) in the aggregate amount of $2,500,001, upon the Company’s request and satisfaction of certain conditions.

On September 5, 2025, the investor made an initial Advance of $525,000 (the “Initial Advance” or “September 2025 promissory note”). Each additional Advance may not individually exceed $250,000 and may only be made at most every 90 days. The MBLA contains customary representations, warranties, and covenants for a transaction of this nature. During the term of the MBLA, the Company is prohibited from: (i) incurring any indebtedness (other than ordinary course trade debt), and (ii) paying any dividends or making distributions on the Company’s equity interests. The MBLA provides for certain events of default that are typical for a transaction of this type, including, among other things, failure to make payment, default with respect to any other indebtedness of the Company, and any change in ownership of 50% or more of the equity interests of the Company. In connection with the Initial Advance, the Company issued a commercial promissory note to the investor (the “Initial MBLA Note”), which the Company is required to repay in 12 weekly payments of $7,500 each followed by 40 weekly payments of $15,862 each (for an aggregate total of $724,500).

The MBLA Note may be prepaid at any time by payment of an amount equal to the Initial Advance plus 3.167% of the Initial Advance for each month from the date of the advance to the date of payment (subject to a minimum of 20%). Upon an event of default under the MBLA, payment under the Initial MBLA Note may be accelerated and a default fee equal to 10% of the outstanding balance will become due. The Initial MBLA Note, and any future notes issued pursuant to the MBLA, is secured by a junior lien on all assets of the Company and the validity and performance of which are guaranteed personally by Imo Aisiku (the Company’s Co-CEO), Milton Chen (the Company’s Co-CEO), and Jerry Leonard (the Company’s CFO). Mr. Aisiku also entered into a pledge agreement in favour of the investor whereby he pledged, as security for the payment and performance of all obligation so the Company under the MBLA, all shares of common stock and other equity interests held by Mr. Aisiku in the Company.

As of December 31, 2025, and 2024, the outstanding balance on the September 2025 Promissory Note is $446,192 and $0, respectively. The interest expense recognized on the September 2025 Promissory Note for the years ended December 31, 2025, and December 31, 2024, was $69,077 and $0, respectively.

October Promissory Note - 1

On October 9, 2025, the Company entered into a note purchase agreement (the “October Promissory Note - 1 Purchase Agreement”) with an accredited institutional investor (the “October Promissory Note - 1 Investor”) pursuant to which the Company issued to the October Promissory Note - 1 Investor a secured note in the aggregate principal amount of $133,333 (the “10/9/25 Note”) for a purchase price of $120,000. The October Promissory Note - 1 bears interest at the rate of 5% per annum, matures on May 8, 2026, and is secured by all assets of the Company. The October Promissory Note - 1 is not convertible and provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the October Promissory Note - 1, the interest rate will accrue at a rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. For as long as the October Promissory Note – 1 remains outstanding, the October Promissory Note - 1 Purchase Agreement: (1) prohibits the Company from entering into a variable rate transaction, (2) requires that the Company provide the 10/9/25 Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) prohibits any exchange transaction involving the Company’s debt or securities.

On December 10, 2025, the October Promissory Note - 1 was entirely paid off by the Company. The interest expense recognized on the October Promissory Note - 1 for the years ended December 31, 2025, and December 31, 2024, was $20,000 and $0, respectively.

October Promissory Note - 2

On October 20, 2025, the Company entered into a note purchase agreement (the “October Promissory Note - 2 Purchase Agreement”) with an accredited institutional investor (the “October Promissory Note - 2 Investor”) pursuant to which the Company issued to the October Promissory Note - 2 Investor a secured note in the aggregate principal amount of $133,333 (the “October Promissory Note - 2”) for a purchase price of $120,000. The October Promissory Note - 2 bears interest at the rate of 5% per annum and matures on May 20, 2026. The October Promissory Note - 2 is not convertible and provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the October Promissory Note - 2, the interest rate on the October Promissory Note - 2 Note shall accrue at a rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. For as long as the October Promissory Note - 2 remains outstanding, the October Promissory Note - 2 Purchase Agreement: (1) prohibits the Company from entering into a variable rate transaction, (2) requires that the Company provide the October Promissory Note - 2 Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) prohibits any exchange transaction involving the Company’s debt or securities.

On December 10, 2025, the October Promissory Note - 2 was entirely paid off by the Company. The interest expense recognized on the October Promissory Note - 2 for the years ended December 31, 2025, and December 31, 2024, was $20,000 and $0, respectively.

October 2025 Convertible Note

On October 29, 2025, the Company entered into a convertible note purchase agreement (the “October 2025 Convertible Note Agreement”) with an accredited institutional investor (the “October 2025 Convertible Note Investor”), whereby the October 2025 Convertible Note Investor purchased a convertible promissory note in the initial principal amount of $217,391 (the “October 2025 Convertible Note”) and 50,000 shares of the Company’s common stock for an aggregate purchase price of $201,000. Pursuant to the October 2025 Convertible Note Agreement, until the later of (i) 12 months after execution of the October 2025 Convertible Note Agreement and (ii) the Company’s obligations under the October 2025 Convertible Note are no longer outstanding, the October 2025 Convertible Note Investor has the right, but not the obligation, to purchase another convertible promissory note from the Company on the same terms and conditions as the October 2025 Convertible Note. The October 2025 Convertible Note accrues interest at a rate of 18% per annum; provided that interest for the first eight months accrues immediately and is guaranteed. Interest may be paid in cash or in common stock, as determined by the October 2025 Convertible Note Investor, commencing on December 1, 2025, and the October 2025 Convertible Note matures on October 29, 2026. The Company may prepay 100% of the outstanding balance of the October 2025 Convertible Note at any time the Company is not in default, provided that the Company pays a prepayment fee equal to 10% of the outstanding balance. At any time after January 29, 2026, the October 2025 Convertible Note Investor may convert any portion of the outstanding balance of the October 2025 Convertible Note into common stock at a price equal to $0.48 per share, subject adjustments for dilutive issuances, stock splits, defaults, and low volume of the common stock, as described further therein. The October 2025 Convertible Note may not be converted by the October 2025 Convertible Note Investor into shares of common stock if such conversion would result in the October 2025 Convertible Note Investor and its affiliates owning in excess of 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the 10/29/2025 Note. The October 2025 Convertible Note contains standard and customary events of default and covenants, including that, for as long as the October 2025 Convertible Note remains outstanding: (1) the Company is prohibited from entering into a variable rate transaction, (2) the Company is required to provide the October 2025 Convertible Note Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) if the Company conduct a Qualified Financing (as defined in the October 2025 Convertible Note), the Company must prepay the October 2025 Convertible Note out of proceeds from the Qualified Financing and/or the October 2025 Convertible Note Investor may convert October 2025 Convertible Note at the lower of the conversion price then in effect and 75% of the effective price at which the Company issues securities in the Qualified Financing.

On December 18, 2025, the Company made a payment of $295,290, which included repayment of the $217,391 principal amount, accrued interest of $26,086, and default interest of $51,813. Following this payment, the October 2025 Convertible Note was fully satisfied.

Line of credit

On November 29, 2021, iDoc received a revolving line of credit from the same bank that issued the $500,000 promissory note as described in the above “Description of Notes Payable” section. The line of credit is collateralized by iDoc’s assets. Interest was payable monthly at 1.25% above the Wall Street Journal prime rate (6.75% and 7.50% at December 31, 2025, and 2024, respectively). On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal Prime Rate (6.75% and 7.50% at December 31, 2025, and 2024, respectively) (See Note 10 - Commitments and Contingencies).

On December 13, 2024, the Company revised the forbearance agreement. Under the revised forbearance, the Company agreed to monthly payments of $25,000 beginning January 2025 to May 2025, and a payment in full of $1,541,106 on June 16, 2025.

On August 27, 2025, the Company revised the forbearance agreement and agreed to a payment of $50,000 on September 5, 2025 and a further payment of $100,000 on November 30, 2025. Pursuant to a subsequent settlement agreement, the Company paid $1,197,891 to the Bank on January 15, 2026, in consideration of the release of certain judgment liens which included the remaining balance due on the forbearance agreement. As of December 31, 2025, and 2024, the Company has accrued the obligation in line of credit and note payable, net of discount, and accrued interest is included in accounts payable and accrued liabilities.

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the revolving line of credit. As of December 31, 2025, and 2024, the Company had an outstanding balance of $456,097 on the line of credit. The Company recorded $60,246 and $23,697 in interest related to the line of credit for the years ended December 31, 2025 and December 31, 2024, respectively. The accrued interest balance, which is included within accounts payable and accrued liabilities on the consolidated balance sheets, as of December 31, 2025, and 2024, was $0 and $52,190, respectively.

Loan Conversions

On November 21, 2023, DHAC, VSee Lab, and/or iDoc, as applicable, entered into Securities Purchase Agreements (the “Conversion SPAs”), certain of which were further amended and restated on February 13, 2024 (the “A&R Loan Conversion SPAs”) with various lenders of each of DHAC, VSee and iDoc, pursuant to which certain indebtedness owed by DHAC, VSee Lab and iDoc would be converted into shares of Series A Preferred Stock pursuant to the Conversion SPAs or shares of common stock of the Company pursuant to the A&R Loan Conversion SPAs at the closing of the Business Combination as further described and set forth below.

●	On November 21, 2023, DHAC and VSee Lab entered into a Conversion SPA with Whacky Ventures LLC (“Whacky”), pursuant to which certain loans incurred by VSee Lab to Whacky in the aggregate amount of $220,000 was converted into shares of Series A Preferred Stock to be issued to the investor at the closing. As a result of the closing of the Business Combination, 220 shares of Series A Preferred Stock of the Company were issued to Whacky on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 1, 2023, DHAC and iDoc, entered into a Conversion SPA with Mark E. Munro Charitable Remainder Unitrust (“Munro Trust”) , pursuant to which certain loans incurred by iDoc to Munro Trust in the aggregate amount of $300,000 was converted into shares of Series A Preferred Stock to be issued to the investor at the closing. As a result of the closing of the Business Combination, 300 shares of Series A Preferred Stock were issued to Munro Trust on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 21, 2023, and as further amended and restated on February 13, 2024, DHAC, VSee Lab and the Bridge Investor, entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by VSee Lab to the Bridge Investor in the aggregate amount of $600,000 was converted into shares of VSee Health common stock to be issued to the Bridge Investor at the Closing. As a result of the closing of the Business Combination, 300,000 shares of common stock were issued to the Bridge Investor on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 21, 2023, and as further amended and restated on February 13, 2024, DHAC, iDoc and Tidewater Ventures, LLC (“Tidewater”), entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by iDoc to Tidewater in the aggregate amount of $585,000 were converted into shares of VSee Health common stock to be issued to the Tidewater at the closing. As a result of the closing of the Business Combination, 292,500 shares of common stock were issued to Tidewater on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 21, 2023, and as further amended and restated on February 13,2024, DHAC, iDoc and the Bridge Investor, entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by iDoc to the Bridge Investor in the aggregate amount of $600,000 was converted into shares of VSee Health common stock to be issued to the Bridge Investor at the closing. As a result of the closing of the Business Combination, 300,000 shares of common stock were issued to the investor on June 24, 2024, and such promissory note owned thereof was paid off.

Exchange Note

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the Exchange Note due to the reverse merger with DHAC on June 24, 2024.

In connection with a securities purchase agreement by and among DHAC, VSee Lab, iDoc and an investor (the “Bridge Investor”) dated October 5, 2022 (the “Original Bridge SPA”), DHAC, VSee Lab, and iDoc each issued to the Bridge Investor a 10% original issue discount senior secured convertible notes (collectively the “Original Bridge Notes” and individually, the “DHAC Bridge Notes,” “VSee Bridge Notes” and “iDoc Bridge Notes” when referring to Original Bridge Notes issued to DHAC, VSee Lab, and iDoc, respectively) in an aggregate principal amount of approximately $2,222,222. On November 21, 2023, DHAC, VSee Lab, iDoc and the Bridge Investor entered into an Exchange Agreement. Pursuant to the Exchange Agreement, the Bridge Investor agreed to exchange all amounts currently due and owing under (i) the DHAC Bridge Note, (ii) the VSee Bridge Note other than the principal amount of $600,000 thereof, and (iii) the iDoc Bridge Note other than the principal amount of $600,000 thereof for a senior secured convertible promissory note with an aggregate principle value of $2,523,744 (the “Exchange Note”). As such, the Company issued and sold the Exchange Note to the Bridge Investor in connection with the closing of the Business Combination on June 24, 2024. The transactions contemplated by the Exchange Agreement and the Exchange Note is hereby referred as the “Exchange Financing.”

The Exchange Note bears interest at a rate of 8% per annum and is convertible into shares of common stock of VSee Health at a fixed conversion price of $10 per share. The conversion price of the Exchange Note is subject to reset if the Company’s common stock trades below $10.00 on the 10th business day after the conversion shares are registered or may otherwise be freely resold, and every 90th day thereafter, to a price equal to the greater of (x) 95% of the average lowest VWAP of the Company’s common stock in the 10th trading dates prior to the measurement date and (y) $2.0. Amounts repaid may not be reborrowed. The Bridge Investor may set off and deduct the amounts due under the Exchange Note pursuant to and in accordance with the terms of the Exchange Agreement. The Exchange Note is also guaranteed by each of the Company, VSee Lab and iDoc and is fully secured by collateral of the Company and its subsidiaries including, without limitation, the intellectual property, trademark, and patent rights.

The monetary amount of the obligation is a fixed monetary amount known at inception as represented by the Amortization of Principal Schedule in the Exchange Note (each, an “Amortization Payment”). As a result, the Exchange Note represents a debt instrument that the Company must or may settle by issuing a variable number of its equity shares as each Amortization Payment shall, at the option of the Company, be made in whole or in part, in immediately available Dollars equal to the sum of the Amortization Payments provided for in the Exchange Note or, subject to the Company complying with the equity conditions provided for in the Exchange Note on the date of such Amortization Payment, in common stock issued at 95% of the lowest VWAP in the prior ten (10) trading days prior to such Amortization Payment (the “Amortization Conversion Price”) but in no event will common stock be used to make such Amortization Payment if the Amortization Conversion Price is less than $2.00.

The Exchange Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Exchange Note is required to be accounted for as a liability under ASC 480. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the Exchange Note due to the reverse merger with DHAC on June 24, 2024.

As a result of the Business Combination, the fair value of the Exchange Note on June 24, 2024, was $6,155,925 in accordance with ASC 480.

On August 8, 2024, $566,740 outstanding principal on the Exchange Note was converted into 213,759 shares of Common Stock, at a conversion price based on a 5% discount to the prior trading day VWAP. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $98,050, reflecting the difference between the carrying value of the Exchange Note being converted (recorded at fair value) and the fair value of the shares of common stock issued upon conversion (which was $664,790).

On November 26, 2024, $500,000 of outstanding principal with accrued interest expense of $11,693 on the Exchange Note was converted into 255,847 shares of common stock. The portion of the Exchange Note converted on this date had a fair value of $512,693.

On September 3, 2025, $304,288 of outstanding principal with accrued interest expense of $137,057 and default interest expense of $13,712 on the Exchange Note was converted into 600,000 shares of common stock. The portion of the Exchange Note converted on this date had a fair value of $450,000.

In October 2025, $1,219,516 of outstanding principal with accrued interest expense of $34,959 on the Exchange Note was converted into 1,673,733 shares of common stock. The Company accounted for the conversion as a change in fair value of $34,541 reflecting the difference between the carrying value of the note being converted and the fair value of the shares of common stock issued upon conversion (which was $1,289,840).

Following this transaction, the exchange note was fully settled, and no principal remained outstanding as of December 31, 2025.

As of December 31, 2025, and December 31, 2024, the Exchange Note’s fair value was $0 and $1,499,000. For the year ended December 31, 2025, the Company recognized interest expense of $222,189, and a change in fair value of $18,651. For the year ended December 31, 2024, the Company recognized a total Exchange Note interest expense of $55,861 and a change in fair value of $3,527,756 (See Note 15 – Fair Value Measurements).

Additional Bridge Financing

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed that certain Additional Bridge Notes due to the reverse merger with DHAC on June 24, 2024.

On November 21, 2023, DHAC, VSee Lab and iDoc entered into an amendment to the Original Bridge SPA (the “Bridge Amendment”), pursuant to which the Bridge Investor agreed to purchase additional promissory note in the aggregate principal amount of $166,667 (with an aggregate subscription amount of $150,000) from DHAC with (1) a $111,111 note purchased on November 21, 2023, which will mature on May 21, 2025 and (2) a $55,556 note (which was purchased on January 25, 2024 and will mature on July 25, 2025) (the “Additional Bridge Notes”). The Additional Bridge Notes bear guaranteed interest at a rate of 8% per annum and are convertible into shares of the Company’s common stock, at an initial fixed conversion price of $10.00 per share. The conversion price of the Additional Bridge Notes is subject to reset if the Company’s common stock trades below $10.00 on the 10th business day after the conversion shares are registered or may otherwise be freely resold, and every 90th day thereafter, to a price equal to the greater of (x) 95% of the average lowest VWAP of the Company’s common stock in the 10 trading dates prior to the measurement date and (y) $2.00. In addition, optional prepayment of the Additional Bridge Notes requires the payment of 110% of the outstanding obligations, including the guaranteed minimum interest. If an event of default occurs, the Additional Bridge Notes would bear interest at a rate of 24% per annum and require the payment of 125% of the outstanding obligations, including the guaranteed minimum interest. As of December 31, 2024, $150,000 pursuant to the Additional Bridge Notes has been funded to the Company. The transactions contemplated by the Bridge Amendment and the Additional Bridge Notes are hereby referred as the “Additional Bridge Financing.”

The monetary amount of the obligation is a fixed monetary amount known at inception as represented by the Amortization of Principal Schedule in the Additional Bridge Notes (each, an “Amortization Payment”). As a result, the Additional Bridge Note represents a debt instrument that the Company must or may settle by issuing a variable number of its equity shares as each Amortization Payment shall, at the option of the Company, be made in whole or in part, in immediately available Dollars equal to the sum of the Amortization Payment provided for in in the Additional Bridge Notes, or, subject to the Company complying with the equity conditions listed in the Additional Bridge Notes on the date of such Amortization Payment, in common stock issued at 95% of the lowest VWAP in the prior ten (10) trading days prior to such Amortization Payment (the “Amortization Conversion Price”) but in no event shall common stock be used to make such Amortization Payment if the Amortization Conversion Price is less than $2.00.

The Additional Bridge Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Additional Bridge Notes are required to be accounted for as a liability under ASC 480. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the Additional Bridge Notes due to the reverse merger with DHAC on June 24, 2024.

As a result of the Business Combination, the fair value of the Additional Bridge Notes on June 24, 2024, was $466,646 in accordance with ASC 480.

On August 2, 2024, holders of the Additional Bridge Notes converted an aggregate $41,417 of outstanding principal into 14,199 shares of common stock, at a conversion price based on a 5% discount to the prior trading day VWAP. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $18,928, reflecting the difference between the carrying value of the Additional Bridge Notes being converted (recorded at fair value) and the fair value of the shares of common stock issued upon conversion (which was $60,346).

On November 26, 2024, the remaining $92,593 of outstanding principal on the Additional Bridge Notes were converted into 46,565 shares of common stock and the Additional Bridge Notes were settled in full. The Additional Bridge Notes converted on this date had a fair value of $99,535.

The Company recognized a total Additional Bridge Notes interest expense of $42,666 for the year ended December 31, 2024, and a change in fair value of $273,549 for the year ended December 31, 2024 (see further Note 16 Fair Value Measurements). The cash repayments of the note totaled $41,667 for the year ended December 31, 2024.

Extension Note

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed Extension Note due to the reverse merger with DHAC on June 24, 2024. The Extension Note was paid off in full by the Company in June 2024 and is no longer outstanding as of December 31, 2024.

On May 5, 2023, DHAC entered into a securities purchase agreement (the “Extension Purchase Agreement”) with an institutional investor (the “Holder”). Pursuant to the Extension Purchase Agreement, the Company issued the holder a 16.67% original issue discount promissory note, in favour of the Holder, in the aggregate principal amount of $300,000 (the “Extension Note”). The Extension Note bears guaranteed interest at a rate of 10% per annum and was due and payable on May 5, 2024. On April 17, 2024, the Company and the investor entered into a letter agreement (the “Extension Letter Agreement”), which amended the maturity date of the Extension Note to March 31, 2025, and clarified certain definitions and transaction terms in both the Extension Purchase Agreement and the Extension Note. The Extension Note is also guaranteed by each of VSee Lab and iDoc and was subordinated to the security interests granted to the Bridge Investor. In connection with the Extension Purchase Agreement, on May 5, 2023, DHAC also issued to the holder (i) warrants with an exercise period of five years to purchase up to 26,086 shares of the common stock at an exercise price of $11.50 per share (the “Extension Warrants”), and (ii) 7,000 shares of DHAC common stock as commitment shares (the “Extension Shares”).

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed certain Extension Note due to the reverse merger with DHAC on June 24, 2024. The Extension Note was paid off in full by the Company in June 2024 and was no longer outstanding as of December 31, 2025.

The Company reviewed the Extension Warrants and Extension Shares issued in connection with the Extension Purchase Agreement under ASC 815 and concluded that the Extension Warrants are not in scope of ASC 480 and are not subject to the Derivative guidance under ASC 815. The Extension Warrants and the Extension Shares should be recorded as equity. As such the principal value of the Extension Note was allocated using the relative fair value basis of all three instruments. As the Extension Warrants were issued with various instruments the purchase price needs to be allocated using the relative fair value method (i.e., warrant at its fair value and the common stock at its fair value, the promissory note at its principal value allocated using the relative fair value of the proceeds received and applied proportionally to the equity classified stock, warrants and promissory note).

The Company reviewed the contingent early repayment option granted in the Extension Note under ASC 815 and concluded that as a result of the significant discount granted in the note the contingent repayment provision is therefore considered an embedded derivative that should be bifurcated from the debt host. Accordingly, in accordance with ASC 470-20, the Company allocated the Extension Note proceeds between the Extension Note and the Bifurcated Derivative, using the residual method by allocating the principal first to fair value of the embedded derivative and then to the debt. Accordingly, the fair value of the embedded derivative at June 24, 2024, was $33,000 and $335,750 was allocated to the principal balance of the note with $30,000 of accrued interest for a total of $365,750. On June 30, 2024, the Company paid the Extension Note in full in the amount of $365,750 and derecognized the embedded derivative recognizing a change in the fair value of the derivative of $33,000.

Quantum Financing Purchase Agreement

On November 21, 2023, DHAC entered into a convertible note purchase agreement (the “Quantum Purchase Agreement”), pursuant to which an institutional and accredited investor (the “Quantum Investor”) subscribed for and purchased, and DHAC would issue and sell to the Quantum Investor, at the closing of the Business Combination, a 7% original issue discount convertible promissory note (the “Quantum Convertible Note”) in the aggregate principal amount of $3,000,000.

The Quantum Convertible Note was issued and sold to the Quantum Investor subsequent to the closing of the Business Combination on June 25, 2024. The Quantum Convertible Note was further amended on July 3, 2024, whereby the maturity date of the Quantum Convertible Note was changed from June 25, 2025, to June 30, 2026, and that eighteen months of interest will be guaranteed regardless of early pay or redemption. Furthermore, the Quantum Convertible Note bears an interest at rate of 12% per annum and are convertible into shares of the Company’s Common Stock at (1) a fixed conversion price of $10.00 per share; or (2) 85% of the lowest daily VWAP (as defined in the Quantum Convertible Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination. The conversion price of the Quantum Convertible Note is subject to reset if the average of the daily VWAPs for the three (3) trading days prior to the 30-day anniversary of the Quantum Convertible Note issuance date (the “Average Price”) is less than $10.00, to a price equal to the Average Price but in no event less than $2.00. In addition, the Company at its option can redeem early a portion or all amounts outstanding under the Quantum Convertible Note if the Company provides the Quantum Convertible Note holder a notice at least ten (10) trading days prior to such redemption and on the notice day the VWAP of the Company’s Common Stock is less than $10.00. If an event of default occurs, the Quantum Convertible Note would bear interest at a rate of 18% per annum.

On June 25, 2024, $2,700,000 net of originally issued discount of $210,000 and legal fees of $90,000 pursuant to the Quantum Convertible Note has been funded to the Company. The Quantum Convertible Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Quantum Convertible Note was accounted for as a liability under ASC 480 upon funding of the note. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings. The original issue discount of $210,000 and direct cost of $90,000 was recognized as interest expense.

On July 3, 2024, the Company and the Quantum Investor agreed to modify certain terms of the Quantum Convertible Note. The modifications included the extension of the maturity date from June 25, 2025, to June 30, 2026, and an interest guarantee whereby the Quantum Investor would receive 18 months of interest regardless of any early repayment or redemption of the Quantum Convertible Note. The Company concluded that these changes represented a modification for accounting purposes as the change in the present value of the cash flows was less than 10% and the change in the estimated fair value of the embedded conversion right was less than 10% of the carrying value. As such, the Company accounted for the change in fair value related to the modification of terms as part of the change in fair value of the Quantum Convertible Note during the year ended December 31, 2025.

On April 4, 2025, the Company issued 500 shares of its common stock to the Quantum investor at par value of $0.0001 per share.

On August 28, 2025, the Company agreed to issue 500,000 shares of its common stock, to the Quantum investor as consideration for facilitating emergency funding to support the Company. On October 28, 2025, the Company issued the 500,000 shares of its common stock to the Quantum investor in satisfaction of its previously recorded obligation.

On August 28, 2025, the Company and the Quantum Investor agreed to modify certain terms of the Quantum Convertible Note. The modifications included the increase in the aggregate principal amount of the note from $3,000,000 to $3,380,000 and interest on outstanding principal balance shall increase to an annual rate of 22% upon an Event of Default for so long as it remains uncured.

In October 2025, the Promissory note consisting of $3,000,000 of principal and $1,196,203 of accrued interest, with an aggregate amount of $4,196,203 was converted to an aggregate of 4,400,000 shares of the Company’s common stock. The Company accounted for the conversion as a change in fair value of $739,797 reflecting the difference between the carrying value of the note being converted and the fair value of the shares of common stock issued upon conversion (which was $4,936,550).

As of December 31, 2025, and December 31, 2024, the Quantum Convertible Note’s fair value was $351,307 and $3,248,000, respectively. The Company recognized interest expense of $1,197,203 for the years ended December 31, 2025, and a change in fair value of $462,654. The Company recognized interest expense of $185,671 for the year ended December 31, 2024 and a change in fair value of $1,370,234 for the year ended December 31, 2024 (See Note 15 Fair Value Measurements).

ELOC / Equity Financing

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the ELOC Agreement due to the reverse merger with DHAC and iDoc on June 24, 2024.

On November 21, 2023, DHAC entered into the ELOC Agreement with the Bridge Investor pursuant to which DHAC may sell and issue to the Bridge Investor, and the Bridge Investor is obligated to purchase from DHAC, up to $50,000,000 of its newly issued shares of the Company’s common stock, from time to time over a 36 month period (the “Equity Purchase Commitment Period”) beginning from the sixth (6th) trading day following the closing of the Business Combination transaction (the “Equity Purchase Effective Day”), provided that certain conditions are met. The Company also agreed to file a resale registration statement to register shares of common stock to be purchased under the ELOC Agreement with the SEC within 45 days following the Equity Purchase Effective Day and shall use commercially reasonable efforts to have such registration statement declared effective by the SEC within 30 days of such filing. During the Equity Purchase Commitment Period, the Company may suspend the use of the resale registration statement to (i) delay the disclosure of material non-public information concerning the Company in good faith or (ii) amend the registration statement concerning material information, by providing written notice to the investor. Such suspension cannot be longer than 90 consecutive days (or 120 days in any calendar year). The investor has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. The deferred charge will be allocated and amortized over the ELOC Agreement once it is drawn upon.

In connection with the Bridge Investor’s commitment to enter into the ELOC transaction, pursuant to the ELOC Purchase Agreement, the Company agreed to issue a convertible note in a principal amount of $500,000 on the date that is six business days after the business combination. The business combination closed on June 24, 2024, therefore the commitment fee was no longer contingent, and the Company accrued a $500,000 commitment fee payable as of June 24, 2024. On July 2, 2024, the Company issued the $500,000 convertible note to the Bridge Investor (see “ELOC Commitment Fee Note” below). The $500,000 commitment fee was expensed during the year ended December 31, 2024.

The Company has analysed the ELOC Agreement and determined that the contract should be recorded as a liability under ASC 815 and measured at fair value. As a result of the ASC 815 liability classification, the Company is required to re-measure the liability at fair value at each reporting period until the liability is settled.

The Company has determined that the fair value of the ELOC Agreement is based upon management’s expected usage of the facility. The contract provides no scenario in which the Company may exercise the contract at above market rates (i.e., sell shares at a price above which the shares are currently trading in the active market except that when the Company’s per share stock price drops below $2, the Bridge Investor has the discretion to decide whether to purchase the Company’s common stock under the ELOC Agreement at a floor price of $2 per share). Furthermore, the choice to exercise the ELOC Agreement is solely at the discretion of the Company (i.e., does not obligate the Company in any manner). Additionally, the ELOC Agreement does not impose a fee or fine if the Company chooses not to exercise the contract.

As a result of the Business Combination, the fair value of the ELOC Agreement on June 24, 2024, was $694,512 in accordance with ASC 815.

During the year ended December 31, 2024, pursuant to the ELOC Agreement and the Company’s purchase notices thereof, the Bridge Investor purchased an aggregate of 380,000 shares of common stock for $760,000 in total proceeds. The maximum remaining availability under the ELOC Agreement was $49,240,000 as of December 31, 2024. The Company did not issue any shares during the year ended December 31, 2025.

On March 20, 2025, the Company entered into Amendment No. 1 to the ELOC Agreement, originally dated November 21, 2023, which modifies the floor price to $1.25 and related terms of the ELOC Agreement. In accordance with ASC 815, the amendment requires remeasurement of the ELOC Agreement derivative liability at fair value as of the amendment date. Any resulting change in fair value is recognized in earnings for the period.

The ELOC Agreement continues to be treated as a liability measured at fair value, with ongoing remeasurement at each reporting date until settlement. The amendment does not introduce any new obligations or penalties for non-usage.

On October 18, 2025, the Company terminated the Equity Purchase Agreement, originally dated November 21, 2023. Upon termination, no further shares may be sold under the ELOC Agreement, and the Company has no remaining obligations under the Equity Purchase Agreement. In accordance with ASC 815, the termination represents a settlement event, and as such the Company has written off the ELOC liability through earnings as of the termination date. The Company recorded a gain on extinguishment of the ELOC liability amounting to $42,394.

The fair value of the equity contract was $80,000 as of December 31, 2024. As a result of the Company’s termination of the ELOC Agreement on October 18, 2025, the fair value of the equity contract was reduced to $0 as of the termination date resulting in a change in fair value of the ELOC of $37,606 during the year ended December 31, 2025. There was a change in fair value of $614,512 for the year ended December 31, 2024. (See Note 15 Fair Value Measurements).

ELOC Commitment Fee Note

On November 21, 2023, DHAC entered into the “ELOC Purchase Agreement” with the Bridge Investor. Pursuant to the ELOC Purchase Agreement, DHAC agreed to issue to the investor, as a commitment fee for this equity purchase transaction, a senior unsecured note in a principal amount of $500,000 that is payable only in shares of the Company’s Common Stock at an initial price of $10 per share (the “ELOC Commitment Fee Note”) after the closing of the business combination.

On July 2, 2024, the Company issued to the Bridge Investor the “ELOC Commitment Fee Note”. The original maturity date of the ELOC Commitment Fee Note was September 22, 2024. The conversion right is exercisable by the Bridge Investor at any time after issuance and includes certain standard antidilution adjustments. Upon the occurrence of an event of default, the Bridge Investor may require repayment in cash or in shares at its discretion, in an amount representing the greater of the outstanding principal balance and any accrued unpaid fees, or the value of the conversion shares issuable multiplied by the highest closing price for the Company’s common stock during the period from the event of default to conversion.

The Company elected to account for the ELOC Commitment Fee Note at fair value under the fair value option and estimated its fair value to be $595,000 at issuance. As the related ELOC Agreement is classified as a liability, the Company expensed the issuance cost based on its $595,000 fair value, which is included in loss on issuance of financial instruments in the consolidated statement of operations for the year ended December 31, 2024.

On September 30, 2024, the Company and the Bridge Investor mutually agreed to extend the maturity date of the ELOC Commitment Fee Note from September 23, 2024, to December 31, 2024. The Company accounted for the extension of the maturity date as an extinguishment. The Company recorded a gain on extinguishment of $5,000 during the year ended December 31, 2024, in relation to this extension.

In December 2024, the Bridge Investor fully converted this note into 50,000 shares of common stock. The fair value of the ELOC Commitment Fee Note was $79,500 just prior to conversion. The Company recorded a total gain on change in fair value of $510,500 for the ELOC Commitment Fee Note for the year ended December 31, 2024.

September 2024 Security Purchase Agreement

On September 30, 2024, the Company entered into a securities purchase agreement (the “September 2024 SPA”) with an accredited and institutional investor, pursuant to which the Company issued and sold to the investor promissory notes for an aggregate principal amount of $2,222,222 (the “September 2024 Convertible Note”). The Company received $2,000,000 in initial proceeds from the September 2024 Convertible Note, reflecting a 10% original issue discount. The September 2024 Convertible Note had an original maturity date of March 30, 2026, and provides for a minimum interest amount at 15% of the initial principal amount of the note through maturity, or $333,333. Interest in excess of the minimum interest amount (if applicable) will accrue at a rate of 10% per annum. The interest rate on the September 2024 Convertible Note will increase to 24% per annum upon the occurrence of an event of default. The minimum interest amount is payable in 18 equal instalments of $18,519 per month beginning on November 1, 2024. Repayments of principal will be paid in 12 equal instalments of $185,185 per month beginning on May 1, 2025. Any repayments of principal that are not funded through draws on the ELOC Agreement are subject to a 5% cash payment fee.

The September 2024 Convertible Note is convertible into shares of the Company’s common stock at any time at an initial fixed conversion price of $2.00 per share, subject to certain beneficial ownership and exchange cap considerations. The conversion price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the conversion price (a down-round event). The September 2024 Convertible Note is prepayable at any time (unless an event of default has occurred) based on the outstanding principal, accrued interest and any remaining minimum interest amount payable through the remainder of the term of the note. The September 2024 Convertible Note is mandatorily prepayable upon the occurrence of certain events (such as the issuance of stock or incurrence of debt) and can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event.

The September 2024 Convertible Note is secured by substantially all of the Company’s assets and includes certain covenants which restrict the Company’s ability to enter into certain agreements or transactions without the lender’s consent.

In connection with the September 2024 SPA and Convertible Note, the Company also issued a warrant to the investor to purchase up to 740,741 shares of the Company’s common stock. The warrant exercise price is $2.25 per share (exercisable on a cash or cashless basis) and will expire on September 30, 2029. The exercise price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the exercise price (a down-round event). The Company assessed the warrant as a freestanding financial instrument and determined it did not include any provisions which would require liability classification under ASC 480, and that it met the requirements to be considered indexed to the Company’s own stock and the additional equity classification requirements under ASC 815-40. As such, the Company classified the warrant in stockholders’ equity (deficit) upon its issuance. In addition, upon execution of September 2024 SPA, the Company issued 100,000 shares of common stock to the investor as additional consideration for entering into the September 2024 SPA and related agreements, which were also classified in stockholders’ (deficit) equity upon issuance.

During the year ended December 31, 2024, the Company incurred approximately $95,000 of issuance costs in connection with the September 2024 SPA transaction.

After analysing the terms of the September 2024 Convertible Note and its embedded features, the Company elected to account for the September 2024 Convertible Note at fair value under the allowable fair value option election. As such, the Company initially recognized the September 2024 Convertible Note at its fair value and will subsequently measure the note at fair value with changes in fair value recorded in current period earnings (or other comprehensive income, if specific to Company credit risk). The Company initially recorded the September 2024 Convertible Note at its estimated issuance date fair value of $2,000,000, based on the initial proceeds received. As the proceeds were allocated in full to the September 2024 Convertible Note recorded at fair value, there were no proceeds remaining to allocate to the equity-classified warrants or shares issued under the terms of the September 2024 SPA, on a residual basis. In addition, the Company allocated the issuance costs incurred to the September 2024 Convertible Note, and as such expensed the $95,000 in issuance costs incurred.

In October 2025, outstanding principal of $2,222,222 and accrued interest of $555,815 on the September 2024 convertible note was converted into 3,698,716 shares of common stock at conversion rates between $0.70 and $1.38.

Following this transaction, the September 2024 convertible note was fully settled, and no principal remained outstanding as of December 31, 2025. The Company accounted for the conversion as a change in fair value of $958,791 reflecting the difference between the carrying value of the note being converted and the fair value of the shares of common stock issued upon conversion (which was $3,732,827).

As of December 31, 2025, and 2024, the September Note’s fair value was $0 and $2,094,000 respectively. The Company recognized interest expense of $629,592 and a total change in fair value of $1,087,013 for the year ended December 31, 2025. The Company recognized a total change in fair value of $132,889 for the year ended December 31, 2024 (See Note 15 Fair Value Measurements).

Underwriters’ Agreement

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed liabilities under an underwriting agreement between DHAC and Alliance Global Partners (“A.G.P.”) dated November 3, 2021 (the “Underwriting Agreement”) due to the reverse merger with DHAC and iDoc on June 24, 2024.

In connection with the $4,370,000 deferred underwriting fee payable to A.G.P. under the Underwriting Agreement, on November 3, 2022 and as further amended on November 21, 2023, DHAC executed a Securities Purchase Agreement (as amended) with A.G.P. (the “A.G.P. Securities Purchase Agreement”). Pursuant to the A.G.P. Securities Purchase Agreement, the Company issued 4,370 shares of Series A Preferred Stock to A.G.P. upon the Closing of the Business Combination. As such, the Company’s obligation under the Underwriting Agreement was performed and the fees payable to A.G.P. under the Underwriting Agreement were settled in full on June 24, 2024. The Certificate of Designation of the Series A Preferred Stock establishes the terms and conditions of the Series A Preferred Stock (see further Note 12 Equity).

Simple Agreement for Future Equity

On August 1, 2023, VSee Lab entered into a Simple Agreement for Future Equity (“SAFE”) with a purchase price of $135,000. The SAFE is considered a mandatorily redeemable financial instrument under ASC 480-10-15-8. Per section 1 (a) of the SAFE, “If there is an Equity Financing before the termination of this Safe, on the initial closing of such Equity Financing, this Safe will automatically convert into the greater of (1) the number of shares of Standard Preferred Stock equal to the Purchase Amount divided by the lowest price per share of the Standard Preferred Stock; or (2) the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Safe Price”. The fixed monetary amount known at inception (i.e., “Purchase Amount” of $135,000) embodies an obligation that the issuer must or may settle by issuing a variable number of shares, based on the safe price which is defined as “Safe Price” means the price per share equal to the Post-Money Valuation Cap divided by the Company Capitalization.” Since the capitalization can change through the termination events, the shares to be issued can vary. The SAFE may require the issuer to redeem the instrument for cash upon a change of control. The SAFE is classified and recorded as a liability under ASC 480-10-25-8 because a change of control is an event that is considered not under the sole control of the issuer.

At the closing of the Business Combination on June 24, 2024, VSee Lab converted the obligation under the SAFE Agreement valued at $135,000 into shares of VSee Lab, which were then exchanged for 12,846 shares of the Company’s Common Stock valued at the closing price of $12.11 for total value of $155,565.

Encompass Purchase Liability

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the principal balance on an acquisition purchase. On January 1, 2022, iDoc acquired 100% of Encompass Healthcare Billing, LLC. (“Encompass”) with a stock purchase agreement to acquire the equity interests of Encompass, according to the acquisition agreement (“Encompass Acquisition Agreement”). Per the Encompass Acquisition Agreement, iDoc acquired all the outstanding shares of Encompass for a cash payment of $300,000, due upon the closing of the Business Combination. On January 9, 2023, iDoc agreed to an additional obligation of $45,000, which was accounted for as interest expense and reflected in accounts payable and accrued liabilities as of December 31, 2024.

Subsequent to the balance sheet date, on February 16, 2026, the Company entered into a settlement agreement to fully settle the Encompass Purchase liability for an aggregate amount of $650,000. The settlement consists of (i) a cash payment of $50,000, (ii) issuance of Company shares with an aggregate fair value of $400,000, and (iii) assignment of a loan liability of $200,000. The Company determined that this settlement represents an adjusting subsequent event, as it provides additional evidence about conditions that existed as of the balance sheet date, and accordingly, the consolidated financial statements have been adjusted to reflect the settlement.

As of December 31, 2025, and December 31, 2024, the value of purchase liability related to the Encompass Acquisition agreement was $650,000, and $263,918, respectively.

Note 9 Related Party

Related Party Transactions by VSee Labs

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, since the Business Combination was accounted for as a reverse recapitalization between VSee Lab and DHAC, and VSee lab as the accounting acquirer and iDoc as the accounting acquiree and the historical comparative financial information prior to June 24, 2024 as presented in this quarterly report is that of VSee Lab, the following related party transactions incurred by VSee Lab were reported hereby.

(1)	During the year ended December 31, 2022, employees subscribed $127,710 of cash for shares in VSee Lab representing 597,000 common stock shares in VSee Lab. As a result of the closing of the Business Combination, the shares were issued to the subscribing employees for total 239,424 shares of common stock in VSee Health, Inc. and as such the payable was reclassified to equity in additional paid in capital as shares were issued. In addition, $210,796 of the related party payable was eliminated at consolidation between iDoc and VSee Lab. The balance due to the related party as of December 31, 2025, and December 31, 2024, was $51,900 and $51,900, respectively.

(2)	During the year ended December 31, 2022, VSee Lab received a loan of $110,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses incurred by VSee Lab. On March 29, 2023, VSee Lab revised the terms of the loan to a 10.00% original issue discount promissory note with a principal balance of $121,000 from Mr. Milton Chen for advanced cash and paid operating expenses on behalf of VSee Lab. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and is amortized as interest expense via effective interest method over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of December 31, 2025, and 2024, the related party promissory note net of unamortized debt discount was $121,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $31,460 in interest expense for each of the years ended December 31, 2025, and 2024. The Company (as the successor of VSee Lab for accounting purposes) had $80,850, and $49,390 in accrued interest as of December 31, 2025, and 2024, respectively, which is included within accounts payable and accrued liabilities on the consolidated balance sheets.

(3)	On March 29, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $132,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of VSee Lab. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of December 31, 2025, and December 31, 2024, the related party promissory note net of unamortized debt discount was $132,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $34,320 in interest expense for each of the years ended December 31, 2025, and 2024. The Company (as the successor of VSee Lab for accounting purposes) had $89,760 and $55,440 in accrued interest as of December 31, 2025, and 2024, respectively, which is included within accounts payable and accrued liabilities on the consolidated balance sheets.

(4)	On December 26, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $77,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of the Company. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on March 28, 2024. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of December 31, 2025, and December 31, 2024, the related party promissory note was $70,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $20,020 and $24,325 in interest expense for the years ended December 31, 2025, and 2024, respectively. The Company (as the successor of VSee Lab for accounting purposes) had $37,345, and $17,325 in accrued interest as of December 31, 2025, and 2024, respectively, which is included within accounts payable and accrued liabilities on the consolidated balance sheets.

Related Party Transactions by iDoc

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following related party transactions incurred by iDoc due to acquisition of iDoc on June 24, 2024 (See Note 3 – Business Combination).

(1)	A related party balance due from the then CEO of iDoc, Imoigele Aisiku, for cash transferred through a company controlled by him. The balance due from the related party on December 31, 2025, and December 31, 2024, was $304,614, and $531,656, respectively. The transactions and amounts are unsecured and non-interest-bearing and are not necessarily what third parties would agree to.

(2)	A note receivable that was issued and sold on September 1, 2022, from iDoc to the then CEO of iDoc, Imoigele Aisiku, with a principal balance of $336,000. During the year ended December 31, 2024, the related party note receivable was written off by the Company and no further balance remaining outstanding. The Company recognized a loss of $245,500 upon the write-off of the related party note receivable balance, which was included in the provision for credit losses for the year ended December 31, 2024. No interest was recognized for the year ended December 31, 2024

(3)	iDoc issued a promissory note on May 15, 2023, with a principal balance of $200,000 from a board member (“Holder”). The note bears no interest and matures on May 15, 2026. iDoc shall use the funds solely for the purchase of telepresence robots. The Holder has security rights to eight (8) telepresence robots, from the 13th to 20th, that iDoc deployed. iDoc is required to make payments to the Holder based on eighty percent (80%) of the monthly revenue generated on the eight telepresence robots from the twelfth through the twentieth deployment of the telepresence robots. As of December 31, 2025, and December 31, 2024, the related party promissory note was $141,651, including a fair value adjustment of $58,349. The loan is included in the Related Party Loan Payable disclosure on the consolidated balance sheets. No interest is recognized for the year ending December 31, 2025 and 2024.

(4)	On March 28, 2024, iDoc issued and sold a secured convertible promissory note in the principal amount of $224,000 (the “Note”) to Mr. David L. Wickersham who became a member of the Company’s board of directors on July 17, 2024. Interest is accrued at $2,000 per month. The Note was fully satisfied and paid off by the issuance of 114,000 shares of the Company common stock to Mr. Wickersham on the maturity date of June 30, 2024.

Related Party Transactions by DHAC

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following related party transactions incurred by DHAC due to the reverse merger with DHAC on June 24, 2024 (See Note 12 – Equity).

(1)	On October 24, 2022, DHAC issued and sold an unsecured promissory note in the aggregate principal amount of $350,000 to Digital Health Sponsor, LLC, the sponsor of DHAC (“Sponsor”) On November 21, 2023, DHAC entered into a Conversion SPA with the Sponsor, pursuant to which the loans in aggregate amount of $350,000 would be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this promissory note by issuing 350 shares of Series A Preferred Stocks to the Sponsor at the Closing.

(2)	On February 2, 2023, SCS Capital Partners LLC, a Sponsor affiliate issued a $250,000 interest-free loan to DHAC for Nasdaq fee payment and litigation expense, and on August 17, 2023, such loan was amended and restated to include an additional $315,000 interest-free loan to DHAC for operating expenses, making the aggregate principal amount to be $565,000. On May 5, 2023, SCS Capital Partners, LLC issued another $200,000 loan to DHAC for operating expenses. The related note bears interest of 10% and would mature on May 5, 2024. On November 21, 2023, DHAC entered into a Conversion SPA with SCS Capital Partners LLC, pursuant to which the loans in aggregate amount of $765,000 will be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this promissory note by issuing 765 shares of Series A Preferred Stocks to SCS Capital Partners LLC at the Closing.

(3)	SCS, LLC, as the administrator of DHAC, incurred monthly office management and other operating expenses since the inception of DHAC. As of November 21, 2023, a total of $153,000 office expense was incurred. On November 21, 2023, DHAC entered into a Conversion SPA with SCS, LLC, pursuant to which the outstanding office expenses in aggregate amount of $153,000 will be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this outstanding office expense by issuing 153 shares of Series A Preferred Stocks to SCS, LLC at the Closing.

(4)	On November 21, 2023, DHAC entered into a convertible note purchase agreement, pursuant to which an institutional and accredited investor, the Quantum Investor, subscribed for and purchased, and the Company issued and sold to the Quantum Investor, after the Closing of the Business Combination on June 25, 2024 and as further amended on July 3, 2024, a 7% original issue discount convertible promissory note, the Quantum Convertible Note, in the aggregate principal amount of $3,000,000. SCS Capital Partners LLC, a Sponsor affiliate, owns approximately 40.74% of the Quantum Investor. As of December 31, 2025, and December 31, 2024, the full principal amount of the Quantum Convertible Note plus interest accrued thereof remains due and payable.

(5)	On June 21, 2024, we entered into a Consulting Services Agreement with SCS, LLC (“SCS”), who is an affiliate of our Sponsor, pursuant to which we shall pay SCS $12,500 per month for business consulting services and $2,500 per month for access to remote office space in Boca Raton, Florida. In addition, the Consulting Services Agreement calls for the issuance of $25,000 worth of shares of common stock at issuance and an additional $25,000 worth of common stock on or about each of the Company’s filings on Form 10-K or Form 10-Q. The agreement shall continue for twelve (12) months and shall automatically continue on a six-month term basis thereafter unless terminated by either party. During the year ended December 31, 2024, the Company made cash payments totalling $90,000 to SCS, representing consulting service provided to the Company. In addition, the Company issued 2,500 shares of common stock to SCS with a fair value of $25,000 and recognized total consulting expense of $62,500 related to the stock-based compensation for the year ended December 31, 2024. During the year ended December 31, 2025, the Company has accrued the remaining $37,500 payable to SCS related to the future common stock issuances. During the year ended December 31, 2025, the Company has accrued an amount of $100,000 related to the future common stock issuances.

(6)

On June 24, 2024, DHAC owed the Sponsor and certain Sponsor affiliates $504,659 in advance to cover working capital needs, which were non-interest bearing due on demand. On June 25, 2024, $47,800 of such advances were repaid in cash. On November 8, 2024, the Sponsor affiliate, SCS and the Company executed a securities purchase agreement whereby certain working capital funds advanced by SCS in the aggregate amount of $405,000 as of December 31, 2024 were converted into 202,500 shares of Common Stock. The Company determined that the partial settlement of the working capital advances represented a troubled debt restructuring, as the Company determined it was experiencing financial difficulties, and the lender granted a concession through the exchange for shares of Common Stock. Under the troubled debt restructuring accounting, the Company reduced the carrying amount of the working capital funds advances by the fair value of the shares of Common Stock issued ($261,225) and then compared the future undiscounted cash flows associated with the working capital advances to the carrying value. The Company determined an additional $143,775 reduction in the carrying value was necessary to equate it to the future undiscounted cash flows, representing a gain on restructuring. As SCS is a related party to the Company, the restructuring gain was treated as a capital transaction and recorded to additional paid in capital along with the fair value of the shares of common stock issued in the settlement.

As of December 31, 2025, and 2024, $51,900 of advances due to the Sponsor and certain Sponsor affiliates remain due and payable. The Sponsor has no further obligation to fund working capital needs.

(7)

On December 13, 2024, the Company issued 50,000 shares to Dominion Capital to settle the ELOC Commitment Fee Note upon conversion. After the transfer of the shares, Dominion Capital owned a total of 600,000 shares of the Company as of December 31, 2024.

On November 13, 2025, the Company entered into a new ELOC agreement for $25,000,000 and rendered the former ELOC agreement ineffective. The current ELOC is pending SEC approval to become effective upon the Company successfully filing a S-1 registration with the 2025 audited financial statements.

Note 10 Commitments and Contingencies

Litigation

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to settlement awards, monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect the Company’s business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, the Company believes based on its current knowledge that the resolution of the sole pending matter will not, either individually or in the aggregate, have a material adverse effect on the business, results of operations, cash flows or financial condition.

On July 25, 2024, the Company was notified of a lawsuit filed against it. The plaintiffs’ claims arose out of an alleged breach of contract and unjust enrichment. The plaintiffs are seeking payment under the promissory notes, payments related to the breach of the Encompass Acquisition Agreement, prejudgment and post judgment interest, and reasonable attorneys’ fees. In response to this lawsuit, the Company, through its attorney, denied all allegations of breach of contract and unjust enrichment, and filed a counterclaim seeking breach of contract on the part of plaintiffs for failure to pay amounts owed to Encompass for services it rendered to plaintiffs, and breach of contract for failure to pay a corporate credit card bill, promissory estoppel, and unjust enrichment. As of December 31, 2025, the lawsuit was currently pending in federal court before the US District Court for the District of Colorado.

Subsequent to the balance sheet date, on February 16, 2026, the Company entered into a settlement agreement to fully settle the Encompass Purchase liability for an aggregate amount of $650,000. The settlement consists of (i) a cash payment of $50,000, (ii) issuance of Company shares with an aggregate fair value of $400,000, and (iii) assignment of a loan liability of $200,000. The Company determined that this settlement represents an adjusting subsequent event, as it provides additional evidence about conditions that existed as of the balance sheet date, and accordingly, the consolidated financial statements have been adjusted to reflect the settlement.

Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. Litigation and contingency accruals are based on the Company’s assessment, including advice of legal counsel, regarding the expected outcome of litigation or other dispute resolution proceedings. If the Company determines that an unfavourable outcome is probable and can be reasonably assessed, it establishes the necessary accruals.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following commitments by iDoc due to the reverse merger with DHAC and iDoc on June 24, 2024 (See Note 3 – Business Combination).

(1)	iDoc entered into a purchase agreement with a vendor to purchase twenty (20) Telepresence Robots, receive maintenance services, and access user-related Ava Telepresence applications and the Ava Cloud Service for a total purchase commitment of $711,900. As of December 31, 2025, and December 31, 2024, the Company (as the successor of VSee Lab for accounting purposes) had an unpaid commitment of $179,900 and $179,900, respectively on this agreement. The commitment is not reflected in the consolidated financial statements as it is due and payable upon invoicing from the vendor for delivery and servicing installation of the Telepresence Robots and software applications.

(2)	iDoc has a promissory note with a principal balance of $200,000 with a related party (See - Note 9 Related Party Transactions by iDoc sub-point (3)). The related party has security rights to eight (8) telepresence robots, from the 13th to 20th, that iDoc deployed. iDoc is required to make payments to the holder based on eighty percent (80%) of the monthly revenue generated on the eight telepresence robots from the thirteenth through the twentieth deployment of the telepresence robots. The monthly revenue generated on the eight telepresence robots deployed by iDoc would be used to pay off principal balance of the note. Once the principal balance is paid off, iDoc will continue making payments through the deployment of 125 telepresence robots by iDoc.

(3)	On May 12, 2023, iDoc entered in a partnership agreement with an accredited investor to agree and collaborate in the development of telepresence robots for telehealth solutions. The investor pledged to pay $352,000 directly to the vendor. In consideration thereof, the investor is entitled to 80% of the monthly revenue generated from the first eleven telepresence robots deployed by iDoc under the partnership agreement. Payments will continue until the last remaining robot is being paid for by customers and will remain as full payments for the length of time that a minimum of eleven robots are deployed. After the number reduces below eleven deployed robots, the amount will pro rate down but will remain in the same ratio as 80% of the monthly revenue generated.

(4)	On November 1, 2023, the iDoc entered a forbearance agreement related to the promissory note and line of credit issued by a bank on November 29, 2021, and its finance leases. (See Note 8 – Line of Credit and Notes Payable). Pursuant to the forbearance agreement, effective November 1, 2023, the interest rate on the promissory note and the line of credit is payable monthly at 3% above the Wall Street Journal prime rate (6.75% at December 31, 2025). In consideration of the bank forbearing on its right to collect the amount due and owing until January 10, 2024, iDoc agreed to make respective payments of $20,000 on November 13, 2023, and $80,000 on November 30, 2023. iDoc defaulted on the forbearance at the end of December 2023. Upon default of the forbearance agreement, the lender has the right to take appropriate action to collect the amounts owed. The bank’s forbearance obligation shall terminate immediately, irrevocably, and without notice in the event of the borrower’s default under any provision of this agreement. This litigation was resolved by Agreed Judgment signed by the Court on June 24, 2024, under the judgment, the Company subsequently revised the forbearance agreement on December 13, 2024. Under the revised forbearance, the Company agreed to monthly payments of $25,000 beginning January 2025 to May 2025, and a payment in full of $1,541,106 on June 16, 2025. On August 27, 2025, the Company revised the forbearance agreement and agreed to a payment of $50,000 on September 5, 2025, and a further payment of $100,000 on November 30, 2025. During the year ended December 31, 2025, the Company made total payments of approximately $250,000 toward the forbearance obligation, consisting primarily of interest payments under the revised agreement. As of December 31, 2025, the Company has accrued the obligation in Line of credit and note payable, net of discount, Right - of - use liability - financing, and accrued interest is included in accounts payable and accrued liabilities.

(5)	VSee Lab has a reseller agreement with a vendor to generate revenue opportunities in the international market. As of December 31, 2025, and December 31, 2024, the Company (as the successor of VSee Lab for accounting purposes) has an unpaid commitment of $386,663 and $82,677, respectively, on this reseller agreement. The commitment is not reflected in the consolidated financial statements as the commitment is due and payable once revenues are generated under the reseller agreement. VSee Lab entered into the reseller agreement to generate market share in the international market, and payments are based on revenues generated by the reseller.

VSee Health, Inc. Incentive Plan

DHAC approved and adopted the VSee Health, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to be effective as of one day prior to the closing Business Combination. The Incentive Plan provides for an initial share reserve equal to 15% of the number of shares of Company common stock outstanding (including shares of Company common stock issuable upon conversion of the outstanding Series A Preferred Stock) following the closing after giving effect to the Business Combination. As such, on June 24, 2024, the Company reserved 2,544,021 shares of its common stock for issuance under the 2024 Plan.

Indemnities

The Company generally indemnifies its customers for the services it provides under its contracts and other specified liabilities, which may subject the Company to indemnity claims, liabilities, and related litigation. As of December 31, 2025, and 2024, the Company was unaware of any material asserted or unasserted claims concerning these indemnity obligations.

Other Matters

The Company continues to analyze potential sales tax exposure using a state-by-state assessment. In accordance with ASC 450, Contingencies, the Company estimated and recorded a liability of $1.2 million and $1.0 million as of December 31, 2025, and 2024, which is included within accounts payable and accrued liabilities on the consolidated balance sheets.

Note 11 Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

The provision for (benefit from) income taxes consisted of the following:

	For the year ended
	December 31, 2025,	December 31, 2024,
Current income tax provision/(benefit):
Federal	$-	$-
State	16,612	36,504
Total current income tax provision/(benefit)	16,612	36,504

Deferred income tax provision/(benefit):
Federal	8,515	(1,475,347)
State	43,299	(204,058)
Total deferred income tax provision/(benefit)	51,814	(1,679,405)

Total income tax provision for (benefit from) continuing operations	$68,426	$(1,642,901)

Upon adoption of ASU 2023-09, Improvements to Income Tax Disclosures, the reconciliation of taxes at the federal statutory rate to our provision for (benefit from) income taxes for the year ended December 31, 2025, was as follows:

	For the year ended December 31, 2025,
	Amount	Percentage
U.S. federal statutory tax	$(3,075,328)	21.00%
Foreign tax effects
Statutory tax rate difference between Foreign and United States	-	-
Other	-	-
State taxes, net of federal tax benefit	(440,377)	3.01
Return to income tax provision adjustments	(164,991)	1.13
Changes in valuation allowances	3,170,633	(21.65)
Nontaxable or nondeductible items
Meals and entertainment	1,401	(0.01)
Extinguishment of debt	37,550	(0.26)
Gain/loss on change in fair value of financial instruments	380,791	(2.60)
Stock-based compensation	148,559	(1.02)
Penalties	10,188	(0.07)
Provision for income tax	$68,426	(0.47)%

The reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2024, in accordance with the guidance prior to the adoption of ASU 2023-09 was as follows:

December 31, 2024
Income tax benefit at federal statutory rate	21.00%
State taxes, net of federal tax benefit	3.35
Change in valuation allowance	2.10
Return to income tax provision adjustments	(1.69)
Goodwill impairment	(22.60)
Permanent differences, net	0.61
Income tax benefit	2.77%

No cash payment was made for income taxes, net of refunds, during the year ended December 31, 2025.

Deferred income tax reflects the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The categories that give rise to significant components of the deferred tax assets and liabilities as of December 31, 2025, and 2024 are as follows:

	As of December 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$6,982,167	$3,919,766
Bad debt expense	189,503	566,346
Accounts payable and accrued liabilities	-	375,907
Interest payable	-	74,565
Accrued payroll	-	269,958
Deferred revenue	17,198	78,189
Deferred compensation	75,665	211,778
Accrued interest, related party	41,847	28,909
Encompass Purchase Liability	80,996	-
Start-up costs	736,710	738,876
Operating and finance lease liabilities	-	70,742
Total deferred tax assets	8,124,086	6,335,036
(Less) valuation allowance	(6,257,237)	(3,086,603)
Net deferred tax assets	1,866,849	3,248,433

Deferred tax liabilities:
Depreciation	(8,893)	(5,051)
Amortization	(1,977,148)	(2,581,286)
Accounts receivable	-	(702,703)
Prepaids and other current assets	-	(26,771)
Total deferred tax liabilities	(1,986,041)	(3,315,811)

Total deferred tax liabilities	$(119,192)	$(67,378)

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the deferred tax assets, the Company maintains a valuation allowance of $142,325 against its deferred tax assets as of December 31, 2025. Realization of the deferred tax assets will be primarily dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.

The Company had a federal net operating loss carryforward of $28,368,511 and $15,436,000 as on December 31, 2025, and December 31, 2024, of which approximately $3,573,000 will begin to expire in 2030 for federal tax purposes, and approximately $24,795,511 in federal net operating loss carryforwards that can be carried forward indefinitely. While these federal NOLs do not expire, the Tax Cuts & Jobs Act of 2017 limits the amount of federal net operating loss utilized each year after December 31, 2017, to 80% of taxable income. As of December 31, 2025, the Company has a state net operating loss carryforward of approximately $20,375,322 and $17,860,000 as of December 31, 2025 and December 31, 2024.The state NOLs generated have various expiration rules and dates with the first amount of NOLs expiring in 2032. The Company is subject to taxation in U.S. federal and state tax jurisdictions. All of the Company’s tax years will remain open for three years for examination by the federal and state tax authorities from the date of utilization of net operating loss. There are no active tax compliance audits as of December 31, 2025.

In accordance with ASC 740, Income Taxes, specifically related to uncertain tax positions, a Company is required to use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company believes its income tax filing positions and deductions will be sustained upon examination, and accordingly, no reserves or related accruals for interest and penalties have been recorded as of December 31, 2025 and December 31, 2024.

The Company believes that no material amount of the liabilities for uncertain tax positions are expected to reverse within 12 months of December 31, 2025.

Note 12 Equity

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.0001. The Company has allocated 6,500 of such shares for the Series A Preferred Stock. As of December 31, 2025 and 2024, the Company has 1,788 and 6,158 shares of Series A Preferred Stock issued and outstanding, respectively.

Series A Preferred Stock

The Series A Preferred has the following rights and privileges:

Voting – Series A preferred stockholders are permitted to vote with the same voting rights as common stockholders in any actions to be taken by the stockholders of the Company, including any action with respect to the election of directors to the Board of Directors of the Company. With respect to any vote with the class of Common Stock, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified 4.99%) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated.

Dividends – Series A preferred stockholders shall be entitled to receive cumulative participating dividends when and if declared. Dividends are prior and in preference to any declaration or payment of any dividend to the common stockholders of the Company.

Liquidation – In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but junior with respect to any Senior Preferred Stock then outstanding, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment.

Conversion – Series A preferred stock is convertible into common stock at the option of the holder, at any time after the earlier of (i) twelve months from the Initial Issuance Date (June 24, 2024) or (ii) the date on which no shares of Series A preferred stock remain outstanding, at the initial rate of $10.00 per share, with an alternate optional conversion, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

Redemption – The Company shall have the right to redeem all, or any portion, of the Series A preferred stock then outstanding at a price equal to 100% of the stated value ($1,000 per share) of the shares being redeemed. The Company’s right to redeem the Series A preferred stock is one-time in nature and such exercise shall be irrevocable. The preferred stock are not mandatorily redeemable.

The Company reviewed the Series A Preferred Stock under ASC 480 and ASC 815 and concluded that Series A Preferred Stock did not include any elements that would preclude them from equity treatment and therefore are not subject to the liability treatment under ASC 480 or derivative guidance under ASC 815.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. In connection with the business combination with DHAC which resulted in a reverse recapitalization, VSee Lab converted the 371,715 shares of Series A preferred stock and 1,228,492 Series A-1 Preferred Stock into VSee Lab Class A common stock for a total of 12,165,889 common stock, which resulted in 4,879,067 shares of Company Common Stock based on an exchange ratio of 0.40. For periods prior to the Business Combination as disclosed in Note 1 above, the reported share and per share amounts have been retroactively converted by the applicable exchange ratio. As of December 31, 2025, and December 31, 2024, there were 33,193,140 and 16,297,190 shares of common stock outstanding. The Company issued 16,895,950 shares of common stock during year ended December 31, 2025.

In June 2024, the Company entered into a consulting agreement with a third party, under which it agreed to an initial issuance of $25,000 in shares of common stock, as well as the future issuance of $25,000 shares of common stock upon each future Form 10-Q or Form 10-K filing. The Company is accounting for this stock-based payment arrangement under ASC 718, and the obligation to issue the future shares is classified as a liability as it represents a variable share settled instrument that would be subject to ASC 480. During the year ended December 31, 2024, the Company recognized $62,500 in consulting expense related to the share issuance obligation and issued 2,500 shares of common stock with an estimated fair value of $25,000 to the third-party consultant.

In August 2024, the holders of the Additional Bridge Notes converted an aggregate $41,417 of outstanding principal into 14,199 shares of common stock, at a conversion price based on a 5% discount to the prior trading day VWAP and $566,740 of outstanding principal on the Exchange Note was converted into 213,759 shares of common stock, at a conversion price based on a 5% discount to the prior trading day VWAP.

In August 2024, the Company issued 25,000 shares of common stock to former placement agents in relation to prior services provided under a now terminated placement agent agreement. The Company estimated the fair value of the shares of common stock issued to be $66,750 and recorded this amount as an expense during the year ended December 31, 2024.

In August 2024, the Company issued 200,000 shares of common stock to a vendor in relation to outstanding and past due accounts payable balances. None of the accounts payable balances were written off or otherwise adjusted. The Company estimated the fair value of the shares of common stock issued to be $534,000. The Company concluded that the issuance of common stock to the vendor represented an extinguishment of the outstanding payables for accounting purposes and recorded a loss on extinguishment of $534,000 during the year ended December 31, 2024.

In September 2024, the Company issued 100,000 shares of common stock to Ascent as additional consideration for entering into the September 2024 SPA and related agreements.

In October and November 2024, the Company issued 380,000 shares of common stock under the ELOC in exchange for $760,000 in cash proceeds.

In November 2024, the holders of the Additional Bridge Notes converted an aggregate $93,130 of outstanding principal and accrued interest into 46,565 shares of common stock, at a conversion price of $2.00 per share and $511,693 of outstanding principal and accrued interest was converted into 255,847 shares of common stock, at a conversion price of $2.00 per share.

In November 2024, the Company issued 202,500 shares of common stock upon the settlement of $405,000 in working capital funds advanced by SCS. The Company determined that the partial settlement of the working capital advances represented a troubled debt restructuring, as the Company determined it was experiencing financial difficulties and the lender granted a concession through the exchange for shares of Common Stock. Under the troubled debt restructuring accounting, the Company reduced the carrying amount of the working capital funds advances by the fair value of the shares of Common Stock issued ($261,225) and then compared the future undiscounted cash flows associated with the working capital advances to the carrying value. The Company determined an additional $143,775 reduction in the carrying value was necessary to equate it to the future undiscounted cash flows, representing a gain on restructuring. As SCS is a related party to the Company (see Note 10), the restructuring gain was treated as a capital transaction and recorded to additional paid in capital along with the fair value of the shares of common stock issued in the settlement.

In December 2024, the Company issued 50,000 shares of common stock upon conversion of the ELOC Commitment Fee Note as a conversion price of $10.00 per share.

In June 2024, in connection with the Business Combination, a certain minority shareholder of TAD elected to receive cash consideration in lieu of the Company’s common stock in exchange for their ownership interests in TAD. The payment of $10,000 represents a cash disbursement to one such investor under the terms of the June 2024 transaction agreement.

In March 2025, in connection with the second closing under the Purchase Agreement and the March 2025 Promissory Note, the Company issued 100,000 shares of common shares to the investor as additional consideration for entering into the agreement.

In March 2025, in connection with the March 2025 SPA and March 2025 Convertible Note, the Company also issued 25,000 shares of common stock to the investor as additional consideration for entering into the agreement

On April 4, 2025, the Company issued 500 shares of its common stock to the Quantum investor at par value of $0.0001 per share.

On September 3, 2025, $304,288 of outstanding principal with accrued interest expense of $137,057 and default interest expense of $13,712 on the Exchange Note was converted into 600,000 shares of common stock.

On August 28, 2025, the Company agreed to issue 500,000 shares of its common stock, to the Quantum investor as consideration for facilitating emergency funding to support the Company. On October 28, 2025, the Company issued the 500,000 shares of its common stock to the Quantum investor in satisfaction of its previously recorded obligation.

In October 2025, the Quantum Promissory note consisting of $3,000,000 of principal and $1,196,203 of accrued interest, with an aggregate amount of $4,196,203 was converted to an aggregate of 4,400,000 shares of the Company’s common stock.

On October 21, 2025, the March 2025 Convertible note consisting of principal amount of $108,696 and accrued interest of $44,017, with an aggregate amount of $152,713, was converted to an aggregate of 320,691 shares of the Company’s common stock at a conversion rate of $0.945 per share.

On November 11, 2025, the March 2025 Promissory note consisting of principal of $555,555 and accrued interest of $56,323, with an aggregate amount of $611,878 was converted to an aggregate of 941,352 shares of the Company’s common stock at a conversion rate of $0.751 per share.

In October 2025, $1,219,516 of outstanding principal with accrued interest expense of $34,959 on the Exchange Note was converted into 1,673,733 shares of common stock

In October 2025, outstanding principal of $2,222,222 and accrued interest of $555,815 on the September 2024 convertible note was converted into 3,698,716 shares of common stock.

Refer Note 8 for more details on the note conversions.

In October and November 2025, 4,370 shares of Series A Preferred Stock held by A.G.P./Alliance Global Partners (“A.G.P.”) were converted into 2,185,000 shares of common stock at a conversion price of $2 per share.

In October 2025, pursuant to the warrant exchange arrangement, Alta Partners exchanged 1,560,000 Public Warrants for 1,547,568 shares of the Company’s Common Stock, representing an exchange ratio of approximately 0.9667 shares per warrant. (Refer Note-13 Warrants)

In December 2025, the Company issued 903,390 shares of common stock to certain key managerial personnel and board of directors as share-based compensation.

Stock Options

In June 2024, the DHAC board of directors and stockholders approved the 2024 Plan. There are currently 2,544,021 shares of common stock reserved for issuance under the 2024 Plan. At the closing of the Business Combination on June 24, 2024, the Company granted 803,646 stock options with an exercise price equal to $12.11 pursuant to the 2024 Plan to the individuals, in the amounts, and on the terms set forth in the Business Combination Agreement.

The 2024 Plan provides for the grant of stock options, including options that are intended to qualify as “incentive stock options” under Section 422 of the Code, as well as non-qualified stock options. Each award is set forth in a separate agreement with the person who received the award which indicates the type, terms and conditions of the award.

		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value
Outstanding, December 31, 2024	803,646	$12.11	9.48	—
Granted	—	—	—	—
Outstanding, December 31, 2025	803,646	$12.11	8.48	$—

Exercisable, December 31, 2025	803,646	$12.11	8.48	$—

Intrinsic value is calculated as the difference between the exercise price of the underlying options and the estimated fair value of the common stock for the options that had exercise prices that were lower than the per share fair value of the common stock on the related measurement date.

In accordance with ASC 718, 174,302 of the options granted were awards granted with a service condition and will vest over one year from grant date. The unvested portion of the June 2024 options issued was not considered part of the consideration paid and as such the proportional value of the unvested options were recognized over the one-year service period.

All such options fully vested as of June 2025, and there was no remaining unrecognized compensation cost or vesting period as of December 31, 2025.

The weighted average grant date fair value of awards granted for the years ended December 31, 2025, and 2024, was $9.12 per option. The fair value of the unvested options was estimated using a Black-Scholes option model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Common Stock and current interest rates.

Below are the key assumptions used in valuing the unvested options on June 24, 2024.

As of June 24,
2024
Stock price	$12.11
Exercise price	$12.11
Volatility	96.00%
Risk-free rate of return	4.27%
Expected term (in years)	5.2 - 5.3 years

During the year ended December 31, 2025, the Company issued 903,390 shares of common stock to certain key managerial personnel and board of directors as share-based compensation.

As of December 31, 2025, there was no unrecognized compensation cost. The value of the fully vested options, which were included as part of the recapitalization were valued at $5,728,784 on June 24, 2024 grant date and closing of the business combination.

Stock-based compensation expense of $1,134,667 was recognized for the year ended December 31, 2025, within compensation and related benefits on the consolidated statements of operations, and stock-based compensation expense of $826,916 was recognized during the year ended December 31, 2024.

Common Stock Issuance Obligation

In connection with the Business Combination on June 24, 2024, the Company agreed to assume an obligation by iDoc to issue 51,192 shares of common stock (contingent on the Business Combination) to certain employees. In accordance with ASC 718, the Company determined that it was not obligated to replace the awards, and as such, recognized the fair value of the award at the Business Combination date as additional stock-based compensation (included in cost of revenues). The grant date fair value was estimated to be $619,935 (see Note 15 Fair Value Measurements). The Company also determined that it should classify this award as a liability under ASC 718 and remeasure the award at its then current fair value each reporting date. As of December 31, 2025, and December 31, 2024, the common stock issuance obligation was adjusted to $18,941 and $69,621, respectively. The net stock-based compensation expense reversed was $50,680 and $172,005 for the years ended December 31, 2025, and December 31, 2024, respectively

As of December 31, 2025, and 2024, no shares of common stock have been issued under the common stock issuance obligation arrangements.

Note 13 Warrants

DHAC Assumed Warrants

The Company has analysed the public warrants, private warrants, Bridge Warrants (as defined below), September 2024 Warrants and the Extension Warrants and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480. The warrants meet all of the requirements for equity classification under ASC 815 and therefore are classified in equity. Below is a summary of the warrants issued and outstanding:

	Public	Private	Bridge	Extension	September 2024 Warrants	Total
Outstanding, December 31, 2023	—	—	—	—	—	—
Assumed at June 24, 2024	11,500,000	557,000	173,913	26,086	—	12,256,999
Issued	—	—	—	—	740,741	740,741
Exercised	—	—	—	—	—	—
Outstanding, December 31, 2024	11,500,000	557,000	173,913	26,086	740,741	12,997,740

Exercisable, December 31, 2024	11,500,000	557,000	173,913	26,086	740,741	12,997,740

Weighted Average Exercise Price	$11.50	$11.50	$11.50	$11.50	$2.25	$9.65
Weighted Average Remaining Life in Years	4.48	4.48	2.76	3.35	4.75	3.96

	Public	Private	Bridge	Extension	September 2024 Warrants	Pre-funded Warrants		Common Stock Warrants	Total
Outstanding, December 31, 2024	11,500,000	557,000	173,913	26,086	740,741	—		—	12,997,740
Issued	—	—	—	—	—	9,836,065		19,672,130	29,508,195
Exercised	(1,596,435)	—	—	—	—	—		—	(1,596,435)

Outstanding, December 31, 2025	9,903,565	557,000	173,913	26,086	740,741	9,836,065		19,672,130	40,909,500

Exercisable, December 31, 2025	9,903,565	557,000	173,913	26,086	740,741	9,836,065		19,672,130	40,909,500

Weighted Average Exercise Price	$11.50	$11.50	$11.50	$11.50	$2.25	$0.00	[1]	$0.61	$3.33
Weighted Average Remaining Life in Years	3.48	3.48	1.76	2.35	3.75	—	[2]	4.92	3.33

(1)	The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date

(2)	The warrant does not have a fixed expiration date and remains outstanding until exercised in full.

Public and Private Warrants

There are 12,057,000 public and private warrants issued and outstanding as of December 31, 2024, which were assumed as a result of the Business Combination. . As of December 31, 2025, there are 10,460,565 public and private warrants issued and outstanding. The warrants were issued by DHAC in connection with DHAC’s Initial Public Offering. Each warrant entitles the registered holder to purchase one (1) share of common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or 12 months from the closing of the Initial Public Offering.

However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the warrants underlying the units in the Initial Public Offering. The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or to make any other change that does not adversely affect the interests of the registered holders. For any other change, the warrant agreement requires the approval by the holders of at least a majority of the then outstanding public warrants if such amendment is undertaken prior to or in connection with the consummation of a business combination or at least a majority of the then outstanding warrants if the amendment is undertaken after the consummation of a business combination.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. If (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the Company’s Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issue the additional shares of common stock or equity-linked securities and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Bridge Warrants

In connection with the closing of the Business Combination, for accounting purposes, it was treated that the Company also assumed the Bridge Warrants which were outstanding with DHAC. On October 6, 2022, 173,913 warrants were issued pursuant to the Bridge Purchase Agreement. The purchase right represented by the Bridge Warrants shall terminate on or before 5:30 p.m., Pacific Time, on the date five years from the date of issuance (the “Expiration Date”). The exercise price at which the Bridge Warrants may be exercised shall be $11.50 per share of Common Stock. If at any time after the date of issuance of the Bridge Warrants there is no effective registration statement available for the resale of shares of Common Stock held by the holder, the Bridge Warrants may be exercised by cashless exercise. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction. Except as provided in the Bridge Warrant, the Bridge Warrant does not entitle its holder to any rights of a shareholder of the Company.

During the term the Bridge Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Bridge Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Bridge Warrants. All shares that may be issued upon the exercise of rights represented by the Bridge Warrants and payment of the Exercise Price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the Bridge Warrants). Prior to the Expiration Date, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Bridge Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)	In the event that the Company shall at any time after the date of issuance of the Bridge Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the Exercise Price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Bridge Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)	No adjustment in the number of shares of Common Stock receivable upon exercise of the Bridge Warrant shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable upon exercise of all Bridge Warrants; provided that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)	If at any time, as a result of an adjustment, the holder of any Bridge Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Bridge Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock receivable upon execution of the Bridge Warrant.

(d)	Whenever the Exercise Price payable upon exercise of each Bridge Warrant is adjusted, the Warrant Shares shall be adjusted by multiplying the number of shares of Common Stock receivable upon execution of the Bridge Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment, and the denominator of which shall be the Exercise Price as adjusted.

(e)	In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Bridge Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for shares of Common Stock of the Company, be exercisable, upon the terms and conditions specified in the Bridge Warrant, for the number of shares of stock or other securities or assets to which holder of the number of shares of Common Stock purchasable upon exercisable of such Bridge Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Bridge Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under the Bridge Warrant.

(f)	If the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance of the Bridge Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide notice thereof to the holder on the date of such agreement and the issuance of such convertible securities or options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of the Bridge Warrant by designating in the exercise form delivered upon any exercise of the Bridge Warrant that solely for purposes of such exercise the holder is relying on the Variable Price rather than the Exercise Price then in effect.

(g)	In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Bridge Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Bridge Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

The Bridge Warrants are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. The Company and the holders of the Bridge Warrants consent to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware.

Extension Warrants

In connection with the closing of the Business Combination, the Company also assumed the Extension Warrants which were outstanding with DHAC. On May 5, 2023, the Company issued 26,086 warrants pursuant to the Extension Purchase Agreement. The purchase right represented by the Extension Warrants shall terminate on the date five years from the date of issuance (the “Expiration Date”). The exercise price at which the Extension Warrants may be exercised shall be $11.50 per share of Common Stock. If at any time after the date of issuance of the Extension Warrants there is no effective registration statement available for the resale of shares of Common Stock held by the holder, the Extension Warrants may be exercised by cashless exercise. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the exercise price multiplied by such fraction. Except as provided in the Extension Warrants, the Extension Warrant does not entitle its holder to any rights of a stockholder of the Company.

During the term, the May 2023 Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the May 2023 Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Extension Warrants. All shares that may be issued upon the exercise of rights represented by the Extension Warrants and payment of the exercise price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the Extension Warrants). Prior to the Expiration Date, the exercise price and the number of shares of Common Stock purchasable upon the exercise of the Extension Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)	In the event that the Company shall at any time after the date of issuance of the Extension Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the exercise price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Extension Note Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)	No adjustment in the number of shares of Common Stock receivable upon exercise of the Extension Warrants shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable upon exercise of all Extension Warrants; provided that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)	If at any time, as a result of an adjustment, the holder of any Extension Note Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Extension Note Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock receivable upon execution of the Extension Warrant.

(d)	Whenever the exercise price payable upon exercise of each Extension Warrant is adjusted, the Extension Warrant shares shall be adjusted by multiplying the number of shares of Common Stock receivable upon execution of the Extension Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the exercise price in effect immediately prior to such adjustment, and the denominator of which shall be the exercise price as adjusted.

(e)	In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Extension Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for shares of Common Stock of the Company, be exercisable, upon the terms and conditions specified in the Extension Warrant, for the number of shares of stock or other securities or assets to which holder of the number of shares of Common Stock purchasable upon exercisable of such Extension Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Extension Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under the Extension Warrant.

(f)	If the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance of the Extension Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide notice thereof to the holder on the date of such agreement and the issuance of such convertible securities or options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the exercise price upon exercise of the Extension Warrant by designating in the exercise form delivered upon any exercise of the Extension Warrant that solely for purposes of such exercise the holder is relying on the Variable Price rather than the exercise price then in effect.

(g)	In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Extension Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Extension Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

The Extension Warrants are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. The Company and the holders of the Extension Warrants consent to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware.

September 2024 Warrants

On September 30, 2024, the Company executed a securities purchase agreement (the “SPA”) with an accredited and institutional investor (the “Investor”). Pursuant to the SPA, the Company issued to the Investor warrants (the “September 2024 Warrants”) with an exercise period of five years to purchase up to 740,741 shares of Company Common Stock at an exercise price of $2.25 per share. The exercise price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the exercise price (a down-round event). The Company assessed the warrant as a freestanding financial instrument and determined it did not include any provisions which would require liability classification under ASC 480, and that it met the requirements to be considered indexed to the Company’s own stock and the additional equity classification requirements under ASC 815-40. As such, the Company classified the warrant in stockholders’ equity (deficit) upon its issuance.

During the term, the September 2024 Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the September 2024 Warrants and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the September 2024 Warrants. All shares that may be issued upon the exercise of rights represented by the September 2024 Warrants and payment of the exercise price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the September 2024 Warrants). Prior to the Expiration Date, the exercise price and the number of shares of Common Stock purchasable upon the exercise of the September 2024 Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)	In the event that the Company shall at any time after the date of issuance of the September 2024 Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, (v) complete any capital reorganization of the Company, whether or not such reclassification directly or indirectly affects the Common Stock or results in new investments being issued to holders of the Common Stock, (vi) complete any reclassification of the Common Stock (other than a reclassification referred to in clause (iv), or (vii) complete a business combination of the Company into any other person, whether by consolidation, merger or transfer of substantially all assets of the Company, whether or not such combination result in holders of Underlying Securities receiving new investments, then, in each such event, the exercise price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such September 2024 Warrants been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)	If and whenever on or after the Issue Date, the Company grants, issues or sells, or in accordance with the terms of the September 2024 Warrant is deemed to have granted, issued or sold, (A) any underlying securities (including the issuance or sale of shares of underlying securities owned or held by or for the account of the Company, but excluding any exempt issuance) for a consideration per share that is less than the Exercise Price in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale or (B) (1) any stock equivalents of underlying securities or (2) any options to purchase (or any other contractual obligation of the Company to grant, issue or sell) underlying securities or stock equivalents thereof (“Acquisition Rights”), in each case for which, at the time of such grant, issuance or sale, the lowest possible consideration per share required to be paid by the holder thereof to acquire one share of underlying securities pursuant to such acquisition rights (net of any payment made by any Company or any Company party to the holder of such acquisition rights or to any other person pursuant to such acquisition rights) is less than the Exercise Price in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale (all of the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price shall be adjusted in accordance with the formula as provided in the September 2024 Warrants.

(c)	If necessary, the provisions set forth in this warrant with respect to the rights thereafter of the holders of the warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any other securities, indebtedness and other assets thereafter deliverable on the exercise of the warrants.

(d)	No adjustment in the number of shares of Common Stock shall be required under this warrant unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable hereunder; provided that any adjustments are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, that notwithstanding the foregoing, all adjustments so carried forward shall be made no later than three (3) years from the date of the first event that would have required an adjustment but for requirement under this warrant.

(e)	In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Extension Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Extension Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

Warrant Exchange Agreement

On October 29, 2025, the Company also entered into a warrant exchange arrangement with Alta Partners (“Alta”) relating to holdings of its Public Warrants, which were issued in connection with the Company’s initial public offering. Pursuant to the arrangement, Alta exchanged a total of 1,560,000 Public Warrants for 1,508,052 shares of the Company’s Common Stock, representing an exchange ratio of approximately 0.9667 shares per warrant. Alta continues to hold 706,533 warrants exercisable for Common Stock at an exercise price of $11.50 per share. In connection with the exchange, the Company recognized proceeds of $1,500,003 in the consolidated statements of stockholders’ (deficit) equity.

Private Placement with Armistice

On November 25, 2025, the Company entered into a securities purchase agreement with Armistice Capital (“Armistice”) pursuant to which Armistice agreed to purchase an aggregate of 9,836,065 shares of the Company’s Common Stock or, at Armistice’s election, pre-funded warrants exercisable at $0.0001 per share in lieu thereof, together with common warrants to purchase up to 19,672,130 common shares. The securities were sold at a combined purchase price of $0.61 per share (or pre-funded warrant) and accompanying common warrants, for gross proceeds of $5,999,016. The private placement closed on December 1, 2025. In connection with the exchange, the Company recognized proceeds of $5,519,085, net of issuance cost, in additional paid-in capital. The Company incurred $479,931 in legal fees related to the transaction, which were treated as share issuance costs and recorded as a reduction to the proceeds.

Note 14 Reportable segments

Subsequent to the Business Combination in June 2024 (see Note 3 - Business Combination), the Company has two reportable segments: Technology and Telehealth. These two reportable segments align with the two legacy operating entities (VSee Lab and iDoc) which merged together upon the closing of the Business Combination. Operating segments are defined as components of an enterprise where separate financial information is evaluated regularly by a chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. As of December 31, 2025, the Company’s CODM role was shared between the two Co-CEOs.

The CODM reviews gross margin and income (loss) from operations from our reportable segments to evaluate budgets and forecasts, assess actual performance and allocate resources. The CODM review focuses on month to month and quarter to quarter changes in these profit measures in order to identify potential future liquidity issues, evaluate performance and need for potential cost reductions and identify potential vendor sourcing changes. The CODM also reviews the operating segment’s assets, which mainly includes review of the accounts receivable accounts.

Our reportable segments are described below. The Company has no inter-segment revenues.

Telehealth Services – The Company’s proprietary technology platform and modular software solution empower users to plug and play telehealth services with end-to-end encrypted video streaming integrated with medical device data, electronic medical records, and other sensitive data, with multiple other interactive functionalities that enable teamwork that the Company believes are not available from any other system worldwide.

Healthcare Technology - The Company’s core platform is a highly scalable, integrated, application program interface (“API”) driven technology platform, for virtual healthcare delivery, with multiple real-time integrations spanning the healthcare ecosystem. The platform’s APIs power external connectivity and deep integration with a wide range of payors, electronic medical records, third-party applications, and other interfaces with employers, hospital systems, and health systems, which we believe uniquely positions us as a long-term partner meeting the unique needs of the rapidly changing healthcare industry. The Company will also be able to white label our solutions, so they fit into the plans and strategies of our clients, all on a platform that is high-performance and highly scalable.

The accounting policies of our reportable segments are the same as those described in the “Summary of Significant Accounting Policies” for the Company. In addition, the Company currently operates in one primary geographic area (the United States) and as such, the disclosures below are attributable to that geographic area.

Revenue and costs are generally directly attributed to our segments, based on the historical separation of these two operating segments (as prior separate operating entities). In addition, the Company incurs certain costs at the corporate level, which generally include legal, finance and accounting and consulting, investor relations and insurance costs, as well as certain executive compensation costs. These costs recorded at the corporate level are not allocated to the operating segments and are reflected as the “Unallocated corporate overhead expenses” in the summary tables below.

Summary information regarding the Company’s operating segments along with the reconciliation of the Company’s consolidated segment operating income to consolidated earnings before income taxes is as follows for the years ended December 31, 2025 and December 31, 2024:

For the year ended December 31, 2025	Technology	Telehealth	Total

Revenues:
Subscription fees	$3,230,239	$-	$3,230,239
Professional services and other fees	3,102,688	-	3,102,688
Technical engineering fees	1,042,593	-	1,042,593
Patient fees	-	3,377,536	3,377,536
Telehealth fees	-	3,862,628	3,862,628
Institutional fees	-	2,500	2,500
Total revenues	$7,375,520	$7,242,664	$14,618,184

Cost of revenues	3,901,877	3,360,342	7,262,219
Segment gross margin	$3,473,643	$3,882,322	$7,355,965

Less (1):
Compensation and related benefits	4,220,844	1,628,391	5,849,235
General and administrative	1,272,972	5,222,558	6,495,530

Segment operating loss	$(2,020,173)	$(2,968,627)	$(4,988,800)

Reconciliation to loss before provision for income taxes:
Unallocated corporate overhead expenses			(4,594,093)
Interest expense			(2,811,861)
Other income, net			47,429
Change in fair value of financial instruments			(1,450,271)
Loss on extinguishment of debt			(221,202)
Loss on issuance of financial instruments			(668,020)
Gain on extinguishment of ELOC			42,394
Loss before provision for income taxes			$(14,644,424)

(1)	The significant expense categories and amounts align with the segment-level information that is regularly provided to the CODM.

For the year ended December 31, 2024	Technology	Telehealth	Total

Revenues:
Subscription fees	$4,115,126	$-	$4,115,126
Professional services and other fees	2,108,307	-	2,108,307
Technical engineering fees	1,980,186	-	1,980,186
Patient fees	-	1,207,343	1,207,343
Telehealth fees	-	1,003,510	1,003,510
Institutional fees	-	6,880	6,880
Total revenues	$8,203,619	$2,217,733	$10,421,352

Cost of revenues	2,241,096	1,002,676	3,243,772
Segment gross margin	$5,962,523	$1,215,057	$7,177,580

Less (1):
Compensation and related benefits	3,751,534	876,558	4,628,092
General and administrative expenses	1,854,796	2,397,735	4,252,531
Transaction expenses	93,000	-	93,000
Goodwill impairment	-	56,675,210	56,675,210

Segment operating income (loss)	$263,193	$(58,734,446)	$(58,471,253)

Reconciliation to loss before benefit from income taxes:
Unallocated corporate overhead expenses			(3,679,592)
Interest expense			(211,459)
Other income			504
Change in fair value of financial instruments			6,176,097
Loss on extinguishment of debt			(645,979)
Loss on issuance of financial instruments			(2,513,234)
Loss before benefit from income taxes			$(59,344,916)

(1)	The significant expense categories and amounts align with the segment-level information that is regularly provided to the CODM.

The summary information regarding the reportable segment total assets at December 31, 2025, and December 31, 2024, are as follows:

	December 31, 2025	December 31, 2024
Total assets:
Technology	$664,525	$1,503,995
Telehealth	17,150,543	18,271,724
Non-operating corporate	4,597,951	216,769
Total	$22,413,019	$19,992,488

	December 31, 2025	December 31, 2024
Total Goodwill:
Technology	$-	$-
Telehealth	4,916,694	4,916,694
Non-operating corporate	-	-
Total	$4,916,694	$4,916,694

Some additional summary information regarding the reportable segment depreciation and amortization, capital expenditures and interest expense for the years ended December 31, 2025, and 2024 are as follows:

	December 31, 2025	December 31, 2024
Depreciation and Amortization:
Technology	$11,395	$4,680
Telehealth	2,576,161	1,318,787
Total	$2,587,556	$1,323,467

	December 31, 2025	December 31, 2024
Capital Expenditures:
Technology	$29,928	$20,117
Telehealth	-	35,150
Total	$29,928	$55,267

	December 31, 2025	December 31, 2024
Interest Expense:
Technology	$64,170	$77,128
Telehealth	250,764	133,131
Non-Operating corporate	2,496,927	1,200
Total	$2,811,861	$211,459

Note 15 Fair Value Measurements

The following tables present fair value information as of December 31, 2025, and December 31, 2024. The Company’s financial liabilities that were accounted for at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

December 31, 2025	Fair Value	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Quantum Convertible Note, related party	$351,307	$—	$—	$351,307
Common stock issuance obligation	$18,941	$18,941	$—	$—
May 2025 Convertible Note	$361,821	$—	$—	$361,821

December 31, 2024	Fair Value	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Exchange Note	$1,499,000	$—	$—	$1,499,000
Equity line of credit	$80,000	$—	$—	$80,000
Quantum Convertible Note, related party	$3,248,000	$—	$—	$3,248,000
September 2024 Convertible Note	$2,094,000	$—	$—	$2,094,000
Common stock issuance obligation	$69,621	$69,621	$—	$—

Measurement

Quantum Convertible Note

The Company established the initial fair value for the Quantum Convertible Note as of June 25, 2024, which was the date the Quantum Convertible Note was funded. As of December 31, 2025, and December 31, 2024, the fair value was remeasured. As such, the Company used the Monte Carlo model (“MCM”) that fair values the debt. The MCM was used to value the Quantum Convertible Note for the initial periods and subsequent measurement periods. The initial value in excess of proceeds on June 25, 2024, was recognized in the statement of operations under loss on issuance of financial instruments. The change in fair value between December 31, 2024, and December 31, 2025, was recognized in the statement of operations under change in fair value of financial instruments.

The Quantum Convertible Note was classified within Level 3 of the fair value hierarchy at December 31, 2025, and December 31, 2024, due to the use of unobservable inputs. The key inputs into the MCM model for the Quantum Convertible Note were as follows at December 31, 2025, and at December 31, 2024:

	December 31, 2025	December 31, 2024
Risk-free interest rate	3.53%	4.20%
Expected term (years)	0.50	1.50
Volatility	95.22%	138.00%
Stock price	$0.37	$1.36
Debt discount rate*	—%	9.30%

*	These assumptions are not used for valuation of Quantum Convertible Note as of December 31, 2025.

Extension Note - Bifurcated Derivative

The Company established the initial fair value for the Extension Note Bifurcated Derivative as of June 24, 2024, the date the Business combination closed. The Extension Note and the Extension Note Bifurcated Derivative were settled on June 30, 2024. The Company used a Discounted Cash Flow model (“DCF”) that fair values the early termination/repayment features of the debt. The DCF was used to value the Extension Note Bifurcated Derivative for the initial measurement.

The Extension Note Bifurcated Derivative was classified within Level 3 of the fair value hierarchy at the initial measurement date, due to the use of unobservable inputs. The key inputs into the DCF model for the Extension Note Bifurcated Derivative were as follows at June 24, 2024:

June 24, 2024
CCC bond rates	14.36%
Expected term (years)	<0.1

Additional Bridge Notes

The Company established the initial fair value for the Additional Bridge Notes as of June 24, 2024, the date the Business Combination closed. The Company used the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the Additional Bridge Note for the initial periods as well as just prior to the conversion transactions during the year ended December 31, 2024, which occurred on August 2, 2024 and November 26, 2024, respectively. The change in fair value between initial measurement and the final conversion and settlement of the Additional Bridge Notes was recognized in the consolidated statement of operations under change in fair value of financial instruments.

The Additional Bridge Notes were classified within Level 3 of the fair value hierarchy at September 30, 2024 and June 24, 2024 due to the use of unobservable inputs. The key inputs into the MCM model for the Additional Bridge Notes were as follows at November 26, 2024. August 2, 2024, and June 24, 2024:

	November 26, 2024	August 2, 2024	June 24, 2024
Risk-free interest rate	4.33%	4.35%	5.42%
Expected term (years)	0.66	0.98	0.91
Volatility	173.00%	103.00%	110.00%
Stock price	$2.03	$4.25	$12.11
Debt discount rate	36.40%	40.60%	41.12%

Exchange Note

The Company established the initial fair value for the Exchange Note as of June 24, 2024, the date the Business combination closed. As of December 31, 2024, the fair value was remeasured. The Company uses the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the Exchange Note for the initial periods and subsequent measurement periods up to December 31, 2024. The change in fair value was recognized in the statement of operations under change in fair value of financial instruments.

During the year ended December 31, 2025, the Exchange Note was fully converted in accordance with its contractual terms. As a result, the Exchange Note was not subject to fair value remeasurement at December 31, 2025.

The Exchange Note was classified within Level 3 of the fair value hierarchy at December 31, 2024, due to the use of unobservable inputs. The key inputs into the valuation models for the Exchange Note were as follows at December 31, 2025, and December 31, 2024:

	December 31, 2025	December 31, 2024
Risk-free interest rate	—%	4.08%
Expected term (years)	—	0.98
Volatility	—%	156.00%
Stock price	$—	$1.36
Debt discount rate	—%	42.50%

ELOC/Purchase Agreement

The Company established the initial fair value for the ELOC Agreement as of June 24, 2024, the date the Business combination closed. As of December 31, 2024, the fair value was remeasured. As such, the Company used the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the ELOC Agreement for the initial periods and subsequent measurement periods. The change in fair value was recognized in the consolidated statement of operations under change in fair value of financial instruments.

During the year ended December 31, 2025, the ELOC Agreement was terminated and is no longer outstanding. As a result, the ELOC Agreement was not subject to fair value remeasurement as at December 31, 2025.

The ELOC Agreement was classified within Level 3 of the fair value hierarchy at December 31, 2024, due to the use of unobservable inputs. The key inputs into the MCM model for the ELOC Agreement were as follows at December 31, 2025, and at December 31, 2024:

	December 31, 2025	December 31, 2024
Risk-free interest rate	—%	4.26%
Expected term (years)	—	2.51
Volatility	—%	124.00%
Stock price	$—	$1.36

September 2024 Convertible Note

The Company established the initial fair value for the September 2024 Convertible Note as of September 30, 2024, which was the date the note was funded. As of December 31, 2024, the fair value was remeasured. For December 31, 2024, the Company used a probability-weighted scenario model that accounts for three scenarios, (a) repayment in accordance with terms of the note through maturity, (b) the occurrence of a change in control, and (c) the occurrence of event of default. Under the repayment at maturity scenario, the Company considers the potential settlement value of the September 2024 Convertible Note based on the defined repayment schedule. On each repayment date, the analysis considers whether the holder would exercise its conversion option in relation to the principal to be repaid, in the event that the value obtained upon conversion would exceed the value of the cash payable per the repayment schedule. Under a default scenario, the Company estimates that the lender would recover approximately 44% of the principal outstanding. Due to the arm’s-length nature of the transaction, the note is calibrated at issuance using a discount percentage, such that the value of the note is equal to the proceeds received from the investor, and the additional instruments issued (warrants and shares of common stock) were considered equity sweeteners).

The change in fair value was recognized in the consolidated statements of operations under change in fair value of financial instruments.

The September 2024 Convertible Note was classified within Level 3 of the fair value hierarchy at December 31, 2024, due to the use of unobservable inputs. The key inputs into the valuation models for the September 2024 Convertible Note were as follows at December 31, 2025, and December 31, 2024:

	December 31, 2025	December 31, 2024
Risk-free interest rate	—%	4.27%
Expected term (years)	—	4.75
Volatility	—%	113.00%
Stock price	$—	$1.36
Market discount rate	—%	8.22%

Common Stock Issuance Obligation

The Company established the initial fair value for the common stock issuance obligation to certain employees of the historical iDoc entity as of June 24, 2024, the date the Business Combination closed. As of December 31, 2025, and December 31, 2024, the fair value was remeasured. As the obligation is to issue shares of the Company’s common stock, the Company estimated the fair value of the obligation based on the shares of common stock expected to be issued and the closing price of the Company’s common stock on the date of the fair value measurement. As the key inputs into this fair value estimate are observable, the Company classified the common stock issuance obligation within Level 1 of the fair value hierarchy as of December 31, 2025, and December 31, 2024. The change in fair value between December 31, 2024, and December 31, 2025, was recognized as compensation expense within cost of revenues in the consolidated statement of operations.

March 2025 Convertible Note

The Company established the initial fair value for the March 2025 Convertible Note as of March 20, 2025, which was the date the March 2025 Convertible was funded. As such, the Company used the MCM that fair values the debt. The MCM was used to value the March 2025 Convertible Note for the initial periods and subsequent measurement periods. The change in fair value between was recognized in the consolidated statement of operations under change in fair value of financial instruments.

During the year ended December 31, 2025, the March 2025 Convertible Note was fully converted in accordance with its contractual terms. As a result, the March 2025 Convertible Note was not subject to fair value remeasurement at December 31, 2025.

The March 2025 Convertible Note was classified within Level 3 of the fair value hierarchy as of March 20, 2025, due to the use of unobservable inputs. The key inputs into the MCM model for the March 2025 Convertible Note were as follows at December 31, 2025, and at March 20, 2025:

	December 31, 2025	March 20, 2025
Risk-free interest rate	—%	4.06%
Expected term (years)	—	0.72
Volatility	—%	115.61%
Stock price	$—	$1.20

May 2025 Convertible Note

The Company established the initial fair value for the May 2025 Convertible Note as of May 30, 2025, which was the date the May 2025 Convertible was funded. As of December 31, 2025, the fair value was remeasured. As such, the Company used the MCM that fair values the debt. The MCM was used to value the May 2025 Convertible Note for the initial periods and subsequent measurement periods.

The May 2025 Convertible Note was classified within Level 3 of the fair value hierarchy as of May 30, 2025, and December 31, 2025, due to the use of unobservable inputs. The key inputs into the MCM model for the March 2025 Convertible Note were as follows at December 31, 2025, and at May 30, 2025:

	December 31, 2025	May 30, 2025
Risk-free interest rate	3.67%	4.27%
Expected term (years)	0.08	0.34
Volatility	46.18%	102.79%
Stock price	$0.38	$1.24

Level 3 Changes in Fair Value

The change in the fair value of the Level 3 financial liabilities for the period from December 31, 2023, through December 31, 2024 is summarized as follows:

	Extension Note Bifurcated Derivative	Exchange Note	Quantum Convertible Note	Additional Bridge Notes	ELOC	ELOC Commitment Fee Note	September 2024 Convertible Note	Total
Fair value as of December 31, 2023	$—	$—	$—	$—	$—	$—	$—	$—
Fair value as of June 24, 2024	33,000	6,155,925	—	466,646	694,512	—	—	7,350,083
Initial fair value at issuance	—	—	4,618,234	—	—	595,000	2,000,000	7,213,234
Settlement of Extension Note	(33,000)	—	—	—	—	—	—	(33,000)
Repayment on Notes	—	(61,429)	—	(52,680)	—	—	(38,889)	(152,998)
(Gain) Loss due to extinguishment of debt	—	—	—	—	—	(5,000)	—	(5,000)
Shares issued upon conversions of portion of notes	—	(1,067,740)	—	(140,417)	—	(79,500)	—	(1,287,657)
(Gain) Loss on change in fair value	—	(3,527,756)	(1,370,234)	(273,549)	(614,512)	(510,500)	132,889	(6,163,662)
Fair value as of December 31, 2024	$—	$1,499,000	$3,248,000	$—	$80,000	$—	$2,094,000	$6,921,000

The change in the fair value of the Level 3 financial liabilities for the period from December 31, 2024, through December 31, 2025, is summarized as follows:

	Quantum			September 2024	March 2025	May 2025
	Convertible Note	Exchange Note	ELOC	Convertible Note	Convertible Note	Convertible Note	Total
Fair value as of December 31, 2024	$3,248,000	$1,499,000	$80,000	$2,094,000	$—	$—	$6,921,000
Initial fair value at issuance	—	—	—	—	108,696	216,871	325,567
Conversion	(4,936,550)	(1,739,840)	—	(3,732,827)	(303,053)	—	(10,712,270)
Additions to principal	380,000	—	—	—	—	62,500	442,500
Interest accrued	1,197,203	222,189	—	629,592	23,350	17,341	2,089,675
Issuance discount	—	—	—	—	(8,696)	—	(8,696)
Repayment on notes	—	—	—	(77,778)	—	—	(77,778)
Write-off	—	—	(80,000)	—	—	—	(80,000)
Gain on change in fair value / extinguishment of debt	462,654	18,651	—	1,087,013	179,703	65,109	1,813,130
Fair value as of December 31, 2025	$351,307	$—	$—	$—	$—	$361,821	$713,128

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from the various levels for the years ended December 31, 2025, and December 31, 2024.

Note 16 Subsequent Events

The Company has evaluated subsequent events from the date of the consolidated balance sheet as of December 31, 2025 through the date of the release of the consolidated financial statements.

Settlement of Frost Bank Obligations

On January 15, 2026, the Company entered into a settlement agreement with Frost Bank related to its outstanding loan obligations. Pursuant to the settlement, the Company paid $1,197,891 to the bank on January 15, 2026, in consideration for the release of certain judgment liens. Upon payment, the settlement fully resolved all outstanding amounts owed to the bank, including accrued liabilities, capital lease obligations, amounts outstanding under a line of credit issued on and a note payable issued on November 29, 2021.

Settlement of Encompass Purchase Liability

On February 16, 2026, the Company entered into a settlement agreement to fully settle the Encompass Purchase liability for an aggregate amount of $650,000. The settlement consists of (i) a cash payment of $50,000, (ii) issuance of Company shares with an aggregate fair value of $400,000, and (iii) assignment of a loan liability of $200,000. The Company determined that this settlement represents an adjusting subsequent event, as it provides additional evidence about conditions that existed as of the balance sheet date, and accordingly, the consolidated financial statements have been adjusted to reflect the settlement.

GMRx Stock Purchase Agreement

On January 16, 2026, the Company entered into a Stock Purchase Agreement with GoMyRx, Inc., a Wyoming corporation (“GMRx”) and Go Biz Holdings, LLC, a Wyoming limited liability company (“GBiz”), pursuant to which the Company agreed to purchase $2.0 million of shares of GMRx’s common stock, par value $0.001 per share (the “GMRx Shares”), from GBiz in a private transaction pursuant to the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, representing a ten percent (10%) ownership interest in GMRx. The GMRx Shares bear a restrictive legend and may not be sold, transferred or otherwise disposed of unless in compliance with the requirements of the Securities Act and applicable state securities laws.

GMRx is a digital prescription fulfillment platform and affiliate company of the GoMyDocs healthcare ecosystem. The Company had previously entered into a managed services agreement with GMRx pursuant to which the Company agreed to provide GMRx with certain services, including but not limited to, platform administration, customer and user support, third-party vendor coordination and reporting/governance.

Stockholder Approval of Private Placement

On November 25, 2025, the Company and Armistice entered into a securities purchase agreement, pursuant to which the Company agreed to sell to Armistice an aggregate of 9,836,065 shares of its common stock (the “Private Placement Shares”) or pre-funded warrants exercisable for $0.0001 per share in lieu thereof (“Pre-Funded Warrants”), and accompanying common warrants to purchase up to 19,672,130 shares of common stock (the “Private Placement Warrants”) in a private placement (the “Private Placement Offering”), for gross proceeds of approximately $6 million, before deducting the placement agent’s fees and other estimated offering expenses. The purchase price per Private Placement Share (or Pre-Funded Warrant) and the accompanying Private Placement Warrants were $0.61. The Private Placement Warrants are exercisable immediately following receipt of stockholder approval for the issuance of the Private Warrants and the shares of Common Stock underlying the Private Placement Warrants (such approval, “Stockholder Approval”) and have an exercise price of $0.61 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Private Placement Warrants will expire five years from their initial exercise date. The closing of the Private Placement Offering occurred on December 1, 2025.

On March 2, 2026, the Company received Stockholder Approval at a special meeting of stockholders, pursuant to which the Company’s stockholders approved, in accordance with Nasdaq Stock Market, LLC Listing Rule 5635(d), the issuance of up to 19,672,130 shares of the Company’s common stock issuable to the Private Placement Investor upon exercise of the Private Placement Warrants.

Nasdaq Minimum Bid Price Non-Compliance

On March 27, 2026, the Company received written notification from Nasdaq Listing Qualifications Staff that, while the Company had not regained compliance with the minimum $1.00 bid price per share requirement by the initial March 23, 2026 deadline, the Company has been granted an additional 180-calendar-day compliance period, or until September 21, 2026, to regain compliance, during which the Company intends to cure the deficiency by effecting a reverse stock split, if necessary. If the Company fails to regain compliance by September 21, 2026, its securities will be subject to delisting, subject to the Company's right to appeal to a Nasdaq Hearings Panel. There can be no assurance that the Company will be successful in regaining compliance within the allotted period.

Item 9. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act, such as this Annual Report, is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our current chief executive officer and chief financial officer (our “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of December 31, 2025, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, our Certifying Officers concluded that, as of December 31, 2025, our disclosure controls and procedures were not effective.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Management’s Report on Internal Controls Over Financial Reporting

As required by SEC rules and regulations implementing Section 404 of the Sarbanes-Oxley Act, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements for external reporting purposes in accordance with GAAP. Our internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of our company, (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Management assessed the effectiveness of our internal control over financial reporting at December 31, 2025. In making these assessments, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control - Integrated Framework (2013). Based on our assessments and those criteria, management determined that we did not maintain effective internal control over financial reporting as of December 31, 2025 due to the material weakness in our internal control over financial reporting described below.

This Annual Report does not include an attestation report on internal control over financial reporting from our independent registered public accounting firm due to our status as an emerging growth company under the JOBS Act.

Material Weaknesses in Internal Control over Financial Reporting

During the year ended December 31, 2025, we identified the lack of sufficient number of personnel within the accounting function to adequately segregate duties, we did not have a designed and implemented effective Information Technology General Controls (“ITGC”) related to access controls to financial accounting system, we did not have a formalized control environment and oversite of controls over financial reporting, and we lack proper accounting for significant or non-recurring transactions.

We lack the resources to employ additional personnel to help mitigate these material weaknesses and we foresee that these material weaknesses will not be remediated until we receive additional funding to support our accounting department.

We cannot assure you that these or other measures will fully remediate the material weakness in a timely manner. Notwithstanding the identified material weakness, our management believes that the consolidated financial statements included in this report fairly represent in all material respects our financial condition, results of operations and cash flows at and for the periods presented in accordance with U.S. GAAP.

Changes in Internal Control over Financial Reporting

Except as discussed in the paragraph below, there were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the most recent fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

In light of the material weakness as described above, we have been enhancing our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements on a timely basis. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding application and financial reporting. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Inherent Limitations on Internal Controls

Our management do not expect that our disclosure controls and procedures or our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Item 9B. Other Information

Trading Arrangements

During the three months ended December 31, 2025, none of our directors or officers (as defined in Rule 16a-1(f) of the Exchange Act) adopted, modified or terminated a “Rule 10b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement” as such terms are defined under Item 408 of Regulation S-K.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

The information set forth below is included herewith for the purpose of providing the disclosures required under “Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.”

As previously reported, on September 24, 2025, the Company received a letter from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the preceding thirty consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The letter provided the Company an initial period of 180 calendar days, or until March 23, 2026, to regain compliance.

On March 27, 2026, the Company received another written notification from the Staff that, while the Company had not regained compliance with the minimum $1.00 bid price per share requirement by the initial March 23, 2026 deadline, the Company has been granted an additional 180-calendar-day compliance period, or until September 21, 2026, to regain compliance. The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price rule by September 21, 2026, including effecting a reverse stock split, if necessary. If the Company fails to regain compliance by September 21, 2026, its securities will be subject to delisting, subject to the Company's right to appeal to a Nasdaq Hearings Panel. There can be no assurance that the Company will be successful in regaining compliance within the allotted period. Once the Company’s securities are delisted, there may be a very limited market in which the Company’s securities are traded, the Company’s security holders may find it difficult to sell their securities and the trading price of the Company’s securities may be adversely affected.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

PART III

Item 10. Directors, Executive Officers And Corporate Governance

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors:

Name	Position	Age
Milton Chen	Co-Chief Executive Officer and Director	52
Imoigele Aisiku	Co-Chief Executive Officer, Chairman, Director	53
Jerry Leonard	Chief Financial Officer and Secretary	58
Kevin Lowdermilk	Director	62
Colin O’Sullivan	Director	52
Scott Metzger	Director	58
Cydonii V. Fairfax	Director	53
David L. Wickersham	Director	55

Milton Chen is the co-CEO of the Company and has served as the chairman of our Board of Directors since November 2025. Mr. Chen is the co-founder and current CEO of VSee Lab. Mr. Chen founded VSee Lab in January 2008 and has been the CEO of VSee Lab since then. In December 2016, Mr. Chen co-founded another company called “This American Doc” - a tele-staffing company for medical professionals. Mr. Chen has served as the CEO of This American Doc from 2016 to the present. Milton has donated his time, efforts and technologies to support refugees and the homeless in Ukraine, Iraq, Nigeria, Gabon and other countries around the world. While finishing his PhD at Stanford University, Mr. Chen researched human factors and design of video collaboration. Mr. Chen received a Bachelor of Science degree in Computer Science from University of UC Berkley and PhD from Standard University.

Imoigele Aisiku is the Co-CEO and a director of the Company. Dr. Aisiku previously served as the chairman of our Board of Directors until November 2025. Dr. Aisiku founded iDoc in February 2014 and has been the CEO of iDoc since then. Dr. Aisiku is also a full Professor and the Chair of Stony Brook Emergency Department. Dr. Aisiku has been practicing in the field of telemedicine for over 15 years and has consulted on telemedicine development nationally and internationally. Dr. Aisiku is board certified in Emergency Medicine, Internal Medicine Critical Care, and Neurocritical care. He did his medical school training at the University of Massachusetts and his emergency medicine and critical care training at Emory University. His neurocritical care training was at Washington University in St. Louis. He received his MBA from Emory University.

Jerry Leonard is the Chief Financial Officer of the Company. He has served as the CFO of iDoc since March 2021 and as CFO of the Company since the closing of the Business Combination closing in June 2024. Prior to his position with iDoc Mr. Leonard was the Vice President of Finance from January 2010 to June 2021 within the Asset Management business of Voya Financial, Inc. (NYSE: Voya). Preceding his role at Voya, he held various finance leadership positions at IBM and Colgate Palmolive (NYSE: IBM, CL). He started his career in Public Accounting at Arthur Andersen and PricewaterhouseCoopers. Mr. Leonard is a Certified Public Accountant (CPA). Mr. Leonard received his MBA from Emory University and a BBA in Accounting from Baruch College in New York City.

Kevin Lowdermilk has served as a Class II independent director of our Board of Directors since closing of the Business Combination in June 2024. Mr. Lowdermilk has over 30 years of executive leadership experience. Currently, he is the CEO and CFO of Vaya Space, a hybrid rocket propulsion and small satellite launch company and has served is those positions since February 2023. Prior to Vaya Space, between March 2016 and July 2022, he was the CFO of CFO Strategic Partners, a company that provides outsourced CFO services to small and medium-sized business and nonprofit entities. Mr. Lowdermilk’s past executive leadership experience also includes serving as the CEO of ISO Group, Inc. - a defense and aerospace supply chain company, serving as the CFO and then CEO of Exostar - a SaaS company with a focus on the aerospace and defense sector, and serving as the Vice President of Finance for a multi-national aerospace division of Rolls-Royce Holdings PLC in North America. He has also held board positions for a number of private companies across a variety of industries. Between 2009 and 2015, he was a board member of Global Healthcare Exchange, LLC (“GHX”) and chaired the board’s compensation committee through the sale of GHX to Thomas Bravo, LP. He has also served as an independent board member and the chair of the audit committee of EagleNXT (NYSE: UAVS) since October 2025. He earned his undergraduate degree in Economics from Western Kentucky University and his MBA from Ball State University.

Colin O’Sullivan has served as a Class II independent director of our Board of Directors since the closing of the Business Combination in June 2024. Colin O’Sullivan has nearly 25 years of executive healthcare leadership experience. He is currently the Executive Vice President of Cornerstone Healthcare Group and has served in that capacity since June 2014. Cornerstone owns and operates fifteen specialty acute hospitals, nine senior living facilities, behavioral health hospital and rehabilitation division across seven states. Prior to Cornerstone, Mr. O’Sullivan was a senior executive in multiple healthcare companies including Lifecare Management Services, Regency Hospital Company, Coastal Carolinas Healthcare Alliance and others. He began his career in the US Air Force and was an Officer Candidate School Graduate from the U.S. Air Force Academy of Military Science. He earned his Doctor of Healthcare Administration from Central Michigan University, his Master of Healthcare Management from Marshall University, and his BS in Business Administration from Concord University in West Virginia.

Scott Metzger has served as a Class III independent director of our Board of Directors since the closing of the Business Combination in June 2024. Dr. Metzger has been a Medical Director with Optum, Inc. since September 2018. Between June 2000 to August 2018, Dr. Metzger worked as a physician for Premier Pain Centers and Specialty Anesthesia Associates. Dr. Metzger is the founder and former partner Premier Pain Centers and Specialty Anesthesia Associates, some of the most comprehensive centers for treatment of acute and chronic pain. Dr. Metzger has been active as a medical society leader and executive with experience ranging from starting the state branch of national pain society to serving as president of the state medical board. Dr. Metzger received his B.A. and M.D. from Boston University School of Medicine after completion of a combined 6-year program. He has also completed his residency and specialty training at Johns Hopkins Medicine through the Department of Anesthesiology and Critical Care Medicine.

Cydonii V. Fairfax has served as a Class III independent director of our Board of Directors since July 2024. Ms. Fairfax is a legal and compliance executive with significant experience advising on corporate governance, finance, litigation and regulatory compliance matters in highly regulated industries. Her broad legal experience draws upon over 25 years of practice at leading institutions in both public and private sectors. Ms. Fairfax currently serves and has served since 2017 as Executive Vice President of the Metropolitan Transit Authority of Harris County, Texas (“Metro”), where she works extensively with senior management, board members and other stakeholders to structure and implement innovative transit solutions and capital projects. Additionally, Ms. Fairfax oversees the development of strategies and systems to manage risk and ensure adherence to legal and regulatory requirements. She has also served as Metro’s general counsel, directing and managing all legal affairs. Prior to joining Metro, Ms. Fairfax was Senior Vice President and Deputy General Counsel of American Capital, Ltd. (NASDAQ: ACAS), a publicly-traded private equity firm and global asset manager where she oversaw corporate governance for the fund group and advised on corporate transactions. Ms. Fairfax also practiced corporate and securities law at Arnold & Porter in Washington, D.C. Ms. Fairfax holds a Bachelor of Science degree in Finance from the University of Maryland and a Juris Doctor from Harvard Law School.

David L. Wickersham has served as a Class III independent director of our Board of Directors since July 2024. Mr. Wickersham is the Chief Executive Officer and founder of Progressive Pipeline Management, which was started in 2002. Mr. Wickersham has over twenty-five years of experience in emergency response management and utility infrastructure rehabilitation. Mr. Wickersham holds a Bachelor of Science degree in Marine Transportation from the U.S. Merchant Marine Academy and served as an U.S. Veteran of the first Gulf War in Operation Desert Shield/Storm.

Board Leadership Structure and Role in Risk Oversight

Our business and affairs are managed under the direction of our Board of Directors. Our certificate of incorporation and our bylaws provide that the Board of Directors shall consist of a number fixed by the Board of Directors. Currently, the Board of Directors consists of seven (7) members. The Board of Directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The Class I directors consist of Dr. Milton Chen and Dr. Imoigele Aisiku and their term will expire at the 2028 annual meeting of stockholders. The Class II directors consist of Mr. Kevin Lowdermilk and Mr. Colin O’Sullivan and their term will expire at the 2026 annual meeting of stockholders. The Class III directors consist of Dr. Scott Metzger, Ms. Cydonii V. Fairfax and Mr. David L. Wickersham and their term will expire at the 2027 annual meeting of stockholders.

The Company’s Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure at a particular time based on what our Board determines to be in the best interests of the Company. The Company’s Corporate Governance Guidelines provide that our Board of Directors has no established policy with respect to combining or separating the offices of chairman of the Board of Directors and principal executive officer. Currently, Dr. Chen, our Co-Chief Executive Officer, serves as Chairman of our Board of Directors. Our Board of Directors determined that, at the present time, having our Co-Chief Executive Officer also serving as the Chairman of our Board of Directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Our Board of Directors believes that Dr. Chen’s years of management experience in our industry as well as his extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our Board of Directors.

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through discussions from committee members about such risks. Our Board of Directors believes its administration of its risk oversight function has not affected our Board of Directors’ leadership structure.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that each of Kevin Lowdermilk, Colin O’Sullivan, Scott Metzger, Cydonii V. Fairfax and David L. Wickersham are an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, we considered the current and prior relationships that each non-employee director has with the Company and its subsidiaries, and all other facts and circumstances that we deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”

Committees of the Board of Directors

The standing committees of the Board consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition of each committee is set forth below.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and following consists of Kevin Lowdermilk, Colin O’Sullivan and Cydonii V. Fairfax, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Kevin Lowdermilk serves as chairman of the Audit Committee. We have determined that Kevin Lowdermilk qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties are specified in our Audit Committee Charter, which is available on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

Compensation Committee

Our Compensation Committee consists of Kevin Lowdermilk, Scott Metzger and David L. Wickersham. The chair of our compensation committee is David L. Wickersham. We have determined that each of Kevin Lowdermilk, Scott Metzger and David L. Wickersham is independent under Nasdaq listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee’s duties are specified in our Compensation Committee Charter, which is available on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Kevin Lowdermilk, Colin O’Sullivan and Cydonii V. Fairfax. The chair of our nominating and corporate governance committee is Cydonii V. Fairfax. We have determined that each of Kevin Lowdermilk, Colin O’Sullivan and Cydonii V. Fairfax is independent under Nasdaq listing standards. The nominating and corporate governance committee’s duties are specified in our Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

Compensation Committee Interlocks and Insider Participation

None of our future executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is on the Company’s website at www.vseehealth.com. The Company will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: VSee Health Inc., 980 N Federal Hwy #304 Boca Raton, FL 33432, Attention: Corporate Secretary.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

Insider Trading Policy

Our board of directors has adopted an Insider Trading Policy which prohibits trading based on “material, nonpublic information” regarding our company or any company whose securities are listed for trading or quotation in the United States. The policy covers all officers and directors of the company and its subsidiaries, all other employees of the company and its subsidiaries, and consultants or contractors to the company or its subsidiaries who have or may have access to material non-public information and members of the immediate family or household of any such person. The policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The policy is filed as an exhibit to this Annual Report on Form 10-K.

Clawback Policy

Our board of directors has adopted a clawback policy, which provides that in the event we are required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or we determine there has been a significant misconduct that causes financial or reputational harm, we shall recover a portion or all of any incentive compensation. The policy is filed as an exhibit to this Annual Report on Form 10-K.

Timing of Option Awards

We provide the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. We have no policy or practice regarding option grant timing because we do not grant, and have not granted, options to our NEOs. We have not timed the disclosure of material nonpublic information to affect the value of executive compensation. During 2024, we did not grant any stock options to the NEOs during any period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K disclosing material non-public information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our shares of common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner, except for: two late Form 4 filings for Mr. Wickersham and one late Form 4 filing for each of Dr. Aisiku, Mr. Metzger, Mr. Lowdermilk, Mr. O’Sullivan, Ms. Fairfax, and Mr. Leonard.

Item 11. Executive Compensation

Compensation of Named Executive Officers

The following table shows information concerning the annual compensation received by our named executive officers (“NEOs”) for the years ended December 31, 2025 and 2024.

				Stock	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Position	Year	($)	($)	($)(1)	($)	($)
Imoigele P. Aisiku	2025	200,000	192,000	192,000	—	584,000
Co- Chief Executive Officer and Director	2024	215,000	—	—	—	215,000
Milton Chen	2025	200,000	100,000	—	—	300,000
Co- Chief Executive Officer and Chairman	2024	120,000	—	—	—	120,000
Jerry Leonard	2025	250,000	200,000	258,950	—	708,950
Senior Vice President, and Chief Financial Officer	2024	250,000	—	—	—	250,000

(1)	The Company provided stock awards to Imoigele P. Aisiku and Jerry Leonard during the year ended December 31, 2025, as part of their annual and retroactive compensation (Refer Note 12 for details).

Narrative Disclosure to Summary Compensation Table

Employment Agreements

There are currently no written employment agreements with our NEOs.

Compensation Philosophy

The policies with respect to the compensation of our executive officers are administered by the Compensation Committee of our Board. The compensation policies of our Compensation Committee of our Board are intended to be designed to provide for compensation that is sufficient to attract, motivate and retain executives and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Our Board and the Compensation Committee may utilize the services of third parties from time to time in connection with the recruiting, hiring and determination of compensation awarded to executive employees.

Option Re-pricings

We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards to our NEOs during fiscal years 2025 and 2024.

Payments Upon Termination or Change in Control

None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control.

Retirement Plans

The Company sponsors a defined contribution 401(k) retirement savings plan covering substantially all employees. Eligible employees may contribute a portion of their compensation, subject to limitations under the Internal Revenue Code. The Company matches employee contributions at a rate of 100% of the matched employee Contributions that are not in excess of 1% of eligible plan compensation, plus 50% of the amount of the matched employee contributions that exceed 1% of eligible plan compensation but that do not exceed 6% of eligible plan compensation. Employer matching contributions totaled $74,923 and $19,828 for the years ended December 31, 2025, and 2024, respectively.

VSee Health, Inc. 2024 Equity Incentive Plan

The stockholders approved and adopted the VSee Health, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to be effective as of one day prior to the closing Business Combination. The 2024 Plan provides for an initial share reserve equal to 15% of the number of shares of Common Stock outstanding (including shares of Company Common Stock issuable upon conversion of the outstanding Series A Preferred Stock) following the closing after giving effect to the Business Combination. As such, on June 24, 2024, the Company reserved 2,544,021 shares of its Common Stock for issuance under the 2024 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2025, regarding our compensation plans under which equity securities are authorized for issuance:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders	803,646	$12.11	1,740,375
Equity compensation plans not approved by security holders	—	—	—
Total	803,646	$12.11	1,740,375

Non-Employee Director Compensation

The following table sets forth information concerning our non-employee directors compensation for services during the year ended December 31, 2025. All compensation that we paid to our employee directors is set forth in the table in “Executive Compensation — Compensation of Named Executive Officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(6) ($)	Option Awards ($)	All Other Compensation ($)	Total
Kevin Lowdermilk (1)	$40,000	$60,000	$-	$-	$100,000
Colin O’Sullivan (2)	$40,000	$60,000	$-	$-	$100,000
Scott Metzger (3)	$40,000	$60,000	$-	$-	$100,000
Cydonii V. Fairfax (4)	$40,000	$60,000	$-	$-	$100,000
David L. Wickersham (5)	$40,000	$60,000	$-	$-	$100,000
Total	$200,000	$300,000	$-	$-	$500,000

(1)	Mr. Lowdermilk has served as a member of our board of directors since June 2024.

(2)	Mr. O’Sullivan has served as a member of our board of directors since June 2024.

(3)	Mr. Metzger has served as a member of our board of directors since June 2024.

(4)	Ms. Fairfax has served as a member of our board of directors since July 2024.

(5)	Mr. Wickersham has served as a member of our board of directors since July 2024.

(6)	The Company provided stock awards to the non-employee directors during the year ended December 31, 2025, as part of their annual compensation (Refer Note 12 for details).

Item 12. Security Ownership Of Certain Beneficial Owners And Management And Related Stockholder Matters

The table below sets forth information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of March 30, 2026 by:

●	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Common stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of Company Common Stock is based on 47,299,421 shares of the Company’s Common Stock issued and outstanding as of March 30, 2026.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o VSee Health, Inc., 980 N. Federal Highway #304 Boca Raton, Florida 33432.

Company Common Stock

Name and Address of Beneficial Owner	Number of Shares of Common Stock of the Company Beneficially Owned		% of Class
Five Percent Holders of the Company
Armistice Capital, LLC(1)	5,237,443	(2)	9.99%
Directors and Executive Officers of the Company
Milton Chen	2,870,069		6.07%
Imoigele Aisiku	3,580,400		7.57%
Jerry Leonard	710,938		1.50%
Kevin Lowdermilk	108,731		*
Colin O’Sullivan	108,731		*
Scott Metzger	117,356		*
Cydonii V. Fairfax	108,504		*
David L. Wickersham	322,504		*
All Directors and Executive Officers of the Company as a group (8 individuals)	7,927,233		16.76%

*	Less than 1%

(1)	The business address of Armistice Capital, LLC is 510 Madison Avenue, 7th Floor, New York, NY 10022

(2)	Armistice Capital, LLC is the owner of pre-funded warrants and warrants which are in each case, subject to a 9.99% beneficial ownership limitation provision contained therein. The number of shares beneficially owned and the percentage ownership set forth in the table above gives effect to the 9.99% limitation. Armistice Capital, LLC is the investment manager of Armistice Capital Master Fund Ltd. (the "Master Fund"), the direct holder of the securities, and pursuant to an Investment Management Agreement, Armistice Capital, LLC exercises voting and investment power over the securities of the Company held by the Master Fund and thus may be deemed to beneficially own the securities of the Company held by the Master Fund. Steven. Boyd, as the managing member of Armistice Capital, LLC, may be deemed to beneficially own the securities of the Company held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Company directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital, LLC.

Item 13. Certain Relationships And Related Transactions, And Director Independence

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our NEOs and directors, there were no transaction or series of similar transactions, since January 1, 2025, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

See Item 11 of Part III of this report for a description of certain arrangements with our executive officers and directors.

Policies and Procedures for Related Party Transactions

We have adopt a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions.

For purposes of the Company’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Company’s management must present information regarding the related person transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Company’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Company’s Code of Conduct that the Company expects to adopt prior to the closing of this Business Combination, the Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Company’s audit committee, or other independent body of the Company’s Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to the Company;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Company’s audit committee, or other independent body of the Company’s Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Company’s audit committee, or other independent body of the Company’s Board of Directors, determines in the good faith exercise of its discretion.

Item 14. Principal Accountant Fees And Services

Fees Billed to the Company in fiscal years 2025 and 2024

We have appointed WWC, P.C. Certified Public Accountants (“WWC”), and to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. WWC has served as our independent registered public accounting firm since 2025. The aggregate fees billed for professional services rendered by WWC for the years ended December 31, 2025 and 2024, respectively, for the audit of financial statements, quarterly reviews of our interim financial statements and services normally provided by the independent accountants in connection with statutory and regulatory filings or engagements for these periods were as follows:

	For the Years ended December 31,
	2025	2024
Audit and review fees	$250,000	$-
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$250,000	$-

Audit Fees. For the year ended December 31, 2025, aggregate fees for our independent registered public accounting firm were approximately $250,000 for the services WWC performed in connection with quarterly reviews and the audit of our December 31, 2024 financial statements included in this Annual Report on Form 10-K.

Audit-Related Fees. For the years ended December 31, 2025 and 2024, we did not pay any audit-related fees to WWC. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees,” above. These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. For the years ended December 31, 2025 and 2024, WWC did not render services to us for tax compliance, tax advice and tax planning.

All Other Fees. For the years ended December 31, 2025 and 2024, there were no fees billed for products and services provided by WWC other than those set forth above.

Pre-Approval Policy

Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

PART IV

Item 15. Exhibits And Financial Statement Schedules

(a)(1) Financial statements.

See “Index to Consolidated Financial Statements” on page F-1.

(a)(2) Financial Statement Schedules.

See “Index to Consolidated Financial Statements” on page F-1.

(a)(3) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Annual Report on Form 10-K.

Exhibit No.	Description
2.1	Third Amended and Restated Business Combination Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 2.1 filed with the Form 8-K filed by the Registrant on November 22, 2023).
2.2	First Amendment to the Third Amended and Restated Business Combination Agreement, dated as of February 13, 2024, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 2.1 filed with the Form 8-K filed by the Registrant on February 13, 2024).
2.3	Second Amendment to the Third Amended and Restated Business Combination Agreement, dated as of April 17, 2024, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 2.1 filed with the Form 8-K filed by the Registrant on April 18, 2024).
3.1	Second Amended and Restated Certificate of Incorporation of VSee Health, Inc. (incorporated by reference to Exhibit 3.1 filed with the Form 8-K filed by the Registrant on June 28, 2024).
3.2	Certificate of Designation of Series A Convertible Preferred Stock of VSee Health, Inc. (incorporated by reference to Exhibit 3.2 filed with the Form 8-K filed by the Registrant on June 28, 2024).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated December 5, 2025 (incorporated by reference to Exhibit 3.1 filed with the Form 8-K filed by the Registrant on December 11, 2025).
3.4	Amended and Restated Bylaws of VSee Health, Inc. (incorporated by reference to Exhibit 3.3 filed with the Form 8-K filed by the Registrant on June 28, 2024).
3.5	Amendment No. 1 to the Amended and Restated Bylaws of VSee Health, Inc. (incorporated by reference to Exhibit 3.1 filed with the Form 8-K filed by the Registrant on December 18, 2025).
4.1	Warrant Agreement, dated November 3, 2021, by and between DHAC and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on November 8, 2021).

Exhibit No.	Description
4.2	Warrant dated October 5, 2022 in favor the investor named therein (incorporated by reference to Exhibit 10.9 filed with the Form 8-K filed by the Registrant on October 7, 2022).
4.3	Warrant Amendment dated November 8, 2024 to the Warrant issued on October 5, 2022 (incorporated by reference to Exhibit 4.2(a) filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).
4.4	Warrant, dated as of May 5, 2023 in favor the investor named therein (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on May 8, 2023).
4.5	Warrant, dated as of September 30, 2024 in favor the investor named therein (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on October 1, 2024).
4.6	Warrant Amendment dated November 8, 2024 to the Warrant issued on September 30, 2024 (incorporated by reference to Exhibit 4.4(a) filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).
4.7	Warrant, dated as of December 31, 2024 in favor the investor named therein (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on October 1, 2024).
4.8	Form of Note, dated October 9, 2025 (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on October 10, 2025).
4.9	Form of Note, dated October 20, 2025 (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on October 20, 2025).
4.10	Convertible Promissory Note issued by VSee Health, Inc. to the investor listed therein (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on November 17, 2025).
4.11	Form of Pre-Funded Warrant, dated November 25, 2025 (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on November 26, 2025).
4.12	Form of Warrant, dated November 25, 2025 (incorporated by reference to Exhibit 4.2 filed with the Form 8-K filed by the Registrant on November 26, 2025).
4.13*	Description of Securities
10.1	Unit Subscription Agreement, dated November 3, 2021, by and between DHAC and the Sponsor (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on November 8, 2021).
10.2	Form of Promissory Note (incorporated by reference to Exhibit 10.3 filed with the Form S-1/A filed by the Registrant on October 28, 2021).
10.3	Letter Agreement, dated November 3, 2021, by and among DHAC, its officers, directors, and advisors, DHAC’s sponsor, Digital Health Sponsor LLC (the “Sponsor”), and A.G.P./Alliance Global Partners, (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 8, 2021).
10.4	Registration Rights Agreement, dated November 3, 2021, by and among DHAC and certain security holders, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on November 8, 2021).
10.5	Third Amended and Restated Transaction Support Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., Milton Chen, Imoigele Aisiku, and certain stockholders of VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.6	Support Agreement dated June 15, 2022 by and among Digital Health Sponsor LLC, certain other stockholders of Digital Health Acquisition Corp., Digital Health Acquisition Corp., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on June 16, 2022).

Exhibit No.	Description
10.7	Leak-Out Agreement dated August 9, 2022 by and among Digital Health Acquisition Corp., and certain stockholders named therein (incorporated by reference to Exhibit 10.10 filed with the Form 8-K filed by the Registrant on August 11, 2022).
10.8	First Amendment to Leak-Out Agreement dated October 6, 2022 by and among Digital Health Acquisition Corp., and certain stockholders named therein (incorporated by reference to Exhibit 10.6 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.9	Second Amendment to Leak-Out Agreement, dated November 21, 2023, by and between DHAC and certain stockholders of VSee Lab, Inc. (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.10	Securities Purchase Agreement dated October 5, 2022 by and among Digital Health Acquisition Corp., VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc., and the Bridge investor named therein (incorporated by reference to Exhibit 10.7 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.11	Promissory Note dated October 5, 2022 issued to the investor named therein (incorporated by reference to Exhibit 10.8 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.12	Form of Letter Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., VSee Lab, Inc., iDoc Virtual Telehealth Solutions, Inc., and the Bridge Investor (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.13	Form of Additional Bridge Notes (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.14	Registration Rights Agreement dated October 5, 2022 by and among Digital Health Acquisition Corp. and the investor named therein (incorporated by reference to Exhibit 10.10 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.15	Lock-Up Agreement in connection with the bridge financing transaction dated October 5, 2022 with investor named therein (incorporated by reference to Exhibit 10.11 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.16	Securities Purchase Agreement dated November 3, 2022 by and between Digital Health Acquisition Corp. and A.G.P/Alliance Global Partners (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 3, 2022).
10.17	First Amendment to Securities Purchase Agreement, dated November 21, 2023, by and between Digital Health Acquisition Corp. and A.G.P. / Alliance Global Partners (incorporated by reference to Exhibit 10.9 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.18	Form of Securities Purchase Agreement, dated as of May 5, 2023, by and among Digital Health Acquisition Corp. and the investor named therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on May 8, 2023).

Exhibit No.	Description
10.19	Registration Rights Agreement, dated as of May 5, 2023, by and among Digital Health Acquisition Corp. and the Holder (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on May 8, 2023).
10.20	Form of Conversion Securities Purchase Agreement for Shares of Series A Preferred Stock in Digital Health Acquisition Corp. (incorporated by reference to Exhibit 10.10 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.21	Form of Amended and Restated Conversion Securities Purchase Agreement with the Bridge Investor for Shares of Common Stock in Digital Health Acquisition Corp. (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on February 13, 2024).
10.22	Form of Amended and Restated Conversion Securities Purchase Agreement with Tidewater for Shares of Common Stock in Digital Health Acquisition Corp. (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on February 13, 2024).
10.23	Letter Agreement dated April 17, 2024 to the Promissory Note dated November 21, 2023 and January 25, 2024 issued by Digital Health Acquisition Corp. to the Bridge Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on April 18, 2024).
10.24	Letter Agreement dated April 17, 2024 to the Extension Securities Purchase Agreement and Extension Note dated May 3, 2023 (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on April 18, 2024).
10.25	Form of Exchange Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc., and the Bridge Investor (incorporated by reference to Exhibit 10.5 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.26	Exchange Note dated as of June 24, 2024 by and between VSee Health, Inc. and the Bridge Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.27	Exchange Registration Rights Agreement dated as of June 24, 2024 by and between VSee Health, Inc. and the Bridge Investor (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.28	Form of Exchange Lock-Up Agreement entered with directors and officers of VSee Health, Inc. on June 24, 2024 (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.29	Amended and Restated Security Agreement dated June 24, 2024 by and among the Bridge Investor, VSee Health, Inc., VSee Lab, Inc., iDoc Virtual Telehealth Solutions, Inc. and grantors under the signature page thereof (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.30	Convertible Note Purchase Agreement, dated as of November 21, 2023, by and between Digital Health Acquisition Corp., and the Quantum Investor (incorporated by reference to Exhibit 10.12 filed with the Form 8-K filed by the Registrant on November 21, 2023).

Exhibit No.	Description
10.31	Quantum Note dated as of June 25, 2024 by and between VSee Health, Inc. and the Quantum Investor (incorporated by reference to Exhibit 10.5 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.32	Quantum Registration Rights Agreement dated as of June 25, 2024 by and between VSee Health, Inc. and the Quantum Investor (incorporated by reference to Exhibit 10.6 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.33	Amendment to Quantum Note dated as of July 3, 2024 by and between VSee Health, Inc. and the Quantum Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on July 9, 2024).
10.34	Equity Purchase Agreement, dated as of November 21, 2023, by and between Digital Health Acquisition Corp., and an institutional and accredited investor (incorporated by reference to Exhibit 10.39 filed with the Form S-1/A filed by the Registrant on October 15, 2024).
10.35	Amendment to Equity Purchase Agreement dated as of March 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.6 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.36	Equity Purchase Commitment Note dated July 2, 2024 by and between VSee Health, Inc. and an institutional and accredited investor (incorporated by reference to Exhibit 10.40 filed with the Form S-1/A filed by the Registrant on October 15, 2024).
10.37	Form of Escrow Agreement by and among VSee Health, Inc. (f/k/a Digital Health Acquisition Corp.), and each of VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc, and Continental Stock Transfer & Trust Company, LLC. (incorporated by reference to Exhibit 10.20 filed with the Form S-4 filed by the Registrant on May 9, 2024)
10.38+	Indemnification Agreements, dated June 24, 2024, by and between VSee Health, Inc. and each of the officers and directors (incorporated by reference to Exhibit 10.7 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.39+†	2024 VSee Health, Inc. Incentive Plan (incorporated by reference to Exhibit 99.1 filed with the Form S-8 filed by the Registrant on October 8, 2024).
10.40+	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.40 filed with the Form 10-K/A filed by the Registrant on August 29, 2025).
10.41+	Form of Restricted Share Unit (incorporated by reference to Exhibit 10.41 filed with the Form 10-K/A filed by the Registrant on August 29, 2025).
10.42+	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.42 filed with the Form 10-K/A filed by the Registrant on August 29, 2025).
10.43	Securities Purchase Agreement, dated as of September 30, 2024, by between VSee Health, Inc., and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 1, 2024).
10.44	Amendment No.1 to Securities Purchase Agreement, dated as of March 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.45	Senior Secured Convertible Promissory Note dated as of September 30, 2024 by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on October 1, 2024).

Exhibit No.	Description
10.46	Registration Rights Agreement dated as of September 30, 2024 by and between VSee Health, Inc. and the investor thereof (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on October 1, 2024).
10.47	Form of Lock-Up Agreement entered with directors and officers of VSee Health, Inc. on September 30, 2024 (incorporated by reference to Exhibit 10.7 filed with the Form 8-K filed by the Registrant on October 1, 2024).
10.48	Securities Purchase Agreement, dated as of November 8, 2024, by and between VSee Health, Inc. and SCS, LLC (incorporated by reference to Exhibit 10.47 filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).
10.49	Lock-Up Agreement entered with Quantum Assets SPV, LLC on November 8, 2024 (incorporated by reference to Exhibit 10.48 filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).
10.50	Form of Note Pursuant to Amendment No.1 to Securities Purchase Agreement, dated March 20, 2025 (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.51	Secured Note Purchase Agreement, dated as of March 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.52	Form of Secured Note, dated March 20, 2025 (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.53	Form of Security Agreement, dated March 20, 2025 (incorporated by reference to Exhibit 10.5 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.54	Amendment No. 1 to Security Agreements dated as of October 9, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 10, 2025).
10.55	Note Purchase Agreement, dated as of October 9, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on October 10, 2025).
10.56	Amendment No. 2 to Security Agreements and Guaranties, dated as of October 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 20, 2025).
10.57	Note Purchase Agreement, dated as of October 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on October 20, 2025).
10.58	Amendment No. 1 to the Senior Secured Convertible Promissory Note, dated October 21, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 22, 2025).
10.59	Warrant Exchange Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 29, 2025).
10.60	Exchange Agreement, dated November 13, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.61	Directed Stock Purchase Agreement, dated November 13, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.62	Convertible Note Purchase Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor listed therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.63	Security Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor listed therein (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.64	Form of Securities Purchase Agreement, dated as of November 25, 2025, by and between the Company and the Purchaser signatory thereto (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 26, 2025)
10.65	Placement Agent Agreement, dated as of November 25, 2025, by and between the Company and the Placement Agent (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 26, 2025)
10.66	Securities Purchase Agreement, dated as of December 9, 2025, by and between the Company and Manatt, Phelps & Phillips, LLP (incorporated by reference to Exhibit 10.66 filed with the Registration Statement on Form S-1 filed by the Registrant on December 29, 2025).
10.67	Amendment to Securities Purchase Agreement, dated as of December 29, 2025, by and between the Company and Manatt, Phelps & Phillips, LLP (incorporated by reference to Exhibit 10.67 filed with the Registration Statement on Form S-1 filed by the Registrant on December 29, 2025).
16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated October 13, 2025 to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 filed with the Form 8-K filed by the Registrant on October 14, 2025).
19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 filed with the Form 10-K/A by the Registrant on August 29, 2025)
21.2*	List of Subsidiaries of VSee Health, Inc.
23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm
23.2*	Consent of WWC, P.C. Certified Public Accountants, independent registered public accounting firm
31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934
32.1*	Certification of Principal Executive Officer and Principal Financial and Accounting Officer Pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934.
97.1*	Clawback Policy (incorporated by reference to Exhibit 97.1 filed with the Form 10-K/A filed by the Registrant on August 29, 2025).
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.SCA	XBRL Taxonomy Extension Calculation Linkbase Document.
101.CAL	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

+	Indicates management contract or compensatory plan or arrangement.
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
*	Filed herewith.
**	Exhibits 32.1 and 32.2 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall such exhibits be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise specifically stated in such filing.

Item 16. Form 10-K Summary

Not applicable.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VSEE HEALTH, INC.

Date: March 31, 2026	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Date: March 31, 2026	By:	/s/ Jerry Leonard
	Name:	Jerry Leonard
	Title:	Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Milton Chen	Co-Chief Executive Officer, Chairman, Director	March 31, 2026
Milton Chen	(Principal Executive Officer)

/s/ Kevin Lowdermilk	Director	March 31, 2026
Kevin Lowdermilk

/s/ Colin O’Sullivan	Director	March 31, 2026
Colin O’Sullivan

/s/ Scott Metzger	Director	March 31, 2026
Scott Metzger

/s/ Cydonii V. Fairfax	Director	March 31, 2026
Cydonii V. Fairfax

/s/ David L. Wickersham	Director	March 31, 2026
David L. Wickersham